   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               ECHAPMAN.COM, INC.
             (Exact name of registrant as specified in its charter)

            MARYLAND                            7375                           52-2184621
(State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
 incorporation or organization)     Classification Code Number)           Identification No.)

                            ------------------------

                         WORLD TRADE CENTER--BALTIMORE
                             401 EAST PRATT STREET
                                   SUITE 2800
                           BALTIMORE, MARYLAND 21202
                                 (410) 625-9656
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                         ------------------------------

                       NATHAN A. CHAPMAN, JR., PRESIDENT
                               ECHAPMAN.COM, INC.
                         WORLD TRADE CENTER--BALTIMORE
                             401 EAST PRATT STREET
                                   SUITE 2800
                           BALTIMORE, MARYLAND 21202
                                 (410) 625-9656
Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                   COPIES TO:

                           ELIZABETH R. HUGHES, ESQ.
                            MICHAEL W. CONRON, ESQ.
                        VENABLE, BAETJER AND HOWARD, LLP
                               TWO HOPKINS PLAZA
                                   SUITE 1800
                           BALTIMORE, MARYLAND 21201
                                 (410) 244-7400
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED         PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE       MAXIMUM OFFERING         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED               REGISTERED       PRICE PER UNIT (1)   OFFERING PRICE (1)    REGISTRATION FEE
Common Stock, $0.001 par value...............       5,709,204              $2.86             $16,337,222            $4,314

(1) Estimated solely for purposes of calculating the registration fee, as required by Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated in accordance with Rule 457(f) thereunder, on the average of the high and low sales prices of Chapman Holdings, Inc. Common Stock as reported by the Nasdaq SmallCap Market on November 12, 1999

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                               ECHAPMAN.COM, INC.
                             CHAPMAN HOLDINGS, INC.

                                                             December [  ], 1999

Dear Stockholder:

    You are cordially invited to attend a Special Meeting of Stockholders of Chapman Holdings, Inc. which we will hold at [11:00 a.m.] local time on [ ], January [ ], 2000 at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland.

    The purpose of the meeting is to approve the merger of Chapman Holdings into a subsidiary of EChapman.com, Inc. In the merger, each Chapman Holdings share (other than any dissenting shares) will convert into the right to receive
1.93295 shares of EChapman.com common stock, except that EChapman.com will pay cash for fractional shares. The merger will qualify as a tax-free transaction for federal income tax purposes (except for cash paid for fractional shares). No public market currently exists for EChapman.com common stock; however, EChapman.com has filed an application for its common stock to be quoted on the Nasdaq National Market under the symbol "ECMN".

    YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF CHAPMAN HOLDINGS AND ITS STOCKHOLDERS AND RECOMMENDS THAT YOU APPROVE THE MERGER AGREEMENT WITH ECHAPMAN.COM.

    We are enclosing a proxy statement containing detailed information concerning EChapman.com, the merger and the merger agreement. FOR RISKS IN CONNECTION WITH THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 9.

                                          Sincerely,

                                          /s/ NATHAN A. CHAPMAN, JR.
                                          President and Chairman of the Board

    This document is dated December [ ], 1999 and was first mailed to stockholders on or about December [ ], 1999.

THE SECURITIES AND EXCHANGE COMMISSION AND THE STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THE SHARES OF ECHAPMAN.COM COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     [LOGO]

                             CHAPMAN HOLDINGS, INC.
                               ------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON [  ], 2000
                               ------------------

    We will hold a special meeting of stockholders of Chapman Holdings, Inc. at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, on January [ ], 2000 at 11:00 a.m. local time, for the following purposes:

       1. To consider and approve the Agreement and Plan of Merger, dated as of November 15, 1999, by and among Chapman Holdings, Inc.,
           EChapman.com, Inc. and CHI Merger Subsidiary, Inc., a copy of which is included as Annex I to the accompanying prospectus and proxy statement, pursuant to which (i) Chapman Holdings shall merge into CHI Merger Subsidiary and (ii) each share of Chapman Holdings common stock (other than any dissenting shares) shall convert into the right to receive 1.93295 shares of EChapman.com common stock except that cash will be paid in lieu of fractional shares.

       2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Stockholders may, if the merger is approved and consummated, assert dissenters' rights under Article 3, Subtitle 2 of the Maryland General Corporation Law. Exercise of such rights requires strict compliance with the procedures set forth in the applicable statute. A copy of Article 3, Subtitle 2 of the Maryland General Corporation Law is included as Annex III to the accompanying Prospectus and Proxy Statement.

    We have fixed the close of business on [December   , 1999], as the record
date for determining those stockholders entitled to vote at the special meeting and any adjournments or postponements of the special meeting. Accordingly, only holders of record of Chapman Holdings common stock on that date are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

                                          By Order of the Board of Directors

                                          Earl U. Bravo, Sr.
                                          Secretary

December [  ], 1999

THE BOARD OF DIRECTORS OF CHAPMAN HOLDINGS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO APPROVE THE MERGER AGREEMENT AND THE MERGER CONTEMPLATED THEREBY.

THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF CHAPMAN HOLDINGS COMMON STOCK ENTITLED TO VOTE ON THESE MATTERS IS REQUIRED TO APPROVE THE MERGER AGREEMENT AND THE MERGER. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF CHAPMAN
  HOLDINGS STOCKHOLDERS.....................................       1
SUMMARY.....................................................       3
SUMMARY HISTORICAL FINANCIAL DATA...........................       7
RISK FACTORS................................................       9
THE CHAPMAN HOLDINGS SPECIAL MEETING........................      20
THE MERGER..................................................      21
CERTAIN OTHER AGREEMENTS....................................      35
DESCRIPTION OF CHAPMAN HOLDINGS, INC........................      37
DESCRIPTION OF ECHAPMAN.COM, INC............................      54
DESCRIPTION OF ECHAPMAN.COM, INC. CAPITAL STOCK.............
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS.......      71
COMPARISON OF STOCKHOLDER RIGHTS OF HOLDERS OF ECHAPMAN.COM,
  INC.......................................................
COMMON STOCK AND CHAPMAN HOLDINGS, INC. COMMON STOCK........      89
SHARES ELIGIBLE FOR FUTURE SALE.............................      90
LEGAL MATTERS...............................................      92
EXPERTS.....................................................      92
WHERE YOU CAN FIND MORE INFORMATION.........................      92
INDEX TO FINANCIAL STATEMENTS...............................     F-1
ANNEX I--AGREEMENT OF MERGER................................     I-1
ANNEX II--OPINION OF FERRIS BAKER WATTS, INC................    II-1
ANNEX III--DISSENTERS' RIGHTS STATUTORY PROVISIONS..........   III-1

    THE C-EAGLE LOGO-TM- (THE LOGO APPEARING ON THE FRONT AND BACK COVERS OF THIS PROSPECTUS AND PROXY STATEMENT) AND CHAPMAN-TM-, CHAPMAN TRADING-TM-, CHAPMAN NETWORK-TM-, CHAPMAN EDUCATION-TM-, CHAPMAN MARKETPLACE-TM-, CHAPMAN KIDS CLUB-TM-, DEM INDEX-TM-, DEM PROFILE-TM-, DEM UNIVERSE-TM-, DEM COMPANY-TM-, DEM COMMUNITY-TM-, DEM MULTI-MANAGER-TM- AND ECHAPMAN.COM-TM- ARE TRADEMARKS OF NATHAN A. CHAPMAN, JR. DOMESTIC EMERGING
MARKETS-REGISTERED TRADEMARK- AND DEM-REGISTERED TRADEMARK- ARE REGISTERED TRADEMARKS OF NATHAN A. CHAPMAN, JR. THIS PROSPECTUS AND PROXY STATEMENT ALSO INCLUDES TRADEMARKS OF OTHER ENTITIES.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING OF CHAPMAN HOLDINGS STOCKHOLDERS

Q: WHEN AND WHERE IS THE SPECIAL MEETING?

A: Our Special Meeting of Stockholders will be held at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, on January [ ], 2000 at 11:00 a.m. local time.

Q: WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

A: The purpose of the special meeting is to approve the merger of Chapman Holdings into a subsidiary of EChapman.com, Inc. In the merger, each Chapman Holdings share (other than any dissenting shares) will convert into the right to receive 1.93295 shares of EChapman.com common stock, except that EChapman.com will pay cash for fractional shares.

Q: WHAT IS THE VOTE REQUIRED TO APPROVE THE MERGER PROPOSAL?

A: The affirmative vote of a majority of the total number of outstanding shares of our common stock is required to approve the proposal.

Q: WILL THE MERGER PROPOSAL BE APPROVED?

A: Yes. Nathan A. Chapman, Jr., the President and Chairman of the Board of both Chapman Holdings and EChapman.com, has executed a support agreement. Under the support agreement, Mr. Chapman has agreed to vote all of his shares, which constitute approximately 61.9% of the outstanding shares of our common stock, in favor of the proposal to be presented at the special meeting. This support agreement ensures that the proposal will be approved even if all of our other stockholders vote their shares against the proposal. Nevertheless, we encourage you to attend the special meeting, either in person or by proxy, because of its importance to your investment in Chapman Holdings.

Q: WHO CAN VOTE AT THE SPECIAL MEETING?

A: All individuals who own our common stock at the close of business on December [ ], 1999 may vote at the special meeting.

Q. WHAT DO I NEED TO DO NOW?

A. Simply indicate on your proxy card how you want to vote and then mail your signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible. Our board of directors unanimously recommends that you vote in favor of the proposal.

Q. WHAT IF I PLAN TO ATTEND THE SPECIAL MEETING IN PERSON?

A. We recommend that you send in your proxy card even if you plan to attend the special meeting in person. Sending in your proxy card will ensure that your vote is counted in the event that you cannot attend the special meeting. However, sending in your proxy card will not prevent you from attending the special meeting or voting in person.

Q. IF MY SHARES ARE HELD BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A. Your broker will not be able to vote your shares of common stock without voting instructions from you on the proposal. You should instruct your broker how to vote your shares on the proposal, following the directions provided by your broker.

Q. WHAT DO I DO IF I WANT TO CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A. You can change your vote by sending in a notice of revocation or a later-dated, signed proxy card to Secretary, Chapman Holdings, Inc., World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 before the special meeting or attending the special meeting in person and voting. If you attend in person and vote, you will override any previously submitted proxy.

Q. WHEN DO YOU EXPECT TO COMPLETE THE MERGER?

A. We are working towards competing the merger as quickly as possible and expect that the merger will become effective shortly after the special meeting.

Q. WHAT DO I NEED TO DO TO GET MY ECHAPMAN.COM SHARES?

A. After we complete the merger, we will send former Chapman Holdings stockholders written instructions for exchange of their shares. If you hold Chapman Holdings shares in physical form, you should not send in your stock certificates now.

Q. WHO CAN HELP ANSWER MY QUESTIONS?

A. If you have more questions about the proposal or the merger, you should contact Mr. Earl U. Bravo, Sr. at: Chapman Holdings, Inc., World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202.
Telephone: (410) 625-9656. E-mail: ebravo@chapmancompany.com.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS DOCUMENT. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. WHERE APPROPRIATE, WE HAVE INCLUDED PAGE REFERENCES TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE PARTIES

EChapman.com, Inc. (Page 54)

World Trade Center--Baltimore

401 East Pratt Street, Suite 2800

Baltimore, Maryland 21202

Telephone: (410) 625-9656

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of (i) Chapman Holdings, Inc. and its subsidiaries, The Chapman Co., Charles A. Bell & Co., Inc., Charles A. Bell Securities Corp., and Charles A. Bell Asset Management, Inc., (ii) Chapman Capital Management Holdings, Inc. and its subsidiary Chapman Capital Management, Inc. and (iii) Chapman Insurance Holdings, Inc. and its subsidiary, The Chapman Insurance Agency Incorporated; while taking advantage of the unique opportunities presented by the growth of the Internet. The EChapman.com Web site, which is currently under development, will seek to be a leading interactive online community, offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women market segments. EChapman.com and Chapman Holdings both refer to these groups collectively as the Domestic Emerging Markets, or DEM, community.

    EChapman.com is also in the initial exploratory stages of establishing an Internet bank to service the DEM community, an undertaking which it believes would round out Chapman Capital Management Holdings' and Chapman Holdings' financial product lines and make EChapman.com a complete, one-stop financial services company. The establishment of a bank involves a lengthy application process and requires regulatory approvals. These plans are in the preliminary stages, and EChapman.com cannot assure you that they will come to fruition or represent a significant source of revenue.

    EChapman.com is currently working internally and with third party service providers to design and develop a prototype of its Web site. EChapman.com intends to launch the online trading portion of the EChapman.com Web site during the first quarter of 2000. Although EChapman.com expects to add content and functionality on a continuous basis, it anticipates that the layout, content and functionality of the lifestyle, educational and cultural portions of its Web site should be substantially complete within six months following the closing of the initial public offering of its common stock, which will close simultaneously with the closing of the proposed merger.

CHI Merger Subsidiary, Inc.

World Trade Center--Baltimore

401 East Pratt Street, Suite 2800

Baltimore, Maryland 21202

Telephone: (410) 625-9656

    Merger Subsidiary is a wholly-owned subsidiary of EChapman.com. Merger Subsidiary was formed solely for the purpose of effecting the merger with Chapman Holdings.

Chapman Holdings, Inc. (Page 37)

World Trade Center--Baltimore

401 East Pratt Street, Suite 2800

Baltimore, Maryland 21202

Telephone: (410) 625-9656

    Chapman Holdings is an African-American controlled holding company. Its full service securities brokerage and investment banking subsidiary, The Chapman Co., is registered as a broker-dealer with the Commission and in 49 states and the District of Columbia and Puerto Rico, and is a member firm of the National Association of Securities Dealers, Inc. Chapman Holdings' primary sources of revenue are brokerage services, corporate finance, and government finance activities. These activities are supported by the research capabilities of Chapman Holdings.

THE MERGER (Page 21)

    On November 15, 1999, Chapman Holdings entered into a merger agreement with EChapman.com and Merger Subsidiary pursuant to which Chapman Holdings will merge into a wholly-owned subsidiary of EChapman.com.

    The merger is subject to, among other customary conditions, the closing of a separate merger of Chapman Capital Management Holdings, Inc. into a separate wholly owned subsidiary of EChapman.com and the closing of an initial public offering of common stock of EChapman.com.

    We have attached the merger agreement to this document as Annex I. Please read the merger agreement. It is the legal document that governs the merger.

EACH CHAPMAN HOLDINGS SHARE WILL BE EXCHANGED FOR 1.93295 ECHAPMAN.COM SHARES (Page 20)

    When we complete the merger, your shares of Chapman Holdings common stock will be converted to the right to receive shares of EChapman.com common stock. You will have to surrender your Chapman Holdings common stock certificates to receive new stock certificates representing EChapman common stock. This will not be necessary, however, until you receive written instructions after we complete the merger. Do not send your stock certificates with your proxy card.

TRANSACTION GENERALLY TAX-FREE FOR CHAPMAN HOLDINGS STOCKHOLDERS (Page 33)

    We have received an opinion of counsel dated the date of this document regarding the tax consequences of the merger. The information below is based on that opinion.

    We expect that your exchange of shares of Chapman Holdings common stock for shares of common stock of EChapman.com generally will not cause you to recognize any gain or loss for U.S. federal income tax purposes. You will, however, have to recognize income or gain in connection with any cash received in lieu of fractional shares. THIS TAX TREATMENT MAY NOT APPLY TO ALL CHAPMAN HOLDINGS STOCKHOLDERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGER TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU SHOULD CONSULT YOUR TAX ADVISOR FOR A FULL UNDERSTANDING OF THE MERGER'S TAX CONSEQUENCES TO YOU.

    Chapman Holdings and EChapman.com will not be obligated to complete the merger unless we receive a written legal opinion, dated the closing date, that the merger will be treated as a transaction of a type that is generally tax-free for U.S. federal income tax purposes. This opinion will not bind the Internal Revenue Service, which could take a different view.

OUR FINANCIAL ADVISORS BELIEVE THE EXCHANGE RATIO IS FAIR TO STOCKHOLDERS (Page
29)

    Among other factors considered in deciding to approve the merger, the Chapman Holdings Board of Directors received the opinion of its financial advisor, Ferris, Baker Watts, Incorporated, that, as of November 11, 1999, the exchange ratio was fair to the holders of Chapman Holdings common stock from a financial point of view. Chapman Holdings has received an updated opinion from Ferris, Baker Watts dated the date of this document. We have attached this updated opinion to this document as Annex II. You should read this opinion completely to understand the assumptions made, matters considered and limitations of the review undertaken by Ferris, Baker Watts in providing its opinion. Ferris, Baker Watts estimates that it will receive from Chapman Holdings professional fees related to its engagement to render a fairness opinion of approximately $75,000. In addition, Ferris, Baker Watts estimates that it will receive fees related to its engagement as qualified independent underwriter for EChapman.com's initial public offering of approximately $700,000 based on the midpoint of the filing range of the EChapman.com initial public offering registration statement.

STOCKHOLDERS HAVE APPRAISAL RIGHTS (Page 34)

    Maryland law permits holders of Chapman Holdings common stock to dissent from the merger and to have the fair value of their Chapman Holdings common stock appraised by a court and paid to them in cash by Merger Subsidiary. TO DO THIS, HOLDERS OF THESE SHARES MUST FOLLOW REQUIRED PROCEDURES, INCLUDING FILING NOTICES WITH CHAPMAN HOLDINGS, AND, IF THEY ARE ENTITLED TO VOTE, EITHER ABSTAINING OR VOTING AGAINST THE MERGER. If you hold shares of Chapman Holdings common stock, and you dissent from the merger and follow the required procedures, your shares of Chapman Holdings common stock will not become shares of common stock of EChapman.com. Instead, your only right will be to receive the appraised value of your shares in cash. The applicable provisions of Maryland law related to dissenters' rights are set forth as Annex III. See "The Merger--Dissenters Rights."

THE STOCKHOLDERS' MEETING (Page 20)

    The Chapman Holdings special meeting will be held at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, on January [ ], 2000 at 11:00 a.m. local time. At the special meeting, you will be asked to approve the merger of Chapman Holdings into a subsidiary of EChapman.com and to act on other matters that may properly be submitted to a vote at the special meeting.

RECORD DATE; VOTE REQUIRED (Page 20)

    You can vote at the special meeting if you owned Chapman Holdings common stock at the close of business on December [ ], 1999. On that date, there were 2,953,622 shares of Chapman Holdings common stock outstanding and entitled to vote. You can cast one vote for each share of Chapman Holdings common stock that you owned on that date. In order to approve the merger, the holders of a majority of the outstanding shares of Chapman Holdings common stock must vote in favor of doing so. As of December [ ], 1999, Nathan A. Chapman, Jr., the President and Chairman of the Board of both Chapman Holdings and EChapman.com, owned 1,828,115 shares constituting approximately 61.9% of the Chapman Holdings Common Stock. Mr. Chapman has executed an agreement to support and to vote to approve the merger.

WE RECOMMEND THAT STOCKHOLDERS APPROVE THE MERGER (Page 26)

    The Board of Directors believes that the merger is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger.

OUR REASONS FOR THE MERGER (Page 26)

    We are proposing to merge because we believe that by combining Chapman Holdings with EChapman.com we can create a stronger and more diversified company. We believe that the merger will strengthen our position as a competitor in the financial services industry, which is rapidly changing and growing more competitive, while at the same time taking advantage of the growth opportunities provided by the Internet.

CONDITIONS TO COMPLETION OF THE MERGER (Page 22)

    The completion of the merger depends on a number of conditions being met, including:

    - Consummation of the merger of Chapman Capital Management Holdings, Inc. into CCMHI Merger Subsidiary, a wholly-owned subsidiary of EChapman.com; and

    - Successful completion of an initial public offering of EChapman.com common stock in which (i) EChapman.com receives gross proceeds of no less than $20 million and (ii) the price paid by the public for such shares reflects a preoffering valuation of EChapman.com of no less than $80 million.

    - Chapman Holdings shall have received from its financial advisor an opinion to the effect that the consideration to be received by the stockholders of Chapman Holdings in the merger is fair, from a financial point of view, to the holders of Chapman Holdings common stock.

    - Chapman Holdings shall have received an opinion from counsel to EChapman.com to the effect that the merger to be treated as a tax-free reorganization for federal and state income tax purposes.

    Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

WE MAY DECIDE NOT TO COMPLETE THE MERGER (Page 24)

    We can agree at any time not to complete the merger, even if the stockholders have approved it. Also, either of us can decide, without the consent of the other, not to complete the merger in the event the conditions to the merger are not satisfied.

WE MAY AMEND THE TERMS OF THE MERGER AND WAIVE SOME CONDITIONS (Page 24)

    We may jointly amend the terms of the merger, and each of us may waive our right to require the other party to adhere to those terms, to the extent legally permissible. However, after the stockholders approve the merger, they must approve any amendment or waiver that reduces or changes the consideration that will be received by them.

WE EXPECT "PURCHASE" ACCOUNTING TREATMENT (Page 34)

    We will account for the merger using the purchase method of accounting.

DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (Page 34)

    The rights of stockholders of Chapman Holdings are governed by Maryland law and by the charter and bylaws of Chapman Holdings. The rights of EChapman.com stockholders are governed by Maryland law and by its charter and bylaws. Upon completion of the merger, the rights of former stockholders of Chapman Holdings will be governed by Maryland law and by the EChapman.com charter and bylaws which are substantially similar to the existing charter and bylaws of Chapman Holdings; however certain anti-takeover provisions of Maryland law from which Chapman Holdings has opted out are applicable to EChapman.com.

WE EXPECT THE ECHAPMAN.COM COMMON STOCK TO BE LISTED ON THE NASDAQ NATIONAL
MARKET

    EChapman.com has filed an application for its common stock to be quoted on the Nasdaq National Market under the symbol "ECMN"; however, the listing of the EChapman.com common stock is not a condition to the closing of the merger.

MARKET PRICE DATA

    Chapman Holdings common stock is publicly traded and quoted on the Nasdaq SmallCap Market under the symbol "CMAN." The market value of Chapman Holdings common stock on November 15, 1999, the last full trading day preceding the public announcement of the execution of the merger agreement, based on the closing price as reported on the Nasdaq SmallCap Market, was $5.38 per share.
The market value of Chapman Holdings common stock on   , 1999, the last
practicable date prior to the date of this prospectus and proxy statement, based on the closing price as reported on the Nasdaq SmallCap Market, was $ per share.

    EChapman.com common stock is not traded on any exchange, and no established trading market exists for EChapman.com common stock; however, EChapman.com has filed an application for its common stock to be quoted on the Nasdaq National Market under the symbol "ECMN".

                 CHAPMAN HOLDINGS SUMMARY FINANCIAL INFORMATION

    The summary of financial information set forth below is derived from the Chapman Holdings audited financial statements for each of the years ended December 31, 1997 and 1998, which have been audited by Arthur Anderson LLP, independent public accountants. The summary of financial data for the nine months ended September 30, 1998 and 1999, has been derived from unaudited financial statements of Chapman Holdings. The summary unaudited pro forma Statement of Operations data for EChapman.com gives effect to the mergers of Chapman Holdings and Chapman Capital Management Holdings as if they had occurred as of January 1, 1998. The unaudited pro forma Balance Sheet data for EChapman.com gives effect to the mergers as if they had occurred as of September 30, 1999. The summary unaudited as adjusted pro forma Statement of Operations data for EChapman.com gives effect to the mergers and an initial public offering of EChapman.com (at the minimum level required for the merger to close) as if the mergers had occurred as of January 1, 1998. The unaudited pro forma as adjusted Balance Sheet data for EChapman.com gives effect to the mergers and an initial public offering (at such level) as if they had occurred as of September 30, 1999. The unaudited financial data, in the opinion of management, includes all adjustments and recurring adjustments necessary for the fair presentation of the financial condition and results of operations of Chapman Holdings. The summary unaudited pro forma consolidated financial information does not purport to represent what EChapman.com's results of operations or financial condition would actually have been had the transactions described occurred on the dates indicated or to project EChapman.com's results of operations or financial condition for any future period or date. The historical financial information for Chapman Holdings should be read in conjunction with such financial statements, including the notes thereto included elsewhere in this prospectus and proxy statement.

                                                             CHAPMAN HOLDINGS HISTORICAL
                                                 ----------------------------------------------------
                                                                                NINE MONTHS ENDED
                                                 YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                 ------------------------   -------------------------
                                                    1997         1998          1998          1999
                                                 ----------   -----------   -----------   -----------
                                                                                   (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
  Total revenue................................  $2,992,000   $ 2,935,000   $2,358,000    $ 4,206,000
  Income (loss) from continuing operations
    before income tax (provision) benefit......     491,000    (1,616,000)    (407,000)    (1,141,000)
  Net income (loss) from continuing
    operations.................................  $  286,000   $(1,131,000)  $ (305,000)   $  (810,000)
                                                 ==========   ===========   ==========    ===========
  Basic and diluted income (loss) per share....  $     0.14   $     (0.40)  $    (0.11)   $     (0.27)
                                                 ==========   ===========   ==========    ===========
  Weighted average shares outstanding..........   2,002,000     2,793,000    2,744,000      2,954,000
                                                 ==========   ===========   ==========    ===========

                                                                 ECHAPMAN PRO FORMA
                                                -----------------------------------------------------
                                                 YEAR ENDED DECEMBER 31,        NINE MONTHS ENDED
                                                          1998                 SEPTEMBER 30, 1999
                                                -------------------------   -------------------------
                                                               PRO FORMA                   PRO FORMA
                                                 PRO FORMA    AS ADJUSTED    PRO FORMA    AS ADJUSTED
                                                -----------   -----------   -----------   -----------
                                                       (UNAUDITED)                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Total revenue...............................  $ 6,024,000   $6,024,000    $7,405,000    $ 7,405,000
  (Loss) from continuing operations before
    income tax (provision) benefit............   (2,120,000)  (2,120,000)   (2,182,000)    (2,182,000)
  Net loss from continuing operations.........  $(1,590,000)  $(1,590,000)  $(1,621,000)  $(1,621,000)
                                                ===========   ===========   ===========   ===========
  Basic and diluted (loss) per share..........  $     (0.12)  $    (0.10)   $    (0.12)   $     (0.10)
                                                ===========   ===========   ===========   ===========
  Weighted average shares outstanding.........   13,195,000   16,528,000    13,195,000     16,528,000
                                                ===========   ===========   ===========   ===========

BALANCE SHEET DATA:

                                                        CHAPMAN HOLDINGS
                                                           HISTORICAL             ECHAPMAN PRO FORMA
                                                    ------------------------   -------------------------
                                                    AS OF SEPTEMBER 30, 1999   AS OF SEPTEMBER 30, 1999
                                                    ------------------------   -------------------------
                                                          (UNAUDITED)                 (UNAUDITED)
                                                                                              PRO FORMA
                                                                                PRO FORMA    AS ADJUSTED
                                                                               -----------   -----------
Cash, cash equivalents and marketable
  securities......................................        $ 2,014,000          $ 5,259,000   $22,859,000
Total assets......................................          9,263,000           18,532,000    36,132,000
Total debt........................................          2,200,000            2,200,000     2,200,000
Total stockholders' equity........................          6,254,000           14,734,000(1)  32,334,000(1)

(1) Total stockholders' equity excludes 138,464 shares issuable upon exercise of options that were outstanding as of September 30, 1999 and the underwriters' over allotment option related to the EChapman offering.

                                  RISK FACTORS

    UNLESS WE INDICATE OTHERWISE, IN THIS SECTION, THE TERMS "WE," "US," "ECHAPMAN.COM" OR "ECHAPMAN" REFER TO ECHAPMAN.COM, INC. AFTER THE MERGERS OF CHAPMAN HOLDINGS, INC., CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND CHAPMAN INSURANCE HOLDINGS, INC. INTO THREE WHOLLY-OWNED SUBSIDIARIES OF ECHAPMAN.COM. CHAPMAN HOLDINGS, INC. IS THE PARENT OF THE CHAPMAN CO.; CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. IS THE PARENT OF CHAPMAN CAPITAL MANAGEMENT, INC.; AND
 CHAPMAN INSURANCE HOLDINGS, INC. IS THE PARENT OF THE CHAPMAN INSURANCE AGENCY INCORPORATED. UNLESS WE INDICATE OTHERWISE, ALL INFORMATION IN THIS SECTION
(I) GIVES EFFECT TO THE CONSUMMATION OF THE MERGERS AND (II) THE INITIAL PUBLIC OFFERING OF ECHAPMAN.COM.

    THE MERGER AND OWNERSHIP OF ECHAPMAN.COM COMMON STOCK FOLLOWING THE MERGER INVOLVE THE FOLLOWING RISKS. YOU SHOULD CAREFULLY CONSIDER THESE RISKS TOGETHER WITH ALL OTHER INFORMATION CONTAINED IN THIS DOCUMENT IN EVALUATING THE PROPOSED MERGER AND YOUR INVESTMENT IN ECHAPMAN.COM COMMON STOCK.

              WARNING AS TO OUR USE OF FORWARD-LOOKING STATEMENTS

    This prospectus contains certain forward-looking statements concerning EChapman.com. These forward-looking statements are based on the beliefs of our management, as well as on assumptions made by and information currently available to us at the time such statements are made. When we use words such as "anticipate," "believe," "estimate," "intend" and similar expressions in this prospectus, we intend to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below, the matters set forth or incorporated in this prospectus generally and economic and business factors, some of which are beyond our control. We caution the reader, however, that this list of factors may not be exhaustive particularly with respect to future filings with the Securities and Exchange Commission ("SEC"). In analyzing an investment in shares of our common stock, you should carefully consider, along with other matters referred to in this prospectus, the risk factors described below.

CHAPMAN HOLDINGS DOES NOT INTEND TO RESOLICIT VOTES IF THE MERGER AGREEMENT IS
  AMENDED

    As of December [ ], 1999, Nathan A. Chapman, Jr., the President and Chairman of the Board of both Chapman Holdings and EChapman.com, owned 1,828,115 shares constituting approximately 61.9% of the Chapman Holdings common stock. Mr. Chapman has executed an agreement to support and to vote to approve the merger. This agreement ensures the approval of the merger even if all other Chapman Holdings stockholders vote their shares against the merger. Because this agreement ensures the approval of the merger, Chapman Holdings does not intend to resolicit stockholder approval for the merger even if material amendments are made to the merger agreement or if any conditions to the closing are waived by either party. Although Chapman Holdings has no present intention to amend the merger agreement after the date of this document in any material respect, you should be aware that an amendment to the merger agreement could change the terms of the proposed merger and possibly have an adverse effect on you.

                       RISKS ASSOCIATED WITH ECHAPMAN.COM

WE HAVE NOT LAUNCHED OUR WEB SITE.

    EChapman.com was formed in 1999. We have not launched the EChapman.com Web site. In addition, we are still in the process of designing and developing our Web site, and we have not made final decisions with respect to a Web design firm, Web development firm, a hosting services provider or other necessary Internet vendors. We are currently working internally and with third party service providers to design and develop the prototype of our Web site. We intend to launch the online trading portion of the EChapman.com Web site during the first quarter of 2000. Although we expect to add content and functionality on a continuous basis, we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our Web site should be substantially complete within six months following the closing of the initial public offering of EChapman.com and the consummation of the mergers. However, because we are dependent upon outside vendors for these services, these time frames will depend upon their availability. We intend to use a portion of the proceeds of our initial public offering to fund the design and development of our Web site.

WE HAVE NO INTERNET-RELATED OPERATING HISTORY AND WE HAVE NOT ENTERED INTO AGREEMENTS WITH ADVERTISERS, STRATEGIC PARTNERS OR CONTENT PROVIDERS.

    Although we have a history with respect to the securities brokerage, investment banking and investment advisory businesses, we have no Internet-based operating history from which you can evaluate our combined business plan and prospects. In addition, although we intend to pursue advertising relationships and strategic alliances with third parties and enter into agreements with content providers, we have not entered into negotiations with any companies, and we cannot assure you that we will be able to establish or maintain these relationships.

    As a new entrant to the Internet business, we face risks and uncertainties relating to our ability to implement successfully the Internet component of our business strategy, including:

    - Successful design and development of the EChapman.com Web site

    - Creation of public awareness of the EChapman.com brand and Web site

    - Successful expansion of our financial service businesses on the Internet

    If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially adversely affected.

WE HAVE A HISTORY OF OPERATING LOSSES, AND WE EXPECT TO CONTINUE TO INCUR SIGNIFICANT LOSSES FOR THE FORESEEABLE FUTURE.

    On a pro forma basis, after giving effect to the mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings into our wholly-owned subsidiaries, we had net losses of $1,621,000 and $1,590,000 for the nine months ended September 30, 1999 and the year ended December 31, 1998, respectively. Following the offering and the consummation of the mergers, we expect to continue to increase our operating expenses significantly, expand our marketing and staff and continue to develop and expand our Web site and our online information and services. Such expenses will be significant and generally will precede revenues, and if they are not followed by increased revenues, our business, results of operations and financial condition would be materially and adversely affected.

OUR PROMOTION OF THE ECHAPMAN.COM BRAND MUST BE SUCCESSFUL IN ORDER FOR US TO ATTRACT USERS AS WELL AS ADVERTISERS AND OTHER STRATEGIC PARTNERS.

    We believe that establishing and maintaining our brand is critical to our success and that the importance of brand recognition will increase due to the growing number of Web sites, particularly those targeted to discrete segments of the DEM community. Successful promotion and marketing of our brand will depend on providing interesting and compelling content, community, commerce and personalized services, and we will need to increase our marketing and branding expenditures in our effort to increase our brand awareness. If our brand building strategy is unsuccessful, we may never recover these expenses, we may be unable to increase our future revenues, and our business would be materially and adversely affected. We intend to use a significant portion of the proceeds of this offering for promotion of our Web site.

OUR FUTURE GROWTH SIGNIFICANTLY DEPENDS UPON THE EFFORTS OF SENIOR MANAGEMENT.

    For the foreseeable future, we will place substantial reliance upon the personal efforts and abilities of Nathan A. Chapman, Jr., President of EChapman.com. The loss of the services of Mr. Chapman would have a material adverse effect on our business, operations, revenue and/or business prospects. We do not have an employment agreement with Mr. Chapman. The Chapman Co. currently maintains "key man" life insurance coverage in the amount of $7,000,000 on Mr. Chapman.

OUR COMPETITIVE POSITION WILL ALSO DEPEND ON OUR ABILITY TO ATTRACT AND RETAIN OTHER KEY PERSONNEL.

    Our success will depend substantially on the services and performance of key personnel other than Mr. Chapman. EChapman.com's future success will also depend on its ability to identify, attract, retain and motivate highly skilled technical, managerial, sales, marketing and customer service personnel. Competition for such persons is intense. We cannot assure you that we will be able to attract or retain these personnel.

USE OF THE DEM STRATEGY ON THE INTERNET IS NEW AND UNTESTED.

    We plan to use the DEM strategy in our Internet business to focus on attracting African-Americans, Asian-Americans, Hispanic-Americans and women to our Web site. The success of our business will depend on our ability to attract members of the DEM community to our Web site; however, we cannot assure you that these individuals will use our Web site or that the expansion of the DEM strategy on the Internet will be profitable.

WE MAY NOT BE ABLE TO SECURE FINANCING IF WE NEED IT IN THE FUTURE.

    We may require additional financing beyond the proceeds of this offering to:

    - Support expansion

    - Develop new and enhanced products and services

    - Respond to competitive pressures

    - Acquire complementary businesses or technologies

    - Respond to unanticipated requirements

    We can give you no assurance that we will be able to secure additional financing when needed on favorable terms, if at all.

THE FUTURE SALE OF SHARES OF OUR COMMON STOCK BY CERTAIN STOCKHOLDERS MAY ADVERSELY AFFECT THE PRICE PER SHARE IN THE PUBLIC MARKET.

    As of the closing of the EChapman.com initial public offering and the consummation of the mergers, we will have 16,528,178 shares of common stock outstanding and 138,464 shares of common stock subject to issuance upon exercise of options, of which 8,648,988 shares will be beneficially owned by Nathan A. Chapman, Jr. With the exception of Mr. Chapman's shares and shares held by our affiliates as defined in Rule 144 under the Securities Act, all of the shares outstanding after the EChapman.com initial public offering will be freely transferable without further registration under the Securities Act. Except in connection with the over-allotment option, Mr. Chapman has agreed not to sell publicly any of the shares of common stock that he owns as of the date of this prospectus until 180 days after the closing of the EChapman.com initial public offering. Sales of a significant number of shares of common stock in the public market could have a material adverse effect on the market price of the common stock.

FOLLOWING THE MERGERS, WE WILL BE CONTROLLED BY NATHAN A. CHAPMAN, JR.

    Following our initial public offering and consummation of the mergers, Nathan A. Chapman, Jr. will beneficially own 52.2% of the common stock of EChapman.com. Accordingly, Mr. Chapman will have effective control over all fundamental matters affecting EChapman.com, such as the election of directors, mergers, sales of all or substantially all of our assets, charter amendments and other matters requiring stockholder approval.

THERE IS NO PRIOR PUBLIC MARKET FOR OUR COMMON STOCK AND THE MARKET PRICE IS LIKELY TO FLUCTUATE SIGNIFICANTLY.

    Prior to this offering, our common stock has not been publicly traded, and we cannot assure you that an active public market for our common stock will develop or, if developed, that it will continue after the offering. In the absence of an active public trading market, you may be unable to liquidate your investment in our common stock.

    The trading prices of our common stock could be subject to wide fluctuations in response to quarterly variations in operating results, announcements of material business events by us or our competitors and other events or factors. Recently, the trading prices for the stock of Internet-based companies have exhibited considerably more volatility than the stock market generally. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted. Litigation could result in substantial costs and a diversion of management's attention and resources.

WE INTEND TO PURSUE ACQUISITIONS AND STRATEGIC RELATIONSHIPS AND THIS STRATEGY INVOLVES CERTAIN RISKS.

    We intend to pursue strategic acquisitions of businesses and technologies. Acquisitions may entail numerous risks, including:

    - Difficulties in identifying appropriate acquisition candidates

    - Competition from others for identified acquisition candidates

    - Difficulties in assessing values for acquired businesses and technologies

    - Difficulties in the integration of acquired operations and products

    - Diversion of management's attention from core business concerns

    - Assumption of unknown material liabilities of acquired companies

    - Amortization of acquired intangible assets, which could reduce future reported earnings

    - Potential loss of customers or key employees of acquired companies

    We also intend to establish strategic relationships with online service providers and information service providers. These relationships will be important to our business and growth prospects. If we are unable to develop or maintain these relationships it would have a materially adverse effect on our results of operations and financial condition.

IF WE, OR THIRD PARTIES ON WHICH WE RELY, FAIL TO ACHIEVE YEAR 2000 READINESS, OUR BUSINESS COULD BE MATERIALLY HARMED.

    We may realize exposure and risk if the systems on which we are dependent to conduct our operations are not Year 2000 ready. Any significant disruption of these systems after the Year 2000 could significantly interfere with our business operations. Our potential areas of exposure include products purchased from third parties, including computers, software, telephone equipment and other technology used internally, and the Year 2000 readiness of our vendors, strategic partners and others. If our present efforts to address Year 2000 readiness issues are not successful, or if vendors or other third parties with whom we conduct business do not successfully address such issues, our business, our operating results and financial condition could be materially and adversely affected.

THE CONSUMMATION OF THE MERGER IS NOT CONDITIONED UPON ACHIEVING NASDAQ NATIONAL MARKET SYSTEM LISTING.

    There is currently no public market for our common stock. We have applied for quotation on the Nasdaq National Market System; however, we can give no assurance that the Nasdaq Stock Market will approve our application.

    The consummation of the merger is not conditioned on achieving listing, and we cannot assure you that a market will develop for our common stock or that we will continue to meet the other requirements of quotation.

    We believe that there will be sufficient market-makers to qualify for and maintain a Nasdaq National Market System listing; however, no firms are obligated to make a market in our common stock, and any firm that commences market-making activities may cease such activities at any time.

    If our common stock does not qualify for inclusion on the Nasdaq National Market, we intend to seek listing of our shares on the Nasdaq SmallCap Market.

WE DO NOT EXPECT TO PAY ANY DIVIDENDS.

    To date, we have not paid any cash dividends on our common stock, and we do not expect to declare or pay any cash dividends in the foreseeable future. We intend to retain all earnings, if any, for the foreseeable future for our continued growth.

ANTI-TAKEOVER PROVISIONS COULD MAKE A THIRD-PARTY ACQUISITION OF US DIFFICULT.

    Maryland corporate law restricts transactions between a corporation and its affiliates and potential acquirers. The applicability of these provisions may discourage bids for our common stock at a premium over the market price and may adversely affect the market price and the voting rights of our common stock. These statutory provisions may discourage changes in control.

                  RISKS RELATED TO ECOMMERCE AND THE INTERNET

THERE IS INTENSE EXISTING AND INCREASING COMPETITION FOR INTERNET-BASED
BUSINESS.

    The number of Web sites competing for the attention and spending of users and advertisers has greatly increased, and we expect it to continue to increase. The market for Internet content sites is rapidly evolving and financial, technical and legal barriers to entry are low, enabling newcomers to launch competitive sites at relatively low costs.

    We will compete for users, investors and advertisers with the following types of companies:

    - Online services or Web sites targeted at the various segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, women.com and womencentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals, such as Excite, Inc., Infoseek Corporation, Lycos, Inc. and Yahoo! Inc.

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online brokerages and investment banks, such as Ameritrade, DLJdirect, eSchwab, E*trade and Wit Capital

    - Traditional brokerages and investment banks

    Increased competition could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business.

WE ARE DEPENDENT ON CONTINUED GROWTH IN USE OF THE INTERNET.

    The Internet market is rapidly evolving. Our business would be adversely affected if Internet usage does not continue to grow, particularly usage by members of the DEM community. A number of factors unique to this medium may inhibit Internet usage, including:

    - Inadequate network infrastructure

    - Security/privacy concerns

    - Inconsistent quality of service

    - Lack of cost-effective, high speed service

    - Failure of the Internet as a viable commercial marketplace

    If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by this growth, and its performance and reliability may decline. In addition, in the past, Web sites have experienced interruptions in service as a result of outages and other delays occurring throughout the Internet infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as the usage of our Web site, could grow more slowly or decline.

WE MAY NOT BE ABLE TO DELIVER VARIOUS SERVICES IF THIRD PARTIES FAIL TO PROVIDE RELIABLE SOFTWARE, SYSTEMS AND RELATED SERVICES TO US.

    We are and expect to continue to be dependent on various third parties for software, systems and related services. For example, we rely on third party service providers for the design and development of our prototype Web site. We will depend on third parties for the design and development of our Web site, Web hosting and technical support, and on a licensed software package to track demographic information of users of our Web site. We have not yet selected these vendors. Some of these third parties that provide software and services to us may have a limited operating history, may have relatively immature technology and may themselves be dependent on reliable delivery of services from others. As a result, our ability to deliver various services to our users may be adversely affected by the failure of these third parties to provide reliable software, systems and related services to us. If these outages or delays frequently occur in the future, Internet usage, as well as the usage of our Web site, could grow more slowly or decline.

INTERNET SECURITY CONCERNS COULD HINDER ECOMMERCE.

    The need to transmit securely confidential information over the Internet has been a significant barrier to electronic commerce and other Internet communications. Any well-publicized compromise of security could deter people from using the Internet or using it to conduct transactions that involve transmitting confidential information. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches.

WE MAY BE UNABLE TO RESPOND TO THE RAPID TECHNOLOGICAL CHANGE IN THE INDUSTRY.

    The Internet market is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. The recent growth of the Internet and intense industry competition amplify these market characteristics. To achieve our goals, we need to integrate effectively the various software programs and tools required to enhance and improve our product offerings and manage our business. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance, features and reliability of our services. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. In addition, any enhancements must meet the requirements of our current and prospective users and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our service or infrastructure to adapt to these changes.

THE MARKET FOR INTERNET ADVERTISING IS UNCERTAIN AND SUBJECT TO CHANGE.

    We expect to derive a portion of our revenues from sponsorships and advertising; however, demand and market acceptance for Internet advertising is uncertain.

    There are currently no uniform standards for the measurement of the effectiveness of Internet advertising, and the industry may need to develop standard measurements to support and promote Internet advertising as a significant advertising medium. If such standards do not develop, existing advertisers may not continue their levels of Internet advertising. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise on the Internet. Our business would be adversely affected if the market for Internet advertising fails to develop or develops more slowly than expected.

    Different pricing models are used to sell advertising on the Internet. It is difficult to predict which, if any, will emerge as the industry standard. This makes it difficult to predict our future advertising rates and revenues. Our advertising revenues could be adversely affected if we are unable to adapt to new forms of Internet advertising. Moreover, software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread adoption of this software could adversely affect the commercial viability of Internet advertising.

TO REMAIN COMPETITIVE, WE MUST CONSTANTLY EXPAND AND DEVELOP NEW CONTENT AREAS AND SERVICES.

    We may not be able to respond to changing consumer needs and industry standards. EChapman.com may not be able to introduce new products and services before competitors or improve existing products to match competitors' products and services. If we do not timely and continually improve our product and service offerings and introduce new ones, our business could be adversely affected.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES COULD ADD ADDITIONAL COSTS TO DOING BUSINESS ON THE INTERNET.

    There are currently a comparatively small number of federal or state laws or regulations that specifically regulate communications or commerce on the Internet. However, federal and state governments are increasingly asserting more active regulation of the Internet. These efforts include attempts to apply existing laws of general applicability to the Internet, including actions involving:

    - User privacy, including sending of unsolicited email or "spamming"

    - Consumer protection to ensure quality products and services and fair dealing

    - Media regulation, such as libel and obscenity

    In addition, federal and state legislatures and administrative agencies are beginning to consider or adopt a variety of Internet-specific statutes and regulations. In 1998, Congress passed the Children's On-Line Privacy Protection Act of 1998, which strictly limits the collection by Web sites of "personal information" from children under the age of 13 by requiring, among other things, prior parental consent.

    The National Conference of Commissioners of Uniform State Laws has recently recommended two new laws for adoption by the states. The first, the Uniform Electronic Transaction Act, seeks to recognize the scope and enforceability of electronic contracts and agreements generally. Separately, the Uniform Computer Information Transaction Act seeks to impose a general contract law framework for electronic transactions. We expect that states may adopt either or both of these uniform acts in the near future, and a consequence may be additional requirements and liability for Internet-based businesses. Additional legislation could be introduced if self-regulatory efforts by online businesses are deemed ineffective.

    Several states have adopted or are considering adoption of statutes that address "spamming" practices on the Internet.

    Moreover, it may take years to determine the extent to which existing laws relating to issues such as copyright, trademark, trade secrets and other intellectual property law; libel and defamation; and privacy are applicable to the Internet. These existing and new laws and regulations could adversely affect our business.

IF WE ESTABLISH AN INTERNET BANK, WE WILL BE SUBJECT TO ADDITIONAL GOVERNMENT REGULATION AND RISKS.

    If we establish an Internet bank, we will become subject to regulation by federal and state banking regulators. These laws and regulations include but are not limited to those relating to consumer lending, community development and advertising. In addition, in conducting various aspects of a banking business, our Internet bank would be subject to various laws and regulations relating to commercial transactions generally, such as the Uniform Commercial Code. An Internet bank's earnings would be affected by market interest rates and other economic factors beyond our control, and EChapman.com and such Internet bank would be subject to a variety of liability risks associated with the operation of a bank.

OUR SYSTEMS MAY FAIL OR EXPERIENCE A SLOW DOWN.

    If we cannot expand our systems to cope with increased demand or fail to perform, we could experience:

    - Unanticipated disruption in service

    - Decreased customer service and customer satisfaction

    - Delays in the introduction of new products and services

    - Financial losses

    - Litigation or other customer claims

    - Regulatory sanctions in connection with the online brokerage services

    Our ability to facilitate transactions successfully and provide high-quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins and similar events could damage our systems. Computer viruses, electronic break-ins or other similar disruptive problems could also adversely affect our Web site. Our business could be adversely affected if our systems were affected by any of these occurrences. Our insurance policies may not compensate us for any losses that may occur due to any failures or interruptions in our systems. We do not presently have any secondary "off-site" systems or a formal disaster recovery plan. Any system failure that causes an interruption in service or decreases the responsiveness of our service could impair our reputation, damage our brand name and harm our revenues.

OUR USERS DEPEND ON OTHERS FOR ACCESS TO OUR WEB SITE.

    Our users will depend on Internet service providers, online service providers and other Web site operators for access to our Web site. Many of these service providers have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems.

WE MAY BE LIABLE IF THIRD PARTIES MISAPPROPRIATE OUR USERS' PERSONAL
INFORMATION.

    If third parties were able to penetrate our network security or otherwise misappropriate our users' personal information or credit card information, we could be subject to liability. These could include claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims. They could also include claims for other misuses of personal information, such as for unauthorized marketing purposes or the collection of personal information from children. These claims could result in litigation. In addition, the FTC and state agencies have been investigating various Internet companies regarding their use of personal information. We could incur additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

WE MAY BE SUED FOR INFORMATION RETRIEVED FROM THE WEB.

    We may be subjected to claims for defamation, negligence, patent, copyright or trademark infringement, trade secret misappropriation, personal injury or other legal theories relating to the information we publish on our Web site. These types of claims have been brought, sometimes successfully, against companies offering online services, as well as other print publications, in the past. We could also be subjected to claims based upon the content that is accessible from our Web sites through links with other Web sites or through content and materials that may be posted by members in chat rooms or on bulletin boards.

WE COULD BE SUBJECT TO POSSIBLE INFRINGEMENT ACTIONS BASED UPON CONTENT LICENSED FROM OTHERS.

    It is possible that we could become subject to infringement actions and liability based upon content we may license from third parties. Any of these claims, with or without merit, could subject us to costly litigation and the diversion of our financial resources and technical and management personnel. Further, if such claims are successful, we may be required to alter the content of our Web site, pay financial damages or obtain licenses from others.

       RISKS RELATED TO OUR SECURITIES BROKERAGE, INVESTMENT BANKING AND
                         INVESTMENT ADVISORY BUSINESSES

OUR SECURITIES BROKERAGE, INVESTMENT BANKING AND INVESTMENT ADVISORY BUSINESSES COULD BE HARMED BY MARKET FLUCTUATIONS AND OTHER SECURITIES INDUSTRY RISKS.

    Our securities brokerage, investment banking and investment advisory businesses are concentrated in the securities industry, which is subject to numerous and substantial risks, particularly in volatile or illiquid markets and in markets influenced by sustained periods of low or negative economic growth. Such risks include the risk of losses resulting from:

    - Underwriting and ownership of securities

    - Trading and principal activities

    - Counterparty failure to meet commitments

    - Customer fraud

    - Employee errors

    - Misconduct and fraud (including unauthorized transactions by traders)

    - Failures in connection with the processing of securities transactions

    In addition, our investment banking revenues may decline in periods of reduced demand for public offerings or reduced activity in the secondary markets and when there are reduced spreads on the trading of securities.

THE INVESTMENT BANKING, BROKERAGE AND INVESTMENT ADVISORY INDUSTRIES ARE HIGHLY COMPETITIVE.

    The investment banking, brokerage and investment advisory industries are all extremely competitive. We encounter intense competition in all aspects of the securities and investment advisory businesses and compete directly with other securities and investment advisory firms, many of which have significantly more financial, technical, personnel and other resources than we possess. Competition also exists for experienced personnel including technical personnel and account executives. In addition to competition from firms currently in the securities and investment advisory businesses, recently we have encountered increasing competition from other sources, such as commercial banks and insurance companies offering financial services. We also expect competition to increase as a result of the recently enacted Financial Services Modernization Act of 1999, which removes barriers to affiliation between banks, insurance companies and securities firms. See "Business-Competition" for more information about the nature and extent of the competition we face.

WE MAY EXPERIENCE POTENTIAL ADVERSE EFFECTS OF CHANGES IN THE ECONOMY AND MARKET CONDITIONS.

    The financial markets and businesses operating in the securities industry are highly volatile and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond our control. There can be no assurance that broad market performance will be favorable in the future. Any decline in the financial markets or a lack of sustained growth may result in a corresponding decline in the performance of our investment products and separate accounts, which may adversely affect assets under management and/or fees. Our revenues from investment management are directly related to fluctuations in the dollar amount of assets under management.

TRADING FOR OUR OWN ACCOUNT INVOLVES CERTAIN RISKS.

    Our security brokerage subsidiary's trading activities involve the purchase, sale or short sale of securities as a principal, and, accordingly, involve risks of a change in market price of such securities and of a decrease in the liquidity of markets, which can limit our ability to sell securities purchased or to purchase securities sold in such transactions. In 1998, The Chapman Co. experienced a loss on trading of $638,000. Most of this loss on trading is attributable to an unrealized loss of value on The Chapman Co.'s market-making inventory of approximately $405,000 and a realized loss on this inventory of $74,000.

OUR INVESTMENT ADVISORY SUBSIDIARY IS DEPENDENT ON KEY INVESTMENT MANAGEMENT CLIENTS.

    All of Chapman Capital Management's agreements with its advisory clients are terminable by the client upon short notice (typically 30-60 days prior written notice). As of October 31, 1999, five clients, including two invested in DEM-MET Trust and The Chapman U.S. Treasury Money Fund represented approximately 69.0% of our total assets under management. As of October 31, 1999, DEM-MET Trust, with $290.3 million in assets under management, represented approximately 41.6% of our total assets under management. If the DEM-MET Trust or any of our key investment management clients terminate their advisory arrangements with us, our advisory fee revenue would be materially and adversely affected.

OUR BROKERAGE BUSINESS IS SUBJECT TO RISKS ASSOCIATED WITH MARKET-MAKING ACTIVITIES.

    The Chapman Co. makes a market in securities of selected DEM companies. Market-making activities typically require The Chapman Co. to maintain an inventory of the securities in which it makes a market. The Chapman Co.'s inventory is subject to the same risks as those faced by investors in such securities. To the extent The Chapman Co. makes a market in small capitalization companies, it is subject to greater risks than those associated with investments in securities of larger, more established companies. The market for securities by small capitalization companies is less liquid and subjects The Chapman Co. to the risk that its sales of securities could drive down the market price and cause The Chapman Co. to suffer losses. As of September 30, 1999, The Chapman Co.'s inventory of market-making securities was $1,813,273, of which $681,373 is attributable to Chapman Holding's stock and $1,131,900 is attributable to Chapman Capital Management Holdings' stock.

WE ARE SUBJECT TO EXTENSIVE REGULATION.

    Our investment banking, brokerage and investment advisory businesses, and the securities industry generally, are subject to extensive regulation at both the federal and state levels. In addition, self-regulatory organizations, such as the National Association of Securities Dealers, Inc. ("NASD"), require strict compliance with their rules and regulations. Among other things, these regulatory authorities impose restrictions on sales methods, trading practices, use and safekeeping of customer funds and securities, record keeping and the conduct of principals and employees.

    The purpose of the extensive regulation of broker-dealers and investment advisors is to protect customers and the integrity of the securities markets. However, this regulation imposes significant compliance requirements on us. Failure to comply with any of these laws, rules or regulations of any state or federal regulatory authority or self regulatory organization could result in a fine, injunction, suspension or expulsion from the industry, which could have a material adverse effect on our business. Although we have implemented procedures designed to achieve compliance with such laws, rules and regulations, we cannot assume that such compliance procedures will prevent violations. Furthermore, amendments to existing statutes and regulations or the adoption of new statutes and regulations could require us to alter our methods of operation at costs which could be substantial.

    Securities trading and investment advisory services are activities that have drawn particularly intensive scrutiny from regulatory agencies when conducted over the Internet. The recent substantial increase in securities trading over the Internet has created a renewed attention to and concern over the integrity of brokerage firms. As a result, there may be a substantial growth in the volume of regulations and enforcement actions with respect to online brokerage and financial services companies. That growth is expected to be somewhat chaotic and inconsistent since it is expected that a number of government agencies, including foreign government agencies, will attempt to assert jurisdiction over online trading and financial services concerns.

THE FAILURE OF OUR BROKERAGE CUSTOMERS TO MEET THEIR MARGIN REQUIREMENTS MAY CAUSE US TO INCUR SIGNIFICANT LIABILITIES.

    We clear all transactions for our brokerage customers on a fully-disclosed basis with our clearing agent, which carries and clears all customer securities accounts. In the future, the clearing agent may lend funds to our brokerage customers through the use of margin credit. These loans will be made to customers on a secured basis, with the clearing agent maintaining collateral in the form of salable securities, cash or cash equivalents. Pursuant to the terms of our agreement with the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, we would be obligated to indemnify the clearing agent for any resulting losses.

OUR SECURITIES BROKERAGE SUBSIDIARY MUST COMPLY WITH NET CAPITAL REQUIREMENTS.

    The SEC and the NASD impose stringent net capital requirements on securities firms. A significant operating loss or any charge against the net capital of our securities brokerage subsidiary could adversely affect our ability to operate, expand or, depending upon the magnitude of the loss or charge, maintain its present level of brokerage business. These rules could also restrict our ability to withdraw capital from our securities brokerage subsidiary even in circumstances where our securities brokerage subsidiary has more than the minimum amount of required capital, which could limit our ability to implement our strategies.

               THE CHAPMAN HOLDINGS SPECIAL STOCKHOLDERS' MEETING

DATE, PLACE AND TIME

    The Chapman Holdings special meeting of stockholders will be held at the World Trade Center--Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202, on January [ ], 2000 at 11:00 a.m. local time.

PURPOSE OF THE SPECIAL MEETING

    At the Chapman Holdings special meeting, stockholders will consider and vote upon (i) the proposal to approve the merger agreement and the merger contemplated thereby pursuant to which each share of Chapman Holdings common stock (other than shares held by Chapman Holdings stockholders who properly perfect their dissenters' rights) automatically shall become and be converted into the right to receive 1.93295 shares of EChapman.com common stock and cash in lieu of fractional shares of EChapman.com common stock, and (ii) such other matters as may properly be brought before the Chapman Holdings special meeting.

    The Chapman Holdings Board of Directors unanimously recommends a vote FOR approval of the merger agreement and the merger contemplated thereby.

RECORD DATE

    The Chapman Holdings Board of Directors has fixed the close of business on December [ ], 1999 (the "Record Date") as the record date for determining holders entitled to notice of and to vote at the special meeting. Accordingly, only holders of record of Chapman Holdings common stock at the close of business on the Record Date will be entitled to notice of, and to cast their vote at, the special meeting. As of December [ ], 1999, there were 2,953,622 shares of Chapman Holdings common stock issued and outstanding held by approximately 28 holders of record.

VOTING INFORMATION

    Each holder of record of shares of Chapman Holdings common stock on the Record Date is entitled to cast one vote per share, in person or by properly executed proxy, on any matter that may properly come before the special meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the shares of Chapman Holdings common stock outstanding on the Record Date is necessary to constitute a quorum at the special meeting.

    The approval of the merger requires the affirmative vote of the holders of at least a majority of the outstanding shares of Chapman Holdings common stock entitled to vote thereon.

    As of December [ ], 1999, Nathan A. Chapman, Jr., the President and Chairman of the Board of both Chapman Holdings and EChapman.com, owned 1,828,115 shares constituting approximately 61.9% of the Chapman Holdings common stock. Mr. Chapman has executed an agreement to support and to vote to approve the merger.

    Votes cast by proxy or in person at the special meeting will be tabulated to determine whether or not a quorum is present. Where, as to any matter submitted to the stockholders for a vote, stockholders appear in person but abstain from voting, such abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"), those shares are also treated as shares that are present and entitled to vote for quorum purposes. Because the required vote of stockholders on the merger agreement and the merger are based upon the total number of outstanding shares of Chapman Holdings common stock, the failure to submit a proxy card (or the failure to vote in person at the special meeting, the abstention from voting and any broker non-vote will (except for purposes of rights of dissenting stockholders)) have the same effect as a vote against the merger agreement and the merger.

                                   THE MERGER

    THE FOLLOWING DESCRIPTION OF THE MERGER DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS PROSPECTUS AND PROXY STATEMENT AS ANNEX A AND INCORPORATED HEREIN BY REFERENCE.

GENERAL

    EChapman.com, Inc. is a newly-formed company and has had no operations to date. EChapman.com has three wholly-owned subsidiaries:

    - CHI Merger Subsidiary, Inc.

    - CCMHI Merger Subsidiary, Inc.

    - CIHI Merger Subsidiary, Inc.

    These subsidiaries were formed for the sole purpose of effecting the mergers described below.

    On November 15, 1999, EChapman.com entered into merger agreements with each of Chapman Holdings, Chapman Capital Management Holdings, Inc. and Chapman Insurance Holdings, Inc. to acquire all of the outstanding stock of each of these companies. The merger agreements provide that (1) Chapman Holdings will merge with CHI Merger Subsidiary, (2) Chapman Capital Management Holdings will merge with CCMHI Merger Subsidiary and (3) Chapman Insurance Holdings will merge with CIHI Merger Subsidiary. CHI Merger Subsidiary, CCMHI Merger Subsidiary and CIHI Merger Subsidiary will each be the surviving entities in their respective mergers and will be renamed Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc. and Chapman Insurance Holdings, Inc., respectively.

    Upon consummation of the acquisitions, EChapman.com will directly own 100% of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings and will indirectly control:

    - The Chapman Co., a full service securities brokerage and investment banking firm and wholly-owned subsidiary of Chapman Holdings

    - Charles A. Bell & Co., Inc., a California holding company and indirect wholly owned subsidiary of Chapman Holdings

    - Charles A. Bell Securities Corp., a California broker-dealer and indirect wholly owned subsidiary of Chapman Holdings

    - Charles A. Bell Asset Management, Inc., a California asset management firm and indirect wholly owned subsidiary of Chapman Holdings

    - Chapman Capital Management, Inc., an investment advisory firm and wholly-owned subsidiary of Chapman Capital Management Holdings

    - The Chapman Insurance Agency, Incorporated, a licensed insurance agency that sells annuity products and which is a wholly-owned subsidiary of Chapman Insurance Holdings

    Chapman Holdings was incorporated in Maryland on December 12, 1997, has been publicly traded since February 1998 and is quoted on the Nasdaq SmallCap Market under the symbol CMAN.

    Chapman Capital Management Holdings was incorporated in Maryland on
January 8, 1998, has been publicly traded since August 1998 and is quoted on the Nasdaq SmallCap Market under the symbol CMGT.

    Chapman Insurance Holdings was incorporated in Maryland on January 8, 1998, has remained a privately-held company and has not had significant operations to date.

    Upon consummation of the mergers and the initial public offering of EChapman.com, Nathan A. Chapman, Jr., will be the majority stockholder of EChapman.com, with 52.2% of the outstanding common stock.

THE MERGER AGREEMENT

    GENERAL

    The Merger Agreement provides that, subject to the satisfaction or waiver of the conditions set forth therein, Chapman Holdings will be merged into CHI Merger Subsidiary, whereupon, the separate existence of Chapman Holdings shall cease and Merger Subsidiary will be the surviving corporation and change its name to Chapman Holdings, Inc. Each share of Chapman Holdings common stock (other than shares held by Chapman Holdings stockholders who properly perfect their dissenters' rights) automatically shall become and be converted into the right to receive 1.93295 shares of EChapman.com common stock and payment for fractional shares held. Certificates for Chapman Holdings common stock shall be exchanged for certificates of EChapman.com common stock as described below.

    Upon consummation of the merger and the EChapman.com initial public offering, former Chapman Holdings stockholders will own approximately 34.5% of the outstanding EChapman.com common stock.

    CONDITIONS TO MERGER

    Consummation of the merger is conditioned upon, among other things, approval of the merger agreement and the merger by an affirmative vote of at least a majority of the outstanding shares of Chapman Holdings common stock entitled to vote thereon. As of December [ ], 1999, Nathan A. Chapman, Jr., the President and Chairman of the Board of both Chapman Holdings and EChapman.com, owned 1,828,115 shares constituting approximately 61.9% of the Chapman Holdings common stock. He has executed a support agreement to support and to vote to approve the merger. This support agreement ensures that the merger and the merger agreement will be approved even if all of our other stockholders vote their shares against the proposal.

    The obligation of EChapman.com and Chapman Holdings to consummate the merger is subject to the satisfaction of certain further conditions including the following: (1) the approval of the merger agreement and the merger by the stockholders of Chapman Holdings; (2) completion of an initial public offering of EChapman.com common stock in which (i) EChapman receives gross proceeds of no less than $20 million and (ii) the price paid by the public for such shares reflects a preoffering valuation of EChapman of no less than $80 million;
(3) closing of the proposed merger of Chapman Capital Management Holdings, Inc. into CCMHI Merger Subsidiary, a wholly-owned subsidiary of EChapman;
(4) receipt of an opinion of counsel confirming certain of the tax consequences of the merger for Chapman Holdings stockholders as set forth above under the heading "--Certain Federal Income Tax Consequences;" (5) the effectiveness of the Registration Statement pertaining to the issuance of the shares of EChapman.com common stock to be issued to holders of Chapman Holdings common stock in the merger; (6) the receipt by Chapman Holdings of the written opinion of Ferris, Baker Watts to the effect that the consideration to be received by the stockholders of Chapman Holdings in the merger is fair from a financial point of view; and (7) the accuracy and satisfaction of various financial and legal representations and conditions, including representations and conditions of Chapman Capital Management Holdings in the merger agreement by and among EChapman.com, CCMHI Merger Subsidiary and Chapman Capital Management Holdings, as of the date of closing of the EChapman.com initial public offering.

    Where the law permits, a party to the merger agreement could elect to waive a condition to its obligation to complete the merger although that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived or that the merger will be completed.

    INDEMNIFICATION

    The merger agreement also provides that for a period of six years from and after the merger, CHI Merger Subsidiary and EChapman.com shall indemnify, defend and hold harmless each individual who served as a director, or officer of Chapman Holdings or any of its subsidiaries (the "Indemnified Parties") at any time prior to the merger from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Chapman Holdings or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the merger and whether asserted or claimed prior to, or at or after the merger and (ii) all such liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the MGCL to indemnify its own directors and officers, as the case may be.

    NO SOLICITATION

    The merger agreement provides that after the date of the merger agreement and prior to the Effective Time Chapman Holdings shall not, and shall not permit any of its subsidiaries to (i) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) to acquire all or any substantial part of the business and properties of Chapman Holdings and its subsidiaries or more than fifty percent (50%) of the capital stock of Chapman Holdings and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof except for the transaction contemplated herein (any such transactions being referred to herein as "Acquisition Transactions"), or (ii) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Transaction. Notwithstanding any other provision of the merger agreement, in response to an unsolicited proposal or inquiry (or a proposal or inquiry arising from a general solicitation) with respect to an Acquisition Transaction and subject to the duties of Chapman Holdings' Board of Directors under applicable law, if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, Chapman Holdings' Board of Directors may take and disclose to Chapman Holdings' stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act. In the event Chapman Holdings shall receive any offer of an Acquisition Transaction, it shall (i) immediately inform EChapman.com of such offer, and (ii) furnish to EChapman.com the identity of the proponent of such offer and, unless the Board of Directors of Chapman Holdings concludes that such disclosure is inconsistent with its duties under applicable law, a description of the material terms thereof. Chapman Holdings may terminate the merger agreement, withdraw, modify or not recommend the merger to Chapman Holdings stockholders, and enter into a definitive agreement for an Acquisition Transaction if, but only if, (i) the Board of Directors of Chapman Holdings shall have consulted with legal counsel concerning its obligations under applicable law, (ii) Chapman Holdings shall have determined in good faith after consultation with the independent financial advisors of Chapman Holdings that such Acquisition Transaction would be more favorable to Chapman Holdings stockholders from a financial point of view than the merger, and (iii) the Board of Directors of Chapman Holdings shall conclude in good faith that such action is necessary in order for the Board of Directors of Chapman Holdings to act in a manner that is consistent with its obligations under applicable law.

    TERMINATION

    The merger agreement may be terminated by the mutual consent of the parties, or at any time prior to the closing of the merger, whether before or after approval of the matters presented in connection with the merger by the stockholders of Chapman Holdings (i) by Chapman Holdings (A) if the merger is not completed by June 30, 2000 other than on account of delay or default on the part of Chapman Holdings; (B) if the merger or the transactions set forth in the CCMHI Merger Agreement are enjoined by a final, unappealable court order not entered at the request or with the support of Chapman Holdings or any of its affiliates or associates; (C) if Chapman Holdings enters into a qualifying Acquisition Transaction and Chapman Holdings has paid EChapman.com $3 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by EChapman.com; (D) if Chapman Holdings stockholders' vote is not sufficient to approve the merger and the merger agreement; or (ii) by EChapman.com (X) if the merger is not completed by June 30, 2000 other than on account of delay or default on the part of EChapman.com; (Y) if the merger or the transactions set forth in the merger agreement are enjoined by a final, unappealable court order; or (Z) if Chapman Holdings stockholders' vote is not sufficient to approve the merger and the merger agreement.

    The merger agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties and in compliance with applicable law.

    At any time prior to the Effective Time, any party to the merger agreement may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained in the merger agreement. Any such extension or waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any part hereto provided in the merger agreement. Any agreement on the part of a party to the merger agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

    RECOMMENDATION OF CHAPMAN HOLDINGS BOARD OF DIRECTORS

    The Board of Directors has concluded that the terms of the merger are advisable and are fair to, and in the best interests of, Chapman Holdings and the Chapman Holdings stockholders. Upon consummation of the merger, the former Chapman Holdings stockholders who become holders of EChapman.com common stock will be stockholders in a larger entity and, if the application of EChapman.com is approved, the EChapman.com common stock will be publicly traded on the Nasdaq National Market. Each Chapman Holdings stockholder who becomes a holder of EChapman.com common stock shall possess the same rights as other such holders, and former Chapman Holdings stockholders as a group will no longer be taking action at the Chapman Holdings corporate level.

BACKGROUND OF THE MERGER

    Since the initial public offerings of Chapman Holdings and Chapman Capital Management Holdings, their common management has discussed various strategies that could be separately implemented to exploit opportunities available through the Internet to market their traditional financial services to their target market, the DEM community. They have further considered various alternatives that would be available to raise the necessary capital to implement such strategies. Separate from these discussions, Nathan A. Chapman, Jr., President, Chairman of the Board and majority stockholder of each of Chapman Holdings and Chapman Capital Management Holdings, has recognized that, in addition to the traditional financial services, other products and services can effectively be marketed to the DEM community through the Internet. Over the past year, these separate discussions have evolved into the EChapman.com business plan which includes the combination of Chapman Holdings and Chapman Capital Management Holdings and their various subsidiaries.

    On August 25, 1999, Mr. Chapman discussed the proposed EChapman.com business plan with the Chapman Holdings Board of Directors. On September 2, 1999,
Mr. Chapman made a presentation regarding the EChapman.com business plan, including the proposed merger for their consideration. On September 3, 1999, the Board reconvened to continue consideration of the business plan and authorized Chapman Holdings to retain legal, accounting and financial advisors to commence implementation of the merger. At a meeting on October 28, 1999 and in light of the interested status of Mr. Chapman and Mr. Bravo, the Board established a Merger Committee consisting solely of independent non-employee directors, to consider the proposed merger. At the meeting, the Merger Committee retained Blank Rome Comisky & McCauley LLP as its counsel to assist in negotiating the terms of the merger and the merger agreement.

    Prior to the October 28, 1999 meeting, representatives of Blank Rome conducted extensive due diligence reviews over a period of three days with respect to Chapman Holdings and each of the other companies expected to merge into EChapman.com, and due diligence reviews continued to November 11, 1999, the date on which the Merger Committee of Chapman Holdings approved the merger. A preliminary due diligence report was provided to the Merger Committee at a meeting held on November 5, 1999. At that meeting, the Merger Committee formally engaged Ferris, Baker Watts, Incorporated as its financial advisor to assist in determining whether the merger is fair to the Chapman Holdings stockholders from a financial point of view. At that time, the Merger Committee also engaged in extensive discussions of the proposed terms of the merger and reviewed drafts of the merger agreement and other documents relating to the merger

    On October 26, 1999, a representative of Ferris, Baker Watts conducted a due diligence visit at the corporate headquarters of Chapman Holdings. In addition, discussions were held with certain executives of Chapman Holdings as well as representatives of its independent public accounting firm, Arthur Andersen LLP concerning valuation expectations. During the week of November 8, 1999, representatives of Blank Rome continued to negotiate the terms of the Merger Agreement with the legal advisors of EChapman.com. During that week the Merger Committee reviewed drafts of the proposed written opinion of Ferris, Baker Watts that the merger is fair to the stockholders of Chapman Holdings from a financial point of view, the merger agreement and other documents describing the proposed merger and the planned operations of EChapman.com. The Merger Committee also reviewed documents relating to the merger of Chapman Capital Management Holdings with EChapman.com.

    At a Merger Committee meeting on November 11, 1999 Ferris, Baker Watts presented its final written opinion, dated as of that date, to the Merger Committee to the effect that the merger is fair to the Chapman Holdings stockholders from a financial point of view and explained to the Merger Committee in detail the analysis undertaken by Ferris, Baker Watts. Extensive discussion and questioning followed the presentation by Ferris, Baker Watts. Representatives of Chapman Holdings, including Nathan A. Chapman, Jr., were invited to participate in part of the meeting of the Merger Committee for the purpose of responding to questions from the Merger Committee and its legal and financial advisors.

    Following its discussions with Ferris, Baker Watts and management of Chapman Holdings, the Merger Committee considered the proposed merger. Representatives of Blank Rome gave a detailed presentation to the Merger Committee regarding the material terms of the merger agreement, including the termination provisions and presented a final due diligence report. After discussion and questioning by the Merger Committee, the Merger Committee approved the merger and recommended approval to the Board of Directors. At a Board of Directors meeting of Chapman Holdings held immediately thereafter on November 11, 1999, Ferris, Baker Watts reiterated the opinion delivered to the Merger Committee and the Board of Directors unanimously approved the merger agreement and merger and recommended approval to the stockholders. On November 12, 1999, Nathan A. Chapman, Jr., the President and Chairman of the Board of both Chapman Holdings and EChapman.com, who owned 1,828,115 shares constituting approximately 61.9% of the Chapman Holdings common stock, executed an agreement to support to vote to approve the merger agreement and merger.

REASONS FOR THE MERGER; RECOMMENDATION OF THE CHAPMAN HOLDINGS BOARD OF
  DIRECTORS

    Our Board of Directors has unanimously approved the merger and deemed it advisable and recommends that Chapman Holdings stockholders vote to approve the merger agreement and the merger. The Board believes that the terms of the merger agreement, and the merger are in the best interests of Chapman Holdings and the Chapman Holdings stockholders.

    At a meeting on November 11, 1999, our Board of Directors, on the recommendation of the Merger Committee, unanimously approved the terms of the merger agreement and the merger. The Board believes that the terms of the merger are fair to, and in the best interests of, our stockholders and unanimously recommends that you vote in favor of the merger. In the course of evaluating recent trends in the financial industry, our management has recognized both the opportunities presented by the Internet and the challenges faced by us and comparably sized companies with respect to exploiting such opportunities. These considerations led us to analyze alternatives that would enhance stockholder value and permit us to implement an Internet strategy. As a secondary objective, we would like to increase our capital to enable us to participate in more and larger financial transactions.

    The alternatives we considered included the possibility of additional capital raising transactions and debt financing. However, we ultimately determined that we could provide a more extensive line of services and achieve substantial economies of scale if we pursued a common Internet strategy with Chapman Capital Management Holdings. We also recognized that, in addition to financial services, the combined company would be better able to raise capital and, therefore, could provide additional, non-financial services to the DEM community that we have developed. Further, we considered that a merger would diversify our existing business, improve our prospects for long-term growth and thereby increase stockholder value. The other alternatives analyzed by our Board of Directors did not offer the same growth opportunities as the proposed merger.

    The Board determined that the merger with EChapman.com was comparatively better than the alternative strategy of individually accessing the capital markets or obtaining debt financing because the merger offers us the opportunity to provide a broader line of financial services to the DEM community and the proposed e-commerce strategy of EChapman.com represents a new and exciting opportunity for our stockholders and clients.

    Our management believes that the merger will reduce risks associated with our continued independent operations, including the:

    - limited ability to access capital due to our smaller capital base and operational resources;

    - potential downside exposure associated with the limited financial services that we currently provide; and

    - the increasing challenge in meeting the growth expectations of our stockholders.

Management believes that our stockholders will benefit from the merger and resulting investment in EChapman.com because the merger provides:

    - the potential for increasing products and services that we can offer our client base;

    - an experienced, growth oriented management team focused on the combined operations of EChapman.com;

    - a means to create operational efficiencies and cost savings in the combined operations through

     -  lowering our financing costs; and

     -  further integrating administrative operations.

    - the opportunity to diversify our operations and, as a result, expand our customer base;

    - improved market liquidity and a greater ability to attract market makers, stock market analysts and institutional investors to our stock; and

    - ownership in a larger entity with significant growth opportunities for our stockholders.

Management also believes that there are some detriments and uncertainties to the merger, including:

    - EChapman has not launched its Web site;

    - We do not intend to resolicit votes if the merger agreement is amended;

    - EChapman.com has no Internet-related operating history and has not entered into agreements with advertisers, strategic partners or content providers;

    - EChapman.com has a history of operating losses, and expects to continue to incur significant losses for the foreseeable future;

    - EChapman.com's promotion of the EChapman.com brand must be successful in order to attract users as well as advertisers and other strategic partners;

    - Use of the DEM strategy on the Internet is new and untested;

    - There is no prior public market for EChapman.com common stock and the market price is likely to fluctuate significantly;

    - The merger is not conditioned upon achieving Nasdaq National Market System listing for the EChapman common stock;

    - There is intense existing and increasing competition for Internet-based business;

    - EChapman.com are dependent on continued growth in use of the Internet;

    - EChapman.com may not be able to deliver various services if third parties fail to provide reliable software, systems and related services;

    - Internet security concerns could hinder Ecommerce;

    - EChapman.com may be unable to respond to the rapid technological change in the industry;

    - The market for Internet advertising is uncertain and subject to change;

    - To remain competitive, EChapman.com must constantly expand and develop new content areas and services;

    - Government regulation and legal uncertainties could add additional costs to doing business on the Internet;

    - If EChapman.com establish an Internet bank, EChapman.com will be subject to additional government regulation and risks;

    - EChapman.com's systems may fail or experience a slow down;

    - EChapman.com's users depend on others for access to the Web site;

    - EChapman.com may be liable if third parties misappropriate users' personal information;

    - EChapman.com may be sued for information retrieved from the Web; and

    - EChapman.com could be subject to possible infringement actions based upon content licensed from others.

    We discuss these detriments and uncertainties and others in the Risk Factors section of this document.

    After consulting with and considering the analysis of Ferris Baker Watts, our Board of Directors determined that it was in the best interests of our stockholders to pursue the merger. In making this determination, the Board considered the positive and negative factors set forth above. Our legal counsel advised the Board about its duties under Maryland law in the evaluation of the proposed transaction. Among the items considered by the Board were the presentations made by Mr. Chapman at the Board meetings of September 2-3, 1999 and October 28, 1999 and the written opinion of Ferris Baker Watts dated November 11, 1999, to the effect that, subject to the assumptions, limitations and qualifications set forth in the opinion, the exchange ratio used to determine the number of shares of EChapman.com common stock to be issued in exchange for our common stock in connection with the merger is fair to our stockholders from a financial point of view. Our Board of Directors believes that the terms of the merger remain fair and in the best interests of our stockholders as of the date of this document.

    The preceding discussion sets forth the material information and factors considered by our Board of Directors in determining the fairness to our stockholders of the stock issuance in connection with the merger and the associated change of control. In view of the variety of factors considered in connection with its evaluation of the merger, the Board did not find it practicable or necessary to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Moreover, the Board did not expressly adopt the Ferris Baker Watts opinion as a conclusive endorsement of the transaction, but did weigh it along with the other factors described. Individual members of the Board may have given different weights to different factors.

    THE CHAPMAN HOLDINGS BOARD OF DIRECTORS BELIEVES THAT THE MERGER AGREEMENT AND THE MERGER ARE IN THE BEST INTERESTS OF CHAPMAN HOLDINGS AND THE CHAPMAN HOLDINGS STOCKHOLDERS. THE CHAPMAN HOLDINGS BOARD OF DIRECTORS RECOMMENDS THAT THE CHAPMAN HOLDINGS STOCKHOLDERS VOTE TO APPROVE THE MERGER AGREEMENT AND THE MERGER.

EFFECTIVE DATE

    As soon as practicable after the performance of all agreements and obligations of the parties under the merger agreement and upon fulfillment or waiver of all conditions precedent contained therein, Merger Subsidiary and Chapman Holdings will execute and deliver Articles of Merger, and will file the articles with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT"). The merger shall become effective on such date and time (the "Effective Date") as set forth in the articles as filed with the SDAT.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

    On and after the Effective Date, certificates for shares of Chapman Holdings common stock shall represent the right to receive certificates representing the number of whole shares of EChapman.com common stock and cash in lieu of fractional shares represented thereby, as described herein. Certificates representing shares of Chapman Holdings common stock may be exchanged after the Effective Date by surrendering such certificates to UMB Bank, N.A., acting as exchange agent, or such other or additional exchange agent as EChapman.com may select (the "Exchange Agent"), in exchange for new certificates representing the appropriate number of whole shares of EChapman.com common stock determined by the exchange ration and for cash in lieu of any fractional shares.

                             CHAPMAN HOLDINGS, INC.

CHAPMAN HOLDINGS BUSINESS

GENERAL

    Chapman Holdings, Inc. is an African-American controlled holding company. Its full service securities brokerage and investment banking subsidiary, The Chapman Co., is registered as a broker-dealer with the SEC and in 49 states, the District of Columbia, and Puerto Rico and is a member firm of the National Association of Securities Dealers, Inc. (the "NASD").

    Chapman Holdings is headquartered at the World Trade Center--Baltimore, 401 East Pratt Street, 28th Floor, Baltimore, Maryland and its telephone number is
(410) 625-9656. Chapman Holdings, Inc. was incorporated in Maryland on
December 12, 1997. The Chapman Co. was incorporated in Maryland in 1986.

    In addition to its Baltimore, Maryland headquarters, Chapman Holdings has sales offices in Alabama, California, Colorado, Illinois, Mississippi, Pennsylvania, Tennessee and Texas.

    Chapman Holdings' primary sources of revenue are derived from brokerage services, corporate finance and government finance activities. These activities are supported by its research capabilities.

BROKERAGE SERVICES

    Chapman Holdings' securities brokerage and investment banking subsidiary, The Chapman Co., provides brokerage services to institutional and retail clients. The Chapman Co. charges commissions to these clients for executing buy and sell orders for securities on national and regional exchanges and in the over-the-counter market. The Chapman Co.'s primary source of revenue for its brokerage business has historically been commissions generated from institutional brokerage. The Chapman Co.'s institutional clients include investment managers, corporate retirement plans and municipal retirement plan sponsors. The Chapman Co. maintains floor broker relationships on the New York, American and Chicago Stock Exchanges and executes buy and sell orders in the over-the-counter markets. Approximately 46%, 39% and 44% of The Chapman Co.'s revenue during the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, respectively, were derived from its brokerage business.

    The Chapman Co. also participates in fixed income secondary market trading in government securities primarily for fixed income investment managers, municipal treasurers and other investment professionals. This business is done on a competitive basis where The Chapman Co. acts as a broker. Approximately 3%, 28% and 11% of The Chapman Co.'s revenue during the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, respectively, were derived from secondary market trading.

    The Chapman Co. is a market-maker for the securities of five companies. We are currently in the process of obtaining approval to make a market in the securities of up to 100 companies.

CORPORATE FINANCE

    To date, The Chapman Co.'s corporate finance activities have been limited primarily to participation in syndicates. The Chapman Co. has been a member of more than 200 underwriting syndicates for corporate issues, substantially all of which were equity offerings. During the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, approximately 17%, 16% and 6%, respectively, of The Chapman Co.'s revenue was derived from corporate finance transactions. In 1998, approximately 50% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of Chapman Capital Management Holdings, for whom The Chapman Co. acted as sole underwriter. In 1997, approximately 38% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of DEM, Inc., a publicly-traded closed-end investment company for which The Chapman Co. was the sole underwriter. Prior to DEM, Inc.'s liquidation in 1998, DEM, Inc. was managed by Chapman Capital Management.

GOVERNMENT FINANCE

    The Chapman Co. participates in the tax-exempt public finance market and has managed, primarily as co-manager, more than 300 transactions in 22 states and the District of Columbia, including approximately 76 transactions in the past two years. More than half of the total dollar amount of these transactions has been with jurisdictions located in Alabama, California, Pennsylvania and Tennessee.

    During the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, approximately 21%, 7% and 14%, respectively, of The Chapman Co.'s revenue was derived from management fees, financial advisory fees and selling concessions in public finance transactions. The Chapman Co. currently employs six investment bankers whose primary responsibility is the development of its public finance business.

RESEARCH

    The Chapman Co. currently employs four research analysts and provides research primarily on selected DEM companies. Management intends to increase substantially the number of DEM companies covered by The Chapman Co.'s research.

    The Chapman Co. has also created the DEM Index, which tracks the results of certain companies meeting the DEM profile. Management believes that inclusion of a DEM company in the DEM Index offers certain advantages such as facilitating identification by fund managers and other institutions seeking to invest in minority or women controlled businesses. The Chapman Co. will seek to earn fees from subscriptions to the DEM Index and the sale of limited information regarding the companies included in the DEM Index.

CLEARING AGENT AND CUSTOMER CREDIT

    The Chapman Co. utilizes the services of the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation, Pershing, as its clearing agent on a fully disclosed basis. Pershing processes all securities transactions and maintains the accounts of customers. Pershing commenced operations as The Chapman Co.'s clearing agent in June 1999.

    The services of the Pershing include billing, credit control, receipt and custody and delivery of securities. Pershing provides the operational support necessary to process, record and maintain securities transactions for The Chapman Co.'s brokerage and distribution activities. The total cost of Pershing's services to The Chapman Co. is less than the cost The Chapman Co. would incur to provide these services.

    Pershing lends funds to The Chapman Co. customers through the use of margin credit. These loans are made to customers on a secured basis, with Pershing maintaining collateral in the form of salable securities, cash or cash equivalents. Under the terms of The Chapman Co.'s clearing agreement, The Chapman Co. indemnifies Pershing for any loss on these credit arrangements. As of September 30, 1999, The Chapman Co. had approximately $3,866,207 of margin credit outstanding to its customers through Pershing. There have been no defaults on margin loans in the last two years. The net interest income to The Chapman Co. from margin activities for the period ended September 30, 1999 and for the years ending December 31, 1997 and 1998 was not material.

    The Chapman Co. maintains an inventory of Chapman Holdings and Chapman Capital Management Holdings common stock. As of September 30, 1999, The Chapman Co. had margin loans from Pershing in the amount of approximately $2,050,000 in connection with this inventory.

GOVERNMENT REGULATION

    The securities business is subject to extensive and frequently changing federal and state laws and substantial regulation under such laws by the SEC and various state agencies and self-regulatory organizations, such as the NASD. The Chapman Co. is registered as a broker-dealer with the SEC and is a member firm of the NASD. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, which has been designated by the SEC as The Chapman Co.'s primary regulator. The NASD adopts rules (which are subject to approval by the SEC) that govern its members and conducts periodic examinations of member firms' operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. The Chapman Co. is registered as a broker-dealer in 49 states and the District of Columbia and Puerto Rico.

    Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the integrity of the securities markets. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers.

    The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fine, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees.

    The Chapman Co.'s mutual fund distribution business is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees under the Securities Exchange Act of 1934, the Investment Company Act of 1940, and the regulations of the NASD. As discussed above, The Chapman Co. is an NASD member. The NASD has prescribed rules with respect to maximum commissions, charges and fees related to investment in any mutual fund registered under the 1940 Act.

    As a registered broker-dealer and a member firm of the NASD, The Chapman Co. is subject to the net capital rule of the SEC. The net capital rule, which specifies minimum net capital requirements for registered brokers and dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition. The Chapman Co. has elected to compute its net capital under the standard aggregate indebtedness method permitted by the net capital rule, which requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed a 15-to-1 ratio. At September 30, 1999, The Chapman Co. had net capital and a net capital requirement of $355,088 and $250,000, respectively. The Chapman Co.'s ratio of aggregate indebtedness to net capital was 2.15 to 1.

    Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the SEC and other regulatory bodies and ultimately may require its liquidation. In 1995 and 1998, The Chapman Co. and Mr. Chapman entered into consent agreements with the NASD regarding alleged violations of the net capital rules in late 1993 and early 1994 and early 1996, respectively. The 1998 consent agreement also addressed alleged violations of Rule 144 under the Securities Act with respect to the alleged 1996 net capital violation. The Chapman Co. and Mr. Chapman were censured and jointly fined $30,000, and Mr. Chapman was suspended from association with The Chapman Co. for 10 days pursuant to the 1995 consent agreement. Pursuant to the 1998 consent agreement, The Chapman Co. was censured and fined $7,500, and Mr. Chapman was censured, fined $7,500 and required to requalify by examination as a Financial and Operations Principal. Mr. Chapman has not requalified as a Financial and Operations Principal, instead other officers of The Chapman Co. are serving as the firm's Financial and Operations Principals. The Chapman Co. has exceeded all net capital requirements since such alleged violations.

    The net capital rule also prohibits payments of dividends, redemption of stock and the prepayment or payment in respect of principal of subordinated indebtedness if net capital, after giving effect to the payment, redemption or repayment, would be less than a specified percentage (currently 120%) of the minimum net capital requirement. Compliance with the net capital rule could limit those operations of The Chapman Co. that require the intensive use of capital, such as underwriting and trading activities, and also could restrict Chapman Holdings' ability to withdraw capital from The Chapman Co., which in turn, could limit Chapman Holdings' ability to invest in its operations, pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock.

COMPETITION

    The Chapman Co. encounters intense competition in all aspects of its securities business and competes directly with other securities firms, a significant number of which have greater capital and other resources. In addition to competition from firms currently in the securities business, there has recently been increasing competition from other sources, such as commercial banks and insurance companies offering financial services, and from other investment alternatives. The Chapman Co. believes that the principal factors affecting competition in the securities industry are the quality and abilities of professional personnel, including their ability to effectuate a firm's commitments, and the quality, range and relative prices of services and products offered. The Chapman Co. expects this competition to intensify with the passage of the Financial Services Modernization Act. On November 4, 1999, both houses of the U.S. Congress passed this legislation, which removes barriers to affiliation between banks, insurance companies and securities firms, and the President is expected to sign the bill into laws shortly.

    Although The Chapman Co. may expand the financial services it can offer to its customers, it does not now offer as broad a range of financial services as national stock exchange member firms, commercial banks, insurance companies and others.

PERSONNEL

    At September 30, 1999, Chapman Holdings had 52 full-time employees, including 31 registered representatives. None of Chapman Holdings' personnel is covered by a collective bargaining agreement. Management considers Chapman Holdings' relationships with its employees to be good.

CHAPMAN HOLDINGS PROPERTY

    Chapman Holdings' principal executive offices are located at the World Trade Center-Baltimore, 401 East Pratt Street, Suite 2800, Baltimore, Maryland 21202 where it leases approximately 10,000 square feet of office space. The lease for these premises expires in October, 2000 and Chapman Holdings has an option to renew this lease for another five years.

CHAPMAN HOLDINGS LEGAL PROCEEDINGS

    Chapman Holdings is involved from time to time in various legal proceedings and claims incident to the normal conduct of its business. Chapman Holdings believes that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on its financial condition or results of operations.

CHAPMAN HOLDINGS MARKET PRICE AND DIVIDEND INFORMATION

    PRICE RANGE PER SHARE

                                                                              CHAPMAN
                                                                             HOLDINGS
                                                                              (CMAN)
                                                              ---------------------------------------
                                                                    HIGH                  LOW
                                                              -----------------   -------------------
1998
  1(st) Quarter(1)..........................................          10 5/8               9
  2(nd) Quarter.............................................          11                  10
  3(rd) Quarter.............................................          10 1/4               9 1/2
  4(th) Quarter.............................................           9 3/4               4 1/2
1999
  1(st) Quarter.............................................           7                   5
  2(nd) Quarter.............................................           6 3/4               5 11/16
  3(rd) Quarter.............................................           6 9/16              5 5/8
  4(th) Quarter(2)..........................................           5 13/16             5 3/8

------------------------

(1) From February 27, 1998.

(2) Through November 12, 1999.

    On November 12, 1999, there were approximately 28 record holders of Chapman Holdings' common stock. As of November 12, 1999, Chapman Holdings had 2,953,622 outstanding shares of common stock.

    DIVIDENDS

    Chapman Holdings has never declared or paid cash or other dividends on its common stock. The payment of dividends, if any, is within the discretion of the Board of Directors.

CHAPMAN HOLDINGS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with the Chapman Holdings, Inc. Consolidated financial statements and the notes thereto included elsewhere in this document. The discussion of results, causes and trends should not be construed to imply any conclusion that such results or trends will necessarily continue in the future. When used in this document, the words "believes," "intends," "expects," "anticipates" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are largely based on the current expectations of management and are subject to a number of risks and uncertainties. In light of these risks and uncertainties, many of which are described in the "risk factors" section of this document, actual results could differ materially from the forward-looking statements contained herein.

OVERVIEW AND GENERAL INDUSTRY CONDITIONS

    The primary sources of revenue of Chapman Holdings are commissions earned from brokerage services and management fees. Chapman Holdings' principal business activities are, by their nature, affected by many factors, including general economic and financial conditions, movement of interest rates, security valuations in the marketplace, competitive conditions, transaction volume and market liquidity. Consequently, brokerage commission revenue and investment banking fees can be volatile. While Chapman Holdings seeks to maintain cost controls, a significant portion of Chapman Holdings' expenses are fixed and do not vary with market activity. As a result, substantial fluctuations can occur in Chapman Holdings' revenue and net income from period to period. Unless otherwise indicated, in this section, references to years are to fiscal years.

RESULTS OF OPERATIONS

    The following table reflects items in the Statements of Operations as dollar amounts and as percentages of total revenue.

                                         YEARS ENDED DECEMBER 31,
                         --------------------------------------------------------
                                    1998                          1997
                         ---------------------------   --------------------------
                                       PERCENTAGE OF                PERCENTAGE OF
                                           TOTAL                        TOTAL
                           AMOUNTS        REVENUE       AMOUNTS        REVENUE
                         -----------   -------------   ----------   -------------

REVENUE:
Commissions              $ 2,538,000        86.5%      $2,612,000        87.3%
Underwriting and
  management fees......      700,000        23.8          325,000        10.9
Interest and
  dividends............      335,000        11.4           55,000         1.8
(Loss) gain on
  Trading..............     (638,000)      (21.7)              --          --
                         -----------       -----       ----------       -----
    Total revenue......    2,935,000       100.0        2,992,000       100.0
                         -----------       -----       ----------       -----
EXPENSE:
Compensation and
  benefits.............    2,185,000        74.4        1,121,000        37.5
Floor brokerage and
  clearing fees........      431,000        14.7          286,000         9.6
Communications.........      193,000         6.6          154,000         5.1
Occupancy and
  equipment............      460,000        15.7          356,000        11.9
Travel and business
  development..........      255,000         8.7          211,000         7.0
Professional fees......      416,000        14.2          103,000         3.5
Other operating
  expense..............      611,000        20.8          270,000         9.0
                         -----------       -----       ----------       -----
  Total expense........    4,551,000       155.1        2,501,000        83.6
                         -----------       -----       ----------       -----
(Loss) income from
  continuing
  operations...........   (1,616,000)      (55.1)         491,000        16.4
Income tax benefit
  (provision)..........      485,000        16.6         (205,000)       (6.9)
                         -----------       -----       ----------       -----
(Loss) income from
  continuing
  operations...........   (1,131,000)      (38.5)         286,000         9.6
Income from
  discontinued
  operations...........           --          --           51,000         1.7
                         -----------       -----       ----------       -----
Net (loss) income......  $(1,131,000)      (38.5)%     $  337,000        11.3%
                         ===========       =====       ==========       =====

                                     NINE MONTHS ENDED SEPTEMBER 30,
                         -------------------------------------------------------
                                    1999                         1998
                         --------------------------   --------------------------
                                      PERCENTAGE OF                PERCENTAGE OF
                                          TOTAL                        TOTAL
                          AMOUNTS        REVENUE       AMOUNTS        REVENUE
                         ----------   -------------   ----------   -------------
                                               (UNAUDITED)
REVENUE:
Commissions              $3,243,000        77.1%      $1,909,000        81.0%
Underwriting and
  management fees......     554,000        13.2          376,000        15.9
Interest and
  dividends............     163,000         3.9          247,000        10.5
(Loss) gain on
  Trading..............     246,000         5.8         (174,000)       (7.4)
                         ----------       -----       ----------       -----
    Total revenue......   4,206,000       100.0        2,358,000       100.0
                         ----------       -----       ----------       -----
EXPENSE:
Compensation and
  benefits.............   2,324,000        55.2        1,317,000        55.8
Floor brokerage and
  clearing fees........     528,000        12.6          302,000        12.8
Communications.........     216,000         5.1          130,000         5.5
Occupancy and
  equipment............     489,000        11.6          331,000        14.0
Travel and business
  development..........     260,000         6.2          167,000         7.1
Professional fees......     656,000        15.6          192,000         8.1
Other operating
  expense..............     874,000        20.8          326,000        13.8
                         ----------       -----       ----------       -----
  Total expense........   5,347,000       127.1        2,765,000       117.2
                         ----------       -----       ----------       -----
(Loss) income from
  continuing
  operations...........  (1,141,000)      (27.1)        (407,000)      (17.2)
Income tax benefit
  (provision)..........     331,000         7.9          102,000         4.3
                         ----------       -----       ----------       -----
(Loss) income from
  continuing
  operations...........    (810,000)      (19.2)        (305,000)      (12.9)
Income from
  discontinued
  operations...........          --          --               --          --
                         ----------       -----       ----------       -----
Net (loss) income......    (810,000)      (19.2)%       (305,000)      (12.9)%
                         ==========       =====       ==========       =====

    FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED
     DECEMBER 31, 1997.

    Total Revenue decreased by $57,000, or 1.9%, to $2,935,000 for 1998 from $2,992,000 for 1997. Revenue increased by $581,000 or 19.4% in 1998 before the loss related to Chapman Holdings' inventory of trading stock of $638,000.

    Commission revenue decreased $74,000, or 2.8% to $2,538,000 for 1998 from $2,612,000 for 1997. This decrease was primarily due to an 88% decrease in commissions for government securities primarily related to the volume of such transactions. Increases in equities, institutional and fixed income commission of 73.2%, 19.5% and 53%, respectively, partially offset this decrease.

    Underwriting and management fees, increased by $375,000, or 115.4%, to $700,000 for 1998 from $325,000 for 1997. The increase was primarily due to an increase in management fees from municipal transactions and underwriting fees of $334,000 or 120.1%, to $612,000 for 1998 from $278,000 for 1997.

    Interest and dividend revenue increased by $280,000, or 509.1%, to $335,000 for 1998 from $55,000 for 1997. This increase is due to higher cash balances associated with the net proceeds from Chapman Holdings' public offering of common stock.

    The loss on trading accounts was $638,000 for 1998. Chapman Holdings' loss on trading accounts is attributable to an unrealized loss of value on its market-making securities inventory of $405,000 and a realized loss of $74,000. A realized loss of $159,000 was recognized on sales related to trading stock of DEM, Inc., a closed end investment company for which Chapman Holdings' acted as distributor until DEM, Inc. was liquidated in 1998.

    Total expense for 1998 increased by $2,050,000, or 82.0%, to $4,551,000 for 1998 from $2,501,000 for 1997. Total expense increased to 155.1% of total revenue for 1998 as compared to 83.6% of total revenue for 1997. Expenses increased in all areas due to increased staffing, the opening of new offices and other expansions of operations.

    Compensation and benefits increased by $1,064,000 or 95.0%, to $2,185,000 for 1998 from $1,121,000 for 1997. As a percentage of total revenue, these expenses increased to 74.4% in 1998 from 37.5% in 1997. This increase is largely due to the addition of 19 employees in connection with Chapman Holdings' ongoing business expansion efforts. Compensation expense includes sales commissions paid to brokers and varies in relation to changes in commission revenue. Notwithstanding that commission revenue decreased in 1998, commissions paid to brokers increased primarily due to an increased municipal sales volume.

    Floor brokerage and clearing fees increased by $145,000, or 50.7%, to $431,000 for 1998 from $286,000 for 1997. This increase is attributable to an increase in the number of transactions and a decrease in the average dollar amount of such transactions.

    Communication expense increased by $39,000, or 25.3%, to $193,000 for 1998 from $154,000 for 1997. This increase was primarily attributable to increased usage associated with opening new offices and Chapman Holdings' ongoing business expansion efforts.

    Occupancy and equipment expense increased by $104,000, or 29.2%, to $460,000 for 1998 from $356,000 for 1997 due to the opening of additional offices.

    Travel and business development expense increased by $44,000, or 20.9%, to $255,000 for 1998 from $211,000 for 1997 due to increased travel related to business development activities.

    Professional fees increased by $313,000, or 303.9%, to $416,000 for 1998 from $103,000 for 1997. Chapman Holdings' increased use of legal services, professional recruiters and marketing consultants related to the growth and expansion of Chapman Holdings.

    Other operating expense increased by $341,000, or 126.3%, to $611,000 for 1998 from $270,000 for 1997. This increase was attributable to increased advertising, supplies, postage and filing fees due to the growth and expansion of Chapman Holdings.

    Income taxes from continuing operations decreased by $690,000 to a tax benefit of $485,000 in 1998 from a tax provision of $205,000 for 1997. This decrease was due to the loss from continuing operations.

    Chapman Holdings had no income from discontinued operations in 1998 verses $51,000 for 1997.

    The Company had a net loss of $1,131,000 for 1998 verses net income of $337,000 for 1997. This change was a result of items discussed above.

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

    Total revenue increased by $1,848,000 or 78.4%, to $4,206,000 for the nine months ended September 30, 1999 from $2,358,000 for the prior comparable period. Revenue was higher due to an increase in commission revenue and municipal participation's combined with a gain on trading.

    Commission revenue increased by $1,334,000, or 69.9%, to $3,243,000 for the nine months ended September 30, 1999 from $1,909,000 in the comparable prior period. The increase was due to targeted growth in revenues from municipal designations which increased $613,000, or 190.0%, to $936,000 for the nine months ended September 30, 1999 from $323,000 for the prior comparable period. We participated in 36 municipal designations during the nine months ended September 30, 1999 compared to 28 in the prior comparable period. Commission revenue from the sale of equities increased $318,000, or 21.4%, to $1,807,000 for the nine months ended September 30, 1999 from $1,489,000 for the prior comparable period. Commission revenue on fixed income securities increased $375,000, or 390.6%, to $471,000 for the nine months ended September 30, 1999 from $96,000 for the prior comparable period. This increase in fixed income can be attributable to favorable interest rates during the first nine months of the year.

    Underwriting and management fee revenue increased by $178,000, or 47.3%, to $554,000 for the nine months ended September 30, 1999 from $376,000 for the prior comparable period. This increase is due to an increase in underwriting syndications of $58,000, or 33.3% to $232,000 from $174,000 and an increase in management and advisory fees of $126,000, or 62.7% to $327,000 from $201,000 for the nine months ended September 30, 1999.

    Interest and dividend revenue decreased by $84,000, or 34.0%, to $163,000 for the nine months ended September 30, 1999 from $247,000 for the prior comparable period. This decrease is due to lower earnings due to lower cash balances resulting from the our business expansion strategy.

    An unrealized gain on trading of $246,000 was reported for the nine months ended September 30, 1999. The unrealized gain on trading is attributable to an increase in the market value of the market making securities inventory.

    Total expenses increased by $2,582,000 or 93.4% to $5,347,000 for the nine months ended September 30, 1999 from $2,765,000 for the prior comparable period. The largest components of the increase in expense are associated with the opening of new regional offices in selected markets, business development costs associated with our marketing strategy and increased staffing pursuant to the business expansion strategy.

    Compensation and benefits increased by $1,007,000, or 76.5%, to $2,324,000 for the nine months ended September 30, 1999 from $1,317,000 from the prior comparable period. As a percentage of revenues, these expenses were 55.2% and 55.8% respectively for the nine months ended September 30, 1999. Compensation expense includes sales commissions paid to brokers and varies in relation to changes in commission revenue. The increase in compensation and benefits is attributable to the increase in commissions paid to brokers due to increased retail and municipal sales volume and the addition of 29 employees compared to September 30, 1998.

    Floor brokerage and clearing fees increased by $226,000, or 74.8%, to $528,000 for the nine months ended September 30, 1999 from $302,000 for the prior comparable period. This increase is mainly due to increase in the number of broker's and related transaction volume offset by a slight decline in the average dollar amount per transaction as a result of changing clearing firms.

    Communication expense increased by $86,000, or 66.2%, to $216,000 for the nine months ended September 30, 1999 from $130,000 for the prior comparable period. This increase was primarily attributable to increased usage associated with new offices and the business expansion strategy.

    Occupancy and equipment expense increased $158,000, or 47.7%, to $489,000 for the nine months ended September 30, 1999 from $331,000 for the prior comparable period. The increase is mainly attributable to the opening of new offices and the business expansion strategy.

    Travel and business development expense increased by $93,000, or 55.7%, to $260,000 for the nine months ended September 30, 1999 from $167,000 for the prior comparable period due to increased travel related to business development activities.

    Professional fees increased by $464,000, or 241.7%, to $656,000 for the nine months ended September 30, 1999 from $192,000 for the prior comparable period. The increased use of legal services, independent audit review services and marketing consultants is directly related to the business expansion strategy.

    Other operating expenses increased by $548,000, or 168.1%, to $874,000 for the nine months ended September 30, 1999 from $326,000 for the prior comparable period. This increase primarily reflects increases in advertising, telephone, postage, printing, and filing fees expense.

    The income tax benefit increased $229,000, or 224.5%, to a tax benefit of $331,000 for the nine month period ended September 30, 1999 from $102,000 for the prior comparable period. The income tax benefit is due to an increase in loss from continuing operations for the nine months ended September 30, 1999.

    The net loss increased by $505,000, or 165.6%, to $810,000 for the nine months ended September 30, 1999 from a net loss of $305,000 for the prior comparable period. This increase is due to the items discussed above.

LIQUIDITY AND CAPITAL RESOURCES

    Chapman Holdings' assets are reasonably liquid with a substantial majority consisting of cash and cash equivalents, investment securities, and receivables from other broker-dealers and Chapman Holdings' clearing agent, all of which fluctuate depending upon the levels of customer business and trading activity. Receivables from broker-dealers and Chapman Holdings' clearing agent turn over rapidly. Both Chapman Holdings' total assets as well as the individual components as a percentage of total assets may vary significantly from period to period because of changes relating to customer demand, economic and market conditions, and proprietary trading strategies. Chapman Holdings' total assets as September 30, 1999 were $9,263,000.

    The Chapman Co., Chapman Holdings' wholly-owned broker-dealer subsidiary, is subject to the net capital rules of the NASD. As such, The Chapman Co. is subject to certain restrictions on the use of capital and its related liquidity. The net capital position of The Chapman Co. as of September 30, 1999 was $355,000, which was $105,000 in excess of its minimum NASD net capital requirement.

    Chapman Holdings' cash and cash equivalents were $1,775,000 as of September 30, 1999.

    Historically, Chapman Holdings has financed its operations through the sale of equity securities and cash flow from operations. On July 29, 1999, Chapman Holdings borrowed $3,220,000 from Chapman Capital Management Holdings, Inc., an affiliate, in connection with The Chapman Co.'s, participation in a municipal underwriting syndicate. The loan was payable on demand and accrued interest equal to the broker call rate in effect from time to time. Chapman Holdings repaid this loan in full on September 14, 1999. At September 30, 1999, Chapman Holdings had margin debt of approximately $2,050,000 million to finance the purchase of securities owned which is primarily the stock of Chapman Holdings and Chapman Capital Management Holdings, Inc.

    Chapman Holdings' overall capital and funding needs are continually reviewed to ensure that its capital base can support the estimated needs of its business. These reviews take into account business needs as well as Chapman Holdings' regulatory capital requirements. Chapman Holdings believes that its capital structure is adequate for current operations.

EFFECTS OF INFLATION

    Chapman Holdings' assets are to a large extent liquid in nature and, accordingly, may be significantly affected by inflation. Market prices of securities that Chapman Holdings may hold in inventory are also influenced by changes in inflation. Moreover, the rate of inflation affects Chapman Holdings' expenses, such as employee compensation, occupancy expenses and communications costs, which may not be readily recoverable in the prices of services offered to Chapman Holdings' customers. To the extent inflation results in rising interest rates or has adverse effects upon the securities markets, it may adversely affect Chapman Holdings' financial condition and results of operations.

YEAR 2000 SOFTWARE ISSUE

    As the Year 2000 approaches, existing software programs and operating systems must be reviewed to determine if they can accommodate information that employs dates after December 31, 1999. As of September 30, 1999, Chapman Holdings' Year 2000 readiness costs were approximately $115,000 to cover assessment of systems, internal testing, point-to-point testing, training, replacement and modification of existing systems, and contingency planning.

    Chapman Holdings' estimates its Year 2000 readiness costs at approximately $133,000. Chapman Holdings estimates that its total Year 2000 readiness costs will be approximately $230,000.

    Chapman Holdings has prepared a written plan detailing Chapman Holdings' software and operating systems readiness issues for the Year 2000. The plan identifies mission-critical and non mission-critical operating systems of Chapman Holdings. Working with its hardware and software vendors and other third parties to prepare for the Year 2000, Chapman Holdings substantially completed necessary hardware and software renovations during the second quarter of 1999. We tested during the third quarter of 1999 to determine the effect of our readiness efforts, and we are currently working with our hardware and software vendors and other third parties to complete our Year 2000 contingency plan.

    Chapman Holdings' Year 2000 readiness plan involves four phases:

    PHASE I--ASSESSMENT. This phase involved the identification of all systems that are date dependent. This phase was substantially completed during the first quarter of 1998.

    PHASE II--RENOVATION. This phase involved the identification and replacement of mission-critical systems which Chapman Holdings was unable to update or certify as Y2K ready. This phase commenced in the first quarter of 1998 and was substantially completed in the second quarter of 1999. Remaining activities relate to monitoring and following up with third parties as part of our contingency planning activities in Phase IV.

    PHASE III--TESTING. This phase involves testing all systems that are date dependent and upgrading all non-compliant systems. Chapman Holdings completed this phase during the third quarter of 1999.

    PHASE IV--CONTINGENCY PLANNING. This phase involves an assessment of all mission-critical systems for potential problems that would result from Year 2000 related failures of software or hardware and also the development of plans and strategies to continue operations should such failures occur. The Chapman Co. has prepared an initial plan and will continue to refine and expand it as required through the first quarter of 2000.

    Within Chapman Holdings' Year 2000 readiness plan, systems are identified as "mission-critical" and "non mission-critical." Systems were identified as "mission critical" if the loss of the system, software or facility would cause an immediate stoppage of activity or a significant impairment of a core business area. Systems were determined to be non-Y2K ready based on information from manufacturers. Systems were identified as "not mission critical" if loss of the system, although inconvenient, would not cause an immediate stoppage of activity or significant impairment of a core business area. The following table summarizes Chapman Holdings' estimate of the status of mission-critical elements of Chapman Holdings' Year 2000 readiness plan.

                                                                                          NUMBER OF
                                                               NUMBER OF   NUMBER OF       CRITICAL
                                                   NUMBER OF   CRITICAL     CRITICAL     SYSTEMS FOR
                                                   CRITICAL     SYSTEMS    SYSTEMS IN    WHICH PHASE
Y2K PLAN PHASE                                      SYSTEMS    COMPLETED    PROCESS     NOT APPLICABLE
--------------                                     ---------   ---------   ----------   --------------
Assessment.......................................     32          32           --             --
Renovation.......................................     32          23           --              9
Testing..........................................     32          23           --              9
Contingency Planning.............................     32          --           32             --

    Chapman Holdings has relationships with third parties that may have computer systems that are not Year 2000 ready. Chapman Holdings has identified the third parties upon which it relies for mission-critical systems and has contacted such third parties to confirm that their systems are Year 2000 ready. Responses from the majority of these vendors during the first and second quarters indicated that they expected to reach readiness by the third quarter of 1999. Chapman Holdings continues to monitor the progress of its vendors and suppliers. Chapman Holdings' contingency plan calls for the replacement, whenever feasible, of any vendors of mission critical systems that have not certified readiness by September 30, 1999. As of November 11, 1999, only four such vendors had not verified readiness. We have identified alternative vendors in the event these vendors are not year 2000 ready.

    While Chapman Holdings believes that it is taking prudent and necessary action to become with Year 2000 requirements, there can be no assurance that the Year 2000 issue will not result in information or communications systems interruptions. Any such interruptions could be expected to have a material adverse effect on Chapman Holdings' business, financial condition, results of operations and business prospects and may subject Chapman Holdings to liability to its clients. Chapman Holdings is currently building upon its existing contingency plan in the event that Chapman Holdings or third parties do not successfully complete their readiness efforts, or if vendors or third parties controlling systems critical to Chapman Holdings are unable to confirm that their systems will be Year 2000 ready. These efforts may result in additional costs in excess of current allocations and estimates.

MANAGEMENT

    The directors and executive officers of Chapman Holdings are as follows:

NAME                                       AGE      PRINCIPAL POSITIONS
----                                     --------   -------------------
Nathan A. Chapman, Jr..................     42      President, Chairman of the Board and Director
Earl U. Bravo, Sr......................     52      Senior Vice President, Secretary, Assistant Treasurer
                                                    and Director
Lottie H. Shackelford..................     58      Director
Donald V. Watkins......................     50      Director
Demetris B. Brown......................     43      Chief Financial Officer
M. Lynn Ballard........................     57      Treasurer and Assistant Secretary

    The Board of Directors has appointed an Audit Committee, currently consisting of its two independent Directors. The Audit Committee reviews the scope of accounting audits, reviews with the independent public accountants the corporate accounting practices and policies and recommends to whom reports should be submitted within Chapman Holdings, reviews with the independent public accountants their final report, reviews with the independent public accountants overall accounting and financial controls, and is available to the independent public accountants during the year for consultation purposes.

    The Board of Directors has also appointed a Compensation Committee of the Board of Directors, currently consisting of the two independent Directors. The Compensation Committee reviews the performance of senior management, approves the compensation of the President, recommends appropriate compensation levels for officers other than the President and approves the issuance of stock options pursuant to Chapman Holdings' stock option plan. All Directors and officers of Chapman Holdings serve until their successors are duly elected and qualify.

    NATHAN A. CHAPMAN, JR. founded Chapman Holdings, Inc. in 1997 and its subsidiary, The Chapman Co., in 1986. Mr. Chapman also founded Chapman Capital Management Holdings, Inc. in 1998, and its subsidiary Chapman Capital Management, Inc. in 1988. Mr. Chapman founded EChapman.com in 1999. Mr. Chapman founded Chapman Insurance Holdings, Inc. in 1997 and its subsidiary, The Chapman Insurance Agency Incorporated, in 1987. Mr. Chapman has served as President, Chairman of the Board and a Director of all of these entities since their inception. Mr. Chapman is also the President, Chairman of the Board and a Director of The Chapman Funds, Inc. Prior to founding The Chapman Co.,
Mr. Chapman was a broker for Alex. Brown and Sons from 1982 to 1987.
Mr. Chapman is a Certified Public Accountant, a General Securities Principal, Registered Options Principal, and Registered Municipal Principal. In July 1999, the University of Maryland Office of the Board of Regents elected Mr. Chapman chairman of the Board of Regents.

    EARL U. BRAVO, SR. has been Chief Operating Officer of The Chapman Co. since 1992 and Secretary and Assistant Treasurer since 1997. Mr. Bravo has been Senior Vice President, Secretary, Assistant Treasurer and a Director of Chapman Holdings, Inc. since 1997 and of Chapman Capital Management Holdings, Inc. since 1998. Mr. Bravo is a Director, Sr. Vice President, Secretary and Assistant Treasurer of EChapman.com. Mr. Bravo is a General Securities Principal, Financial and Operations Principal and Registered Representative. Mr. Bravo holds an MBA from the University of Maryland, College Park.

    LOTTIE H. SHACKELFORD has been Executive Vice President of Global USA since 1994. From 1978 to 1992, Ms. Shackelford was City Director of Little Rock, Arkansas. In 1988 and 1989, Ms. Shackelford was Vice-Chair and Co-Chair, respectively, of the Democratic National Committee. Ms. Shackelford is a Director of The Chapman Funds, Inc and has been a Director of the Company since 1997.

    DONALD V. WATKINS has been President of Donald V. Watkins, PC, a law firm located in Birmingham, Alabama, since 1973. Mr. Watkins has been Director of Chapman Holdings, Inc. since 1997.

    DEMETRIS BROWN has been Chief Financial Officer of Chapman Holdings, Inc. since 1998. From 1993 to 1998 Mr. Brown was the Vice President of Finance for the Injured Workers' Insurance Fund, a casualty insurance underwriter.
Mr. Brown served as the Director of Finance for Computer Sciences Corporation from 1989 to 1993. Mr. Brown is a Certified Public Accountant, Certified Management Accountant, Financial and Operations Principal, and Registered Representative.

    M. LYNN BALLARD has been Treasurer and Assistant Secretary since 1997 of The Chapman Co., Treasurer and Assistant Secretary of Chapman Holdings, Inc. since 1997 and Chapman Capital Management Holdings, Inc. since 1998. Ms. Ballard has been employed as a senior financial executive of The Chapman Co. and Chapman Capital Management, Inc. since 1988. Ms. Ballard is Treasurer and Assistant Secretary of The Chapman Funds, Inc.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning compensation paid by Chapman Holdings during the last three fiscal years, for services rendered in all capacities to Chapman Holdings and its subsidiary, The Chapman Co., to the chief executive officer and the other most highly paid executive officers of Chapman Holdings whose total annual salary and bonus exceeded $100,000 during the year ended December 31, 1998. No other executive officer received salary and bonus of $100,000 or more during such years.

                                                                            ANNUAL COMPENSATION
                                                                            -------------------
NAME AND PRINCIPAL POSITION                                     YEAR         SALARY     BONUS
---------------------------                                   --------      --------   --------
                                                                1998(1)     $200,000   $100,000
Nathan A. Chapman, Jr.......................................    1997(2)     $159,500   $100,000
  President                                                     1996(2)     $144,000   $   --0-

                                                                1998(1)     $105,000   $ 10,000
Earl U. Bravo, Sr. (1)......................................    1997(2)     $100,000   $  5,000
  Senior Vice President, Secretary and Assistant Treasurer      1996(3)           (3)        (3)

------------------------

(1) Includes approximately 50% allocated to CCM and The Chapman Insurance Agency, Incorporated pursuant to certain expense sharing arrangements. See "Certain Transactions."

(2) Includes amounts allocated to CCM and The Chapman Insurance Agency, Incorporated, then subsidiaries of Chapman Holdings, pursuant to certain informal allocation arrangements.

(3) Annual salary and bonus received by Mr. Bravo in fiscal year ended December 31, 1996 was less than $100,000.

    The Board of Directors of Chapman Holdings has established the 1998 Chapman Holdings, Inc. Omnibus Stock Plan (the "Plan") to enable Chapman Holdings to grant equity compensation to the Company's directors, officers, employees and consultants. Pursuant to the Plan, 150,000 shares have been reserved for award thereunder. The Plan is administered by the Compensation Committee of the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

                                                        PERCENT OF TOTAL
                                         NUMBER OF          OPTIONS
                                        SECURITIES          GRANTED
                                        UNDERLYING        TO EMPLOYEES
                                      OPTIONS GRANTED          IN          EXERCISE OR BASE
NAME                                        (#)           FISCAL YEAR      PRICE ($/SHARE)    EXPIRATION DATE
----                                  ---------------   ----------------   ----------------   ---------------
Earl U. Bravo,......................       5,000               11%               9.50            9/28/2001
  Sr. Senior Vice President,
  Secretary and Assistant Treasurer

COMPENSATION OF DIRECTORS

    Directors receive no cash compensation for their service to Chapman Holdings as Directors; however, they are reimbursed for all out-of-pocket expenses relating to attendance at meetings of the Board of Directors and any committee thereof. Members of the Board of Directors are eligible to receive stock options pursuant to the Plan. On September 28, 1998, Directors Watkins and Shackelford were awarded 3-year stock options to purchase 10,000 shares and 1,000 shares, respectively, at $9.50 per share, the then current market price.

CHAPMAN HOLDINGS PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of shares of the Chapman Holdings' Common Stock as of October 31, 1999 by (i) each person known by Chapman Holdings to own beneficially 5% or more of its outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the executive compensation, and (iv) all directors and executive officers of Chapman Holdings as a group. Except as otherwise indicated, Chapman Holdings believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares, subject to community property laws where applicable.

NAME AND ADDRESS OF                                AMOUNT AND NATURE OF
BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP   PERCENT OF SHARES OUTSTANDING
-------------------                                --------------------   -----------------------------
Nathan A. Chapman, Jr............................    2,104,765 shares(1)              71.3%
  401 E. Pratt Street
  Baltimore, MD 21202
Chapman Capital Management,......................      154,267 shares(2)               5.2%
  Holdings, Inc.
  401 E. Pratt Street
  Baltimore, MD 21202
Lottie H. Shackelford............................        1,000 shares(3)                 *
  401 E. Pratt Street
  Baltimore, MD 21202
Donald V. Watkins................................       17,000 shares(4)                 *
  401 E. Pratt Street
  Baltimore, MD 21202
Earl U. Bravo, Sr................................        6,900 shares(5)                 *
  401 E. Pratt Street
  Baltimore, MD 21202
M. Lynn Ballard..................................        5,000 shares(6)                 *
  401 E. Pratt Street
  Baltimore, MD 21202
All Directors and Executive Officers as a            2,134,665 shares                 72.3%
  Group..........................................

------------------------

*   Represents less than one percent of the outstanding shares of Common Stock.

(1) Includes 122,383 shares held by The Chapman Co., in its market-making inventory, that have no voting rights as long as they are held by a subsidiary of Chapman Holdings, and shares held by Chapman Capital Management Holdings, Inc. Mr. Chapman is President and Director of each of The Chapman Co. and Chapman Capital Management Holdings, Inc. and Chairman and majority stockholder of Chapman Capital Management Holdings, Inc.
    Mr. Chapman disclaims beneficial ownership of the shares held by The Chapman Co. and Chapman Capital Management Holdings, Inc.

(2) Represents shares held by Chapman Capital Management, Inc., in investment advisory accounts over which CCM exercises voting and dispository discretion.

(3) Represents shares subject to stock options that are currently exercisable.

(4) Includes 10,000 shares subject to stock options that are currently exercisable.

(5) Includes 5,000 shares subject to stock options that are currently exercisable.

(6) Represents shares subject to stock options that are currently exercisable.

CHAPMAN HOLDINGS CERTAIN TRANSACTIONS

    On February 26, 1998, Chapman Holdings and its subsidiary The Chapman Co. effected tax-free spin-off transactions pursuant to which all of the outstanding shares of stock of the former subsidiaries of The Chapman Co., Chapman Capital Management Holdings, Inc., parent of Chapman Capital Management, Inc. ("CCM") and Chapman Insurance Holdings, Inc. parent of The Chapman Insurance
Agency, Inc. were distributed to Chapman Holdings' stockholders.

    CCM is registered with the Commission as an investment advisor and manages funds for institutional investors and individuals on a separate account basis, for three registered open-end investment companies, DEM Equity Fund, DEM Index Fund and The Chapman U.S. Treasury Money Fund, each a portfolio of The Chapman Funds, Inc., and a private group trust for qualified employee benefit plans. The Chapman Insurance Agency, Inc. is a variable annuity provider formed primarily to serve retail clients and its operations have not been significant to date.

    Nathan A. Chapman, Jr., the President, Chairman of the Board of Directors and majority stockholder of Chapman Holdings, is the President and Chairman of the Board of Directors of each of EChapman.com, Chapman Capital Management Holdings, Inc., CCM, Chapman Insurance Holdings, Inc., The Chapman Insurance Agency, Inc. and The Chapman Funds, Inc. and majority stockholder of Chapman Capital Management Holdings, Inc., Chapman Insurance Holdings, Inc. and EChapman.com.

    Earl U. Bravo, Sr., Senior Vice President, Secretary, Assistant Treasurer and a Director of Chapman Holdings and M. Lynn Ballard, Treasurer, Assistant Secretary of Chapman Holdings are each senior executive officers of Chapman Capital Management Holdings, Inc., CCM, Chapman Insurance Holdings, Inc., The Chapman Insurance Agency, Inc. and The Chapman Funds, Inc. Mr. Bravo is a Director of Chapman Capital Management Holdings, Inc. Lottie H. Shackelford, a Director of Chapman Holdings, is a Director of The Chapman Funds, Inc. Until its liquidation in 1998, Mr. Chapman, Mr. Bravo and Ms. Ballard served as senior executive officers and Mr. Chapman and Ms. Shackelford served as Directors of DEM, Inc., a closed-end registered investment company managed and sponsored by CCM.

    Chapman Holdings acted as the underwriter, on a best efforts basis, for the sale of DEM, Inc. common stock. Chapman Holdings was paid $432,008 and $0 in management fees and commissions in the years ended December 31, 1997 and December 31, 1998, respectively.

    Chapman Holdings acted as the underwriter, on a best efforts basis, for the sale of Chapman Capital Management Holdings, Inc. common stock. Chapman Holdings was paid $296,623 in underwriting fees and commissions in the year ended December 31, 1998.

    Chapman Holdings is the distributor for The Chapman U.S. Treasury Money Fund, DEM Equity Fund and DEM Index Fund pursuant to distribution agreements between Chapman Holdings and The Chapman Funds, Inc. Such distribution agreements must be extended annually for one-year periods by the board of directors of The Chapman Funds, Inc. or they expire by their terms. Further, such agreements are terminable on 60 days notice and terminate automatically upon assignment. Chapman Holdings receives no compensation for the distribution of shares of The Chapman U.S. Treasury Money Fund. The DEM Index Fund had no operations in 1998. Chapman Holdings was paid $14,221 and $27,409 in management fees and commissions in the year ended December 31, 1998 and the nine months ended September 30, 1999 pursuant to its distribution agreement with The Chapman Funds, Inc. pertaining to the DEM Equity Fund. Chapman Holdings has entered into distribution agreements with The Chapman Funds, Inc. with respect to three additional funds; however, such funds have not yet commenced operations.

    As of October 31, 1997, CCM executed a 10-year note to Chapman Holdings in the amount of $771,889 accruing interest at 6.68% per annum. CCM repaid this note in full during 1998. The largest
amounts owed by CCM, including this loan and CCM's allocation of shared overhead, and other advances as set forth below, were $958,302 and $800,672 during fiscal years ended December 31, 1998 and 1997, respectively.

    As of December 31, 1996, Mr. Chapman executed a promissory note to Chapman Holdings in the amount of $106,923. As of February 11, 1998, Mr. Chapman executed a three-year note in the amount of $176,250 which accrues interest at 5.54% per annum and no payments of principal or interest are required until maturity, to replace the note executed December 31, 1996. On March 11, 1998, Mr. Chapman executed a three-year promissory note in the amount of $285,587 which accrues interest at 5.5% per annum. As of May 1, 1998, Mr. Chapman executed a demand promissory note in the amount of $100,000 which accrues interest at 5.5% per annum. As of December 31, 1998, Mr. Chapman executed a three-year promissory note in the amount of $51,690 which accrues interest at 4.33% per annum. As of December 31, 1997 and 1998, Mr. Chapman owed Chapman Holdings $164,601 and $638,314, respectively, in connection with these notes, and as of September 30, 1999, Mr. Chapman owed Chapman Holdings $639,584 in connection with these notes.

    In July 1999, Chapman Holdings borrowed $3,220,000 from Chapman Capital Management Holdings, in connection with Chapman Holdings' participation in a municipal underwriting syndicate. The note was payable on demand and accrued interest at an interest rate equal to the brokers call rate as in effect from time to time. The loan and accrued interest were repaid September 14, 1999.

    Mr. Chapman is President and Treasurer and Mr. Bravo is Secretary of Chapman General Partner One, Inc., the general partner of Chapman Limited Partnership I (the "Partnership"). Chapman Holdings leases furniture and equipment from the Partnership. The lease requires monthly payments of $9,846 and contains one year renewable terms, at the option of the Chapman Holdings, through September 2000, at which time it can purchase the furniture and equipment at fair value. Rent expense under this lease agreement was $118,152 in each of 1998 and 1997 and $88,614 for the nine months ended September 30, 1999 of which $0, $9,846 and $0 were payable to the Partnership as of December 31, 1998, December 31, 1997 and September 30, 1999, respectively. Management believes that the terms of these transactions were substantially as favorable to Chapman Holdings as those available from non-affiliates.

    On December 14, 1998, Chapman Holdings advanced to Chapman Limited Partnership I $19,536 for payment of certain taxes and related payments. On October 22, 1999, Chapman Holdings advanced the partnership $49,037 for payment of certain taxes and related payments. As of September 30, 1999, all of these advances remained outstanding. Future lease payments will be applied to such advances until repaid in full.

    Chapman Holdings shares office space, certain employees and other overhead with certain other entities controlled by Mr. Chapman including CCM and The Chapman Insurance Agency, Inc. Chapman Holdings allocates compensation and benefits expense to CCM and The Chapman Insurance Agency, Inc. based on actual compensation and benefits expense and the estimated percentage of the employee's time spent performing services for each entity. Chapman Holdings allocates other expenses based on estimated usage. Pursuant to such allocation arrangements, as of December 31, 1997 and 1998, CCM owed Chapman Holdings $28,782 and $275,562, respectively. Chapman Holdings treats such outstanding allocation amounts as normal receivables to be paid in the ordinary course of business. The common management and/or ownership among Chapman Holdings and other entities controlled by Mr. Chapman may involve potential conflicts of interest. See "Risk Factors--Certain Transactions; Relationships with Other Chapman Entities; Conflicts of Interest."

    On November 10, 1998, Chapman Holdings erroneously deposited $291,207 in the securities account of CCM. As of December 31, 1998, CCM owed Chapman Holdings $104,270 of this amount. CCM repaid the amount in full on January 12, 1999.

    Chapman Holdings and Mr. Chapman have entered into a non-exclusive, royalty-free licensing agreement pertaining to the company's use of the DEM and Domestic Emerging Markets trademarks that are owned by Mr. Chapman.

    All transactions with affiliates of Chapman Holdings are approved by a majority of the Board of Directors, including a majority of the disinterested Directors.

                          DESCRIPTION OF ECHAPMAN.COM

ECHAPMAN.COM BUSINESS

    UNLESS WE INDICATE OTHERWISE, IN THIS SECTION, THE TERMS "WE," "US," "ECHAPMAN.COM" OR "ECHAPMAN" REFER TO ECHAPMAN.COM, INC. AFTER THE MERGERS OF CHAPMAN HOLDINGS, INC., CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND CHAPMAN INSURANCE HOLDINGS, INC. INTO THREE WHOLLY-OWNED SUBSIDIARIES OF ECHAPMAN.COM. CHAPMAN HOLDINGS, INC. IS THE PARENT OF THE CHAPMAN CO. CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. IS THE PARENT OF CHAPMAN CAPITAL MANAGEMENT, INC.
 CHAPMAN INSURANCE HOLDINGS, INC. IS THE PARENT OF THE CHAPMAN INSURANCE AGENCY INCORPORATED. UNLESS WE INDICATE OTHERWISE, ALL INFORMATION IN THIS SECTION
(I) GIVES EFFECT TO THE CONSUMMATION OF THE MERGERS AND (II) THE INITIAL PUBLIC OFFERING OF ECHAPMAN.COM COMMON STOCK.

    SINCE WE ARE A NEW COMPANY, THE DISCUSSION OF OUR PROPOSED BUSINESS STRATEGY, EXPANSION PLANS AND PLAN OF OPERATION ARE NOT BASED ON HISTORICAL FACTS BUT ARE FORWARD-LOOKING STATEMENTS BASED UPON NUMEROUS ASSUMPTIONS ABOUT FUTURE CONDITIONS, WHICH MAY ULTIMATELY PROVE TO BE INACCURATE. OUR ACTUAL RESULTS MAY MATERIALLY DIFFER FROM OUR ANTICIPATED RESULTS DESCRIBED IN SUCH STATEMENTS. OUR ABILITY TO ACHIEVE SUCH RESULTS IS SUBJECT TO NUMEROUS RISKS AND UNCERTAINTIES, INCLUDING, BUT NOT LIMITED TO THE RISKS DETAILED IN THE SECTION ENTITLED "RISK FACTORS" AND ELSEWHERE THROUGHOUT THIS PROSPECTUS. THESE FORWARD-LOOKING STATEMENTS REPRESENT OUR JUDGMENT AS OF THE DATE OF THIS PROSPECTUS. ECHAPMAN.COM DISCLAIMS, HOWEVER, ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS. AS A RESULT, YOU ARE CAUTIONED NOT TO RELY ON THESE FORWARD-LOOKING STATEMENTS.

                           THE ECHAPMAN.COM STRATEGY

OVERVIEW

    EChapman.com is a newly formed corporation designed to bring together the financial services capabilities of (i) Chapman Holdings and its subsidiaries, The Chapman Co., Charles A. Bell & Co., Inc., Charles A. Bell Securities Corp. and Charles A. Bell Asset Management, Inc., (ii) Chapman Capital Management Holdings, Inc. and its subsidiary Chapman Capital Management, Inc. and
(iii) Chapman Insurance Holdings, Inc. and its subsidiary, The Chapman Insurance Agency Incorporated, while taking advantage of the unique opportunities presented by the growth of the Internet. Our Web site, the EChapman.com network, which is currently under development, will seek to be an interactive online community offering both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women market segments. We refer to these groups collectively as the Domestic Emerging Markets, or DEM, community. We believe that our creation of and leadership position in employing the Domestic Emerging Markets concept will allow us to successfully combine online financial services with an online portal.

    We are also in the exploratory stages of establishing an Internet bank servicing the DEM community, an undertaking which we believe would round out our financial product lines and make EChapman.com a complete, one-stop financial services company. The establishment of a bank involves a lengthy application process and requires regulatory approval. These plans are in the preliminary stages, and we cannot assure you that these plans will come to fruition or represent a significant source of revenue.

    We are currently working internally and with third party service providers to design and develop a prototype of our Web site. We have reserved the domain name "EChapman.com" and intend to use this address once the site is up and running. We intend to launch the online trading portion of the EChapman.com Web site during the first quarter of 2000. Although we expect to add content and functionality on a continuous basis, we anticipate that the layout, content and functionality of the lifestyle, educational and cultural portions of our Web site should be substantially complete within six months following the closing of the mergers.

BACKGROUND

NATHAN A. CHAPMAN, JR.

    A key part of our strategy will be our financial services component. We intend to draw upon Nathan A. Chapman, Jr.'s prominence and experience in the financial services industry and the operating histories of Chapman Holdings and Chapman Capital Management Holdings. Mr. Chapman, our founder, President and Chairman, is President and Chairman of the first and currently the only African-American controlled publicly traded investment bank, The Chapman Co., and the President and Chairman of the first and currently only African-American controlled publicly traded investment management company, Chapman Capital Management. The Chapman Co. is a full service securities brokerage and investment banking company that engages in corporate and government finance, retail and institutional brokerage, research and marketing-making activities and trading. Chapman Capital Management is a registered investment advisor that at October 31, 1999, had over $690 million in assets under management. Chapman Capital Management acts as financial advisor to separate accounts, a group trust and a family of mutual funds. The Chapman Insurance Agency is a privately held insurance agency with limited operations to date.

DOMESTIC EMERGING MARKETS STRATEGY

    In the mid-1990s, Mr. Chapman pioneered an investment management strategy that consists of managing portfolios invested in securities of companies controlled by African-Americans, Asian-Americans, Hispanic-Americans and women. We call this strategy the Domestic Emerging Markets, or DEM, strategy, and we call companies which meet this profile DEM companies.

    Chapman Capital Management was the first investment management firm to establish the DEM strategy as an investment option when it launched DEM, Inc., a closed end investment management company, in 1995. A mutual fund managed by Chapman Capital Management using the DEM strategy is included as an investment option in certain retirement plans administered by Aetna Retirement Services and Nationwide Retirement Solutions. Chapman Capital Management further extends the DEM strategy by actively recruiting investment managers which meet the DEM profile to manage investment portfolios that may or may not be invested in DEM companies. We call this strategy the DEM Multi-Manager strategy. Since launching the DEM strategy, the Company has increased assets managed under the DEM and DEM Multi-Manager strategies to over $450 million as of October 31, 1999.

    The Chapman Co. uses the DEM strategy in its brokerage and investment banking business by participating in syndicates for underwritings of DEM companies, publishing research on DEM companies, making markets in the stocks of DEM companies and acting as distributor for the mutual funds that Chapman Capital Management manages according to the DEM strategy. In addition, The Chapman Co. seeks to act as lead underwriter for DEM companies.

ECHAPMAN.COM

    We believe an online network designed to appeal to African-Americans, Asian-Americans, Hispanic-Americans and women, as well as the DEM community as a whole, will allow us to leverage the DEM concept and promote brand differentiation for our financial and other services. In addition, we believe that the Internet will provide us with cost-efficient access to new markets for our financial services.

    EChapman.com will seek to attract the members of the DEM community to our Web site by providing lifestyle, educational and cultural, as well as financial services, information with the goal of becoming a dynamic online community, known as EChapman.com. We currently intend that this material will initially be organized around four channels on our Web site.

    The CHAPMAN NETWORK will cover a variety of topics and features, including:

    - Lifestyle pages providing content about travel, finance, fashion, food, sports, entertainment, health & wellness, and family and parenting issues and featuring presentations by personalities and celebrities appealing to the various segments of the DEM community

    - Music/Video pages allowing visitors to participate in online chats with artists and personalities, listen to music, preview videos and make purchases online at the CHAPMAN.COM MARKETPLACE

    - Kids and Teens pages offering chat rooms and programming about school safety, money, contests, quizzes, puzzles, sports

    - Chapman Kids Club enabling kids and teens to open virtual stock accounts and view real time stock information about companies that appeal to youth

    - International, domestic and business news

    - Sports, weather and local news

    CHAPMAN TRADING will offer:

    - Online brokerage services

    - A variety of mutual fund choices, including our proprietary funds: the DEM Equity Fund, the DEM Index Fund and the Chapman US Treasury Fund, as well as any future mutual fund offerings

    - Insurance products, such as variable annuities, variable life and term life products

    - Research reports

    - Online access to corporate and public finance products

    - Toll-free call center for personalized assistance

    CHAPMAN EDUCATION will focus on financial education by providing:

    - Interactive seminars addressing a wide range of topics, ranging from how to make a budget to investment strategies

    - Interviews with business people, particularly those who are prominent in the DEM community

    - DEM Index performance information

    - Financial tools, such as mortgage and loan calculators and tips on how to conduct investment research

    CHAPMAN MARKETPLACE will offer for sale:

    - Chapman-branded apparel and accessories

    - Other products, including many of special interest to the DEM community such as videos, music and books featuring DEM personalities and apparel

    - Links with other Internet merchants which desire access to the DEM community or segments of it

SOURCES OF ONLINE REVENUE

    EChapman.com will seek to derive revenue from its online business in the following ways:

    - Online brokerage commissions, including commissions from proprietary and other mutual fund sales

    - Investment management fees from increasing assets under management through online sales of our proprietary mutual funds

    - Advertising revenues from sales of banner ads and links to Web sites seeking to reach the DEM community or segments of it

    - Sharing with ecommerce partners in sales generated by visitors coming from our Web site

    - Possible online sales of annuity and insurance products created through alliances with companies such as The Manufacturers Life Insurance Company of North America

    - Potential interest and fee income generated upon establishment of the contemplated Internet bank

    - Sales of products through the CHAPMAN MARKETPLACE channel

BRAND AWARENESS

    In an increasingly competitive Internet market, we believe that the development of the EChapman.com brand is a key to the success of our business. EChapman.com will seek to establish brand awareness through:

    - Conventional off-line advertising and promotion, such as print media, radio and television, event sponsorship, conferences and seminars specifically targeted at the DEM community and its various segments

    - Distribution of DEM products through third parties, such as Aetna Retirement Services and Nationwide Retirement Solutions

    - Online advertising and marketing strategies, including:

       - One-to-one banner exchanges

       - Basic text links

       - Content sponsorship

       - E-mail promotions

       - Registration with search engines and directories

       - Registration of alternative domain names, such as chapmanonline.com, africanamericanstocks.com, asianamericanstocks.com, hispanicamericanstocks.com and womenstocks.com, which will lead users to the EChapman.com Web site

OFFLINE STRATEGY

    We intend to grow the financial services products and services we have offered through our traditional channels of distribution and believe these businesses will complement our online strategy. In particular, we will continue to pursue and expand:

    - Corporate finance transactions involving DEM companies, including underwriting syndicate participations and manager roles in these transactions

    - Government finance transactions, including seeking larger positions and manager roles in these transactions by establishing a presence in the states with major issuers of negotiated tax-exempt bonds

    - Retail brokerage services targeting the DEM community

    - Market-making activities focused on securities of DEM companies, as well as other companies

    - Proprietary trading for our own account

    - Investment management services such as advisory services for institutional separate accounts and our proprietary mutual funds

    - Distribution of our proprietary mutual funds and mutual funds managed by others through alliances with strategic partners, such as Aetna Retirement Services

    - Management of assets according to the DEM and DEM Multi-Manager strategies

    - Sales of annuity and other insurance products on an agency basis for insurance underwriters, such as The Manufacturers Life Insurance Company of North America

                                  THE INTERNET

GROWTH OF THE INTERNET

    The Internet has become a significant global medium for obtaining news and information, communicating and conducting commerce. Both the number of Internet users and the amount of time they spend online are growing. According to Jupiter Communications, an independent market research firm specializing in online research and analysis, approximately one-third of all homes in the United States now have access to the Internet, and this percentage is expected to increase to more than two-thirds by 2003. We believe that this growth is the result of a number of factors, including:

    - A growing number of computers in the home and workplace

    - Improvements in network infrastructure

    - More convenient, faster and less expensive Internet access

    - Advances in computer and modem technology

    - An increased public awareness of the benefits of using the Internet

    - Development of "user friendly" interfaces

    The interactive nature of the Internet as well as the growing online community have also resulted in dramatic growth in the amount of ecommerce that is being transacted on the Internet. One market survey shows that online purchases, which were $50 billion in 1998, will grow to $1.3 trillion by 2003. We believe that growth in ecommerce can be attributed to a number of factors, including:

    - Consumer confidence in Internet technology and security

    - Improved ease of use

    - Validation of ecommerce resulting from the participation of nationally recognized companies

    The Internet provides an efficient medium for the delivery of periodically updated content. In contrast to print media, the Internet's technology and interactive nature allow content providers to update information without interrupting the user's experience. As a result, providers of high-quality and well-organized content can promote increased Internet usage and create an attractive marketing environment for advertisers and merchants. In addition, leading content providers can develop a loyal following of repeat users who register with their sites by providing personal information and preferences. Registration benefits both the user and the site. Registered users are often eligible for additional services from a site, such as customization options or access to premium content. As a content provider learns more about its users as they register and spend more time online, it can tailor content to meet the needs and preferences of its users. This user information also provides advertisers and merchants with more focused demographic information, which is used to maximize direct marketing opportunities.

    The online brokerage industry is also experiencing rapid growth. Jupiter Communications forecasts that the total number of online trading households will grow from 4.3 million in 1998 to more than 20.3 million in 2003. Jupiter Communications also estimates that assets under management in online trading accounts will increase sevenfold from $415 billion at the end of 1998 to more than $3 trillion by 2003. We believe that this growth is largely due to:

    - Growing consumer acceptance of the Internet as a convenient, secure and reliable method of conducting retail financial transactions

    - An increasing desire on the part of investors to take greater personal control of their financial future

    - Lowering of commission prices for online brokerage transactions

    - An increasing amount of high-quality investment research and information available on the Internet to assist investors in making their trading decisions

    - Extensive media attention focused on the online brokerage industry

    - Increasing interest by retail investors in purchasing individual stocks

    - A favorable investing environment

    A growing number of advertisers and businesses are capitalizing on the Internet's interactive nature to market their products to highly targeted audiences. The Internet offers these advertisers a flexible way to target their message and measure their results. Internet advertisers can tailor their messages to specific groups of consumers and can change advertisement content frequently in response to market factors, current events and consumer feedback. Moreover, advertisers can more accurately track the effectiveness of their advertising messages based on the rate that consumers directly respond to advertisements through keystrokes or "click throughs" that their advertisements receive.

THE DEM COMMUNITY ON THE INTERNET

    According to the Population Estimates Program, Population Division, of the United States Census Bureau, Data Sheets published by the Population Reference Bureau, racial and ethnic minorities account for approximately 25% of the adult U.S. population as of October 31, 1999. This figure is expected to increase to approximately 33% by the year 2015. However, based on population estimates and trends derived from the Population Estimates Program released on September 1, 1999, it appears that racial and ethnic minorities account for a relatively smaller percentage of the total U.S. online population than of the U.S. population as a whole. For example, African-Americans, who account for 12.79% of the U.S. population, represent 7.82% of the total estimated U.S. online population of 92 million. Asian-Americans, who represent 4.00% of the U.S. population, represent 2.85% of the total U.S. online population, and Hispanic-Americans, who make up 11.44% of the U.S. population, account for 1.64% of the U.S. online population. These Data Sheets estimate that women, who comprise 51.13% of the U.S. population, account for approximately 46% of the U.S. online population. We believe that the potential growth in Internet usage by members of the DEM community represents an opportunity for EChapman.com.

                         ECHAPMAN.COM PLAN OF OPERATION

    Our ability to implement our business strategy depends upon the successful and timely completion and launch of our Web site. We are currently developing the site, and we expect that we will be able to offer the online brokerage and certain other features of the CHAPMAN TRADING channel of the Web site by the end of the first quarter of 2000.

    Simultaneously with the development of the financial services component of our Web site, we will also be designing and developing the other features of the EChapman.com Web site. In this regard, we intend to establish relationships with content providers and third parties who wish to advertise on our site. We also intend to develop strategic relationships with other companies which desire to market their products and services to the DEM community. Although our Web site design and development, as well as promotion of the EChapman.com brand, will be an ongoing process, we estimate that the portal component of the EChapman.com Web site will be substantially completed and ready for visitors within six months after the closing of this offering.

    We expect to incur significant expenses in two main areas:

    - Promotion of the EChapman.com Web site and the EChapman.com brand

    - Web site design and development

    During our first 12 months of operations, the expenses we expect to incur in connection with our Web site include:

    - Development of our portal content, including news, weather and sports feeds from third-party providers and the production costs associated with streaming video presentations for the CHAPMAN EDUCATION and CHAPMAN NETWORK channels

    - Marketing and promoting the EChapman.com Web site and brand

    - Testing the site once the initial framework is completed

    - Further design, development and testing of our online financial services offerings

    - General software and hardware expenses associated with the operation of the site

    - Web hosting and related expenses

    Marketing and promotional activities will include targeted advertising of EChapman.com online, including placement of banner ads and links to the EChapman.com Web site on other Web sites, and through traditional print, radio and television advertising. We will also incur expenses in establishing strategic relationships with other companies.

    As our online trading capabilities develop, and as we move toward the completion of the EChapman.com portal, we expect to increase significantly the size of our workforce in response to the anticipated growth of our online business and the continued expansion of our traditional lines of business. We expect to hire approximately 115 employees for our Web site, including an information technology professional, a sales manager, sales personnel and administrative staff in connection with the online community component of the Web site and call center personnel and licensed brokers for our financial services component of the Web site. We also anticipate increasing the number of employees in our traditional brokerage, investment banking and investment advisory businesses by adding a total of approximately 10 employees to these areas. These increases represent almost a 200% increase in our current staffing levels, and we expect commensurate increases in our compensation and benefits expenses for the first 12 months of operations, as well as increases in our occupancy and equipment expenses in order to accommodate these additional employees.

    Currently, we believe that the net proceeds of this offering will be sufficient for the funding of our business for at least the first 12 months of our operations. However, to the extent that our management deems it necessary to the implementation of our business strategy, we may require additional financing beyond the proceeds of this offering. See "Risk Factors--We may not be able to secure financing if we need it in the future."

                      OUR INVESTMENT PRODUCTS AND SERVICES

    We intend to continue to offer the products and services that The Chapman Co., Chapman Capital Management and The Chapman Insurance Agency currently offer through their traditional channels of distribution, while at the same time expanding our distribution focus to the Internet in order to gain access to a much larger audience.

SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    BROKERAGE SERVICES

    Our securities brokerage and investment banking subsidiary, The Chapman Co., provides brokerage services to institutional and retail clients. The Chapman Co. charges commissions to these clients for executing buy and sell orders for securities on national and regional exchanges and in the over-the-counter market. The Chapman Co.'s primary source of revenue for its brokerage business has historically been commissions generated from institutional brokerage. The Chapman Co.'s institutional clients include investment managers, corporate retirement plans and municipal retirement plan sponsors. The Chapman Co. maintains floor broker relationships on the New York, American and Chicago Stock Exchanges and executes buy and sell orders in the over-the-counter markets. Approximately 46%, 39% and 44% of The Chapman Co.'s revenue during the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, respectively, were derived from its brokerage business.

    The Chapman Co. also participates in fixed income secondary market trading in government securities primarily for fixed income investment managers, municipal treasurers and other investment professionals. This business is done on a competitive basis where The Chapman Co. acts as a broker. Approximately 3%, 28% and 11% of The Chapman Co.'s revenue during the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, respectively, were derived from secondary market trading.

    The Chapman Co. is a market-maker for the securities of five companies. We are currently in the process of obtaining approval to make a market in the securities of up to 100 companies.

    CORPORATE FINANCE

    To date, The Chapman Co.'s corporate finance activities have been limited primarily to participation in syndicates. The Chapman Co. has been a member of more than 190 underwriting syndicates for corporate issues, substantially all of which were equity offerings. During the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, approximately 17%, 16% and 6%, respectively, of The Chapman Co.'s revenue was derived from corporate finance transactions. In 1998, approximately 50% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of Chapman Capital Management Holdings, for whom The Chapman Co. acted as sole underwriter. In 1997, approximately 38% of The Chapman Co.'s corporate finance revenue was derived from the sale of the stock of DEM, Inc., a publicly-traded closed-end investment company for which The Chapman Co. was the sole underwriter. Prior to DEM, Inc.'s liquidation in 1998, DEM, Inc. was managed by Chapman Capital Management.

    GOVERNMENT FINANCE

    The Chapman Co. participates in the tax-exempt public finance market and has managed, primarily as co-manager, more than 300 transactions in 22 states and the District of Columbia, including approximately 76 transactions in the past two years. More than half of the total dollar amount of these transactions has been with jurisdictions located in Alabama, California, Pennsylvania and Tennessee.

    During the years ended December 31, 1998 and 1997 and for the nine months ended September 30, 1999, approximately 21%, 7% and 14%, respectively, of The Chapman Co.'s revenue was derived from management fees, financial advisory fees and selling concessions in public finance transactions. The Chapman Co. currently employs six investment bankers whose primary responsibility is the development of its public finance business.

    RESEARCH

    The Chapman Co. currently employs four research analysts and provides research primarily on selected DEM companies. We intend to increase substantially the number of DEM companies covered by The Chapman Co.'s research.

    The Chapman Co. has also created the DEM Index, which tracks the performance of the stocks of certain companies meeting the DEM profile. We believe that inclusion of a DEM company in the DEM Index offers certain advantages such as facilitating identification by fund managers and other institutions seeking to invest in minority or women controlled businesses. The Chapman Co. will seek to earn fees from subscriptions to the DEM Index and the sale of limited information regarding the companies included in the DEM Index.

INVESTMENT ADVISORY SERVICES

    Our investment advisory subsidiary, Chapman Capital Management, currently manages three mutual funds: the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, each a portfolio of The Chapman Funds, Inc., a diversified, open-end management investment company registered under the Investment Company Act of 1940. Chapman Capital Management has formed and manages one private investment trust, the DEM-MET Trust. Chapman Capital Management also advises corporate, institutional and individual investors on a separate account basis. In addition, Chapman Capital Management is in the process of establishing two new mutual funds which will use the DEM Multi-Manager strategy.

    As of October 31, 1999, Chapman Capital Management's total assets under management attributable to mutual funds were approximately 19.1% of its total assets under management.

    DEM EQUITY FUND is a non-diversified portfolio of The Chapman Funds, Inc. The principal investment objective of the DEM Equity Fund is aggressive long-term growth through investment in equity securities of companies meeting the DEM profile. As of October 31, 1999, the DEM Equity Fund had approximately $17.4 million in assets. The DEM Equity Fund commenced operations in April 1998.

    DEM INDEX FUND is also a non-diversified portfolio of The Chapman
Funds, Inc. The DEM Index Fund seeks to match, as closely as possible, the DEM Index, an index composed of 100 stocks from the universe of publicly-traded companies which meet the DEM profile. As of October 31, 1999, the DEM Index Fund had approximately $146,000 in assets. The DEM Index Fund commenced operations in March 1999.

    THE CHAPMAN U.S. TREASURY MONEY FUND, also a portfolio of The Chapman Funds, Inc., invests solely in short-term direct obligations of the U.S. Government and repurchase agreements collateralized fully by direct obligations of the U.S. Government. This fund is intended primarily for state and local governments and their authorities and agencies. As of October 31, 1999, The Chapman U.S. Treasury Money Fund had an average for the ten month period of approximately $91.5 million in assets. The Chapman U.S. Treasury Money Fund began operations in June 1989.

    THE DEM MULTI-MANAGER FUNDS. Chapman Capital Management has registered but has not yet begun to sell the DEM Multi-Manager Bond Fund and the DEM Multi-Manager Equity Fund. The DEM Multi-Manager Bond Fund seeks to earn high current income with the potential for capital appreciation through investment in fixed income securities of companies identified by multiple sub-advisors. The DEM Multi-Manager Equity Fund seeks aggressive long-term growth through capital appreciation by investment in equity securities of companies identified by multiple sub-advisors. Chapman Capital Management oversees the sub-advisors of these multi-manager funds and it determines the percentage of a fund's assets each sub-advisor will manage. In the process of selecting sub-advisors for these multi-manager trustees, Chapman Capital Management employs the DEM Multi-Manager strategy by actively recruiting sub-advisors which meet the DEM profile.

    DEM-MET TRUST was organized in 1996 under New York law. The DEM-MET Trust is intended to qualify as a tax-exempt pooled trust for qualified employee benefit plans and certain governmental plans. The DEM-MET Trust was the first product introduced by Chapman Capital Management that employs the DEM Multi-Manager strategy. In managing the DEM-MET Trust, Chapman Capital Management actively recruits money managers which meet the DEM profile to manage a portion of the assets of the trust. These money managers invest their allocated assets in the securities of domestic and foreign issuers which may consist of common stock, or other types of equity investments, or temporary money market funds chosen by Chapman Capital Management. Chapman Capital Management acts as investment advisor to the DEM-MET Trust and in such capacity is responsible for selecting and monitoring the sub-advisors. As of September 30, 1999, Chapman Capital Management had sub-advisory relationships with 12 investment advisors, all of which meet the DEM profile. Chapman Capital Management evaluates such sub-advisors monthly and reallocates assets among existing sub-advisors and new sub-advisors as necessary. The DEM-MET Trust was created in December 1996 pursuant to an agreement between Chapman Capital Management and Bankers Trust Company, as custodial trustee. As of October 31, 1999, the DEM-MET Trust had approximately $290.3 million in assets, representing 41.6% of Chapman Capital Management's total assets under management.

    SEPARATE ACCOUNTS. Chapman Capital Management also provides investment advisory services to separate accounts under individual investment advisory agreements. Chapman Capital Management manages equity and debt portfolios with varied investment objectives including long term capital appreciation and current income. As of October 31, 1999, approximately 57.5% of the separate accounts under management incorporate the DEM strategy as an investment objective. Chapman Capital Management will continue to attempt to differentiate itself from other investment managers by providing the DEM strategy as an investment objective. As of October 31, 1999, Chapman Capital Management managed approximately $274.1 million in assets for separate accounts, of which approximately $157.5 million was invested pursuant to the DEM Strategy.

    MARKETING AND CUSTOMER SERVICE

    Chapman Capital Management's marketing strategy is to provide a single source for investing in DEM companies while achieving a competitive rate of return. Chapman Capital Management aggressively markets to large corporations, government entities and other institutions seeking investment in DEM companies.

    Chapman Capital Management targets its marketing efforts to the various types of customers that use its investment advisory and asset management services. Chapman Capital Management's separate accounts are typically large institutional investors. Chapman Capital Management markets to these accounts through customer support activities and personal sales efforts by officers of Chapman Capital Management. This strategy has also been utilized with the DEM-MET Trust due to the small number of large investors that have invested in the trust.

    Chapman Capital Management's proprietary investment products are distributed by The Chapman Co. To date, Chapman Capital Management's investment product marketing activities have been providing "wholesale" marketing assistance to support The Chapman Co.'s direct retail selling efforts. Chapman Capital Management intends to offer its proprietary investment funds to banks, insurance companies, providers of 401(k) deferred compensation plans and other institutions for resale to their customers. Chapman Capital Management will provide support to The Chapman Co. in marketing to institutional resellers and to the institutional resellers' own retail sales forces. Chapman Capital Management may also undertake some limited advertising of its proprietary investment products.

    In addition to separate accounts and proprietary investment products, Chapman Capital Management will seek to enter into agreements with other investment advisors whereby Chapman Capital Management will seek to act as a sub-advisor with respect to their investment products. Chapman Capital Management will seek to provide wholesale marketing assistance to the distributors of such third-party investment products to ensure that such products are effectively marketed by the third-party distributors to the DEM community.

    RESEARCH

    As of September 30, 1999, Chapman Capital Management employed three portfolio managers. Chapman Capital Management intends to hire additional portfolio managers to support its existing investment advisory and management services and to facilitate the introduction and maintenance of new investment products.

    Chapman Capital Management currently employs a buy-side analyst to assist the portfolio managers in investment research, monitoring of investment opportunities and the development and maintenance of Chapman Capital Management's proprietary DEM valuation and screening model. Chapman Capital Management also utilizes the research services of The Chapman Co. for coverage on certain companies meeting the DEM profile. Chapman Capital Management intends to expand its research staff by hiring additional buy-side analysts.

ANNUITY PRODUCTS

    Our insurance subsidiary, The Chapman Insurance Agency, sells annuity products on an agency basis for insurance underwriters such as The Manufacturers Life Insurance Company of North America; however, Chapman Insurance Agency has not had significant operations to date. Chapman Insurance Agency currently offers only variable annuities. Variable annuities are long-term savings vehicles which contain two accounts, a separate and a fixed account. The fixed account usually offers various fixed allocations which are credited with fixed rates of interest for the guaranteed periods selected by the policyholder. Policyholders will be able to choose among several available separate account fund options offered by Chapman Capital Management or other investment managers with whom we may ally our operations and transfer monies between the various annuity options on a tax-deferred basis.

    The Chapman Insurance Agency sells products on an agency basis only, meaning that it sells insurance products underwritten by other insurance companies. The Chapman Insurance Agency does not currently underwrite annuities on its own. Annuity products currently enjoy an advantage over certain other retirement savings products because the payment of federal income taxes on interest credited to annuity policies is deferred during the accumulation period. We believe that the individual annuity business is a growing segment of the savings and retirement market.

                             GOVERNMENT REGULATION

ECOMMERCE AND THE INTERNET

    There are currently a limited number of federal or state laws or regulations that specifically regulate communications or commerce on the Internet. However, federal and state governments are increasingly asserting an intent to more actively regulate the Internet. These efforts include attempts to apply existing laws of general applicability to the Internet, including actions involving:

    - User privacy, including sending of unsolicited email or "spamming"

    - Consumer protection to ensure quality products and services and fair dealing

    - Media regulation, such as libel and obscenity

    In addition, federal and state legislatures and administrative agencies are beginning to consider or adopt a variety of Internet-specific statutes and regulations. In 1998, Congress passed the Children's On-Line Privacy Protection Act of 1998, which strictly limits the collection of "personal information" by Web sites of information of children under the age of 13 by requiring, among other things, prior parental consent.

    The National Conference of Commissioners of the Uniform State Laws has recently recommended two new laws for adoption by the states. The first, the Uniform Electronic Transaction Act, seeks to recognize the scope and enforceability of electronic contracts and agreements generally. Separately, the Uniform Computer Information Transaction Act seeks to impose a general contract law framework for electronic transactions. We expect that states may adopt either or both of these uniform acts in the near future and, a consequence may be additional requirements and liability for Internet-based businesses. Additional legislation could be introduced if self-regulatory efforts by online businesses are deemed ineffective.

    Several states have adopted or are considering adoption of statutes that address "spamming" practices on the Internet.

    Moreover, it may take years to determine the extent to which existing laws relating to issues such as copyright, trademark, trade secrets and other intellectual property law; libel and defamation; and privacy are applicable to the Internet. These current, new and subsequent laws and regulations could adversely affect our business.

    Securities trading and investment advisory services are activities that have drawn particularly intensive scrutiny from regulatory agencies when conducted over the Internet. The recent substantial increase in securities trading over the Internet has created a renewed attention to and concern over the integrity of brokerage firms. As a result, there may be a substantial growth in the volume of regulations and enforcement actions with respect to online brokerage and financial services companies. That growth is expected to be somewhat chaotic and inconsistent since it is expected that a number of government agencies, including foreign government agencies, will attempt to assert jurisdiction over online trading and financial services concerns.

SECURITIES BROKERAGE AND INVESTMENT BANKING SERVICES

    The securities business is subject to extensive and frequently changing federal and state laws and substantial regulation under such laws by the SEC and various state agencies and self-regulatory organizations, such as the NASD. The Chapman Co. is registered as a broker-dealer with the SEC and is a member firm of the NASD. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, which has been designated by the SEC as The Chapman Co.'s primary regulator. The NASD adopts rules (which are subject to approval by the SEC) that govern its members and conducts periodic examinations of member firms' operations. Securities firms are also subject to regulation by state securities administrators in those states in which they conduct business. The Chapman Co. is registered as a broker-dealer in 49 states and the District of Columbia and Puerto Rico.

    Broker-dealers are subject to regulations which cover all aspects of the securities business, including sales methods and supervision, trading practices among broker-dealers, use and safekeeping of customers' funds and securities, capital structure of securities firms, record keeping and the conduct of directors, officers and employees. The principal purpose of regulation and discipline of broker-dealers is the protection of customers and the integrity of the securities markets. Additional legislation, changes in rules promulgated by the SEC and self-regulatory organizations, or changes in the interpretation or enforcement of existing laws and rules, may directly affect the mode of operation and profitability of broker-dealers.

    The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings which can result in censure, fines, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer, its officers or employees.

    The Chapman Co.'s mutual fund distribution business is subject to extensive regulation as to its duties, affiliations, conduct and limitations on fees under the Securities Exchange Act of 1934, the Investment Company Act of 1940, and the regulations of the NASD. As discussed above, The Chapman Co. is an NASD member. The NASD has prescribed rules with respect to maximum commissions, charges and fees related to investment in any mutual fund registered under the 1940 Act.

    As a registered broker-dealer and a member firm of the NASD, The Chapman Co. is subject to the net capital rule of the SEC. The net capital rule, which specifies minimum net capital requirements for registered brokers and dealers, is designed to measure the general financial integrity and liquidity of a broker-dealer and requires that at least a minimum part of its assets be kept in relatively liquid form. Net capital is essentially defined as net worth (assets minus liabilities), plus qualifying subordinated borrowings and less certain mandatory deductions that result from excluding assets not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments in the market value of securities to reflect the possibility of a market decline prior to disposition. The Chapman Co. has elected to compute its net capital under the standard aggregate indebtedness method permitted by the net capital rule, which requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed a 15-to-1 ratio. At September 30, 1999, The Chapman Co. had net capital and a net capital requirement of $355,088 and $250,000, respectively. The Chapman Co.'s ratio of aggregate indebtedness to net capital was 2.15 to 1.

    Failure to maintain the required net capital may subject a firm to suspension or expulsion by the NASD, the SEC and other regulatory bodies and ultimately may require its liquidation. In 1995 and 1998, The Chapman Co. and Mr. Chapman entered into consent agreements with the NASD regarding alleged violations of the net capital rules in late 1993 and early 1994 and early 1996, respectively. The 1998 consent agreement also addressed alleged violations of Rule 144 under the Securities Act with respect to the alleged 1996 net capital violation. The Chapman Co. and Mr. Chapman were censured and jointly fined $30,000, and Mr. Chapman was suspended from association with The Chapman Co. for 10 days pursuant to the 1995 consent agreement. Pursuant to the 1998 consent agreement, The Chapman Co. was censured and fined $7,500, and Mr. Chapman was censured, fined $7,500 and required to requalify by examination as a Financial and Operations Principal. Mr. Chapman has not requalified as a Financial and Operations Principal; instead, other officers of The Chapman Co. are serving as the firm's Financial and Operations Principals. The Chapman Co. has exceeded all net capital requirements since such alleged violations.

    The net capital rule also prohibits payments of dividends, redemption of stock and the prepayment or payment in respect of principal of subordinated indebtedness if net capital, after giving effect to the payment, redemption or repayment, would be less than a specified percentage (currently 120%) of the minimum net capital requirement. Compliance with the net capital rule could limit those operations of The Chapman Co. that require the intensive use of capital, such as underwriting and trading activities, and also could restrict EChapman.com's ability to withdraw capital from The Chapman Co., which in turn, could limit our ability to invest in our operations, pay dividends, repay debt and redeem or purchase shares of its outstanding capital stock.

INVESTMENT ADVISORY SERVICES

    Chapman Capital Management's business is subject to various federal and state laws and regulations. These laws and regulations are primarily intended to protect investment advisory clients and stockholders of registered investment companies. Under these laws and regulations, agencies that regulate investment advisors have broad administrative powers, including the power to limit, restrict, or prohibit an advisor from carrying on its business in the event that it fails to comply with applicable laws and regulations. Possible sanctions that may be imposed include the suspension of individual employees, limitations on engaging in certain lines of business for specified periods of time, revocation of investment advisor and other registrations, censures, and fines.

    Chapman Capital Management is registered with the SEC under the Investment Advisers Act of 1940 and is subject to examination by the SEC. Under
Section 206 of the Advisers Act, it is unlawful for any investment advisor to:
(i) employ any device, scheme, or artifice to defraud any client or prospective client; (ii) engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client; or
(iii) engage in any act, practice, or course of business which is fraudulent, deceptive or manipulative. The Advisers Act imposes numerous other obligations on registered investment advisors including fiduciary duties, recordkeeping requirements, operational requirements, and disclosure obligations. The SEC is authorized to institute proceedings and impose sanctions for violations of the Advisers Act, ranging from censure to termination of an investment advisor's registration. The failure of the Company to comply with the requirements of the SEC could have a material adverse effect on EChapman.com.

    An investment advisor to a registered investment company, its principals, and its employees may also be subject to proceedings initiated by the SEC to impose remedial sanctions for violation of any provision of the federal securities laws and the regulations adopted thereunder, and the SEC may prohibit such investment advisor to an investment company from continuing to act in such capacity. Stockholders of registered investment companies or the SEC may also bring an action against the officers, directors, and investment advisor for breach of fiduciary duty in establishing the compensation paid to the investment advisor.

    The mutual funds managed by Chapman Capital Management are registered with the SEC under the 1940 Act and the sale of shares in these fund has been registered under the Securities Act of 1933. Investment companies such as The Chapman Funds, Inc. and any future registered investment companies established and/or advised by Chapman Capital Management, are subject to considerable substantive regulation. Such companies must comply with periodic reporting requirements. Proxy solicitations are subject to the general proxy rules as well as to special proxy rules applicable only to investment companies. Shares of open-end investment companies such as the DEM Equity Fund, the DEM Index Fund and The Chapman U.S. Treasury Money Fund, can only be offered at a uniform public offering price based on the current net asset value per share plus the sales load. No more than 50% of the directors of registered investment companies such as The Chapman Funds, Inc. can be interested persons, defined to include, among others, persons affiliated with the management company or underwriter, and a majority of the directors must not be affiliated with the underwriter. The advisory agreement must have initially been approved by a majority of the outstanding shares and, after two years, must be annually approved, either by the board or by the outstanding voting shares. The advisory agreement must be subject to termination upon 60 days notice by the board or by the outstanding voting shares. The underwriting agreement must be annually approved by the board or by a vote of a majority of the outstanding voting shares, and must provide for automatic termination in the event of an assignment. With limited exceptions, transactions between the investment company and an affiliate can be entered into only if approved by the SEC, after notice and opportunity for hearing, as fair and equitable.

    Chapman Capital Management derives a large portion of its revenues from its investment company management agreements. Under the Advisers Act, the Company's investment management agreements terminate automatically if assigned without the client's consent. Under the Investment Company Act, advisory agreements with registered investment companies such as the mutual funds managed by Chapman Capital Management terminate automatically upon assignment. The term "assignment" is broadly defined and includes direct assignments as well as assignments that may be deemed to occur, under certain circumstances, upon the transfer, directly or indirectly, of a controlling interest in Chapman Capital Management.

                                  COMPETITION

    The number of Web sites competing for the attention and spending of members, users and advertisers has increased, and we expect it to continue to increase. On the Internet, we will compete for users, investors and advertisers with the following types of companies:

    - Online services or Web sites targeted at discrete segments of the DEM community, such as msbet.com, netnoir.com, quepasa.com, ivillage.com, Women.com and womencentral.com

    - Web search and retrieval and other online service companies, commonly referred to as portals, such as Excite, Inc., Infoseek Corporation, Lycos, Inc. and Yahoo! Inc.

    - Publishers and distributors of traditional media, such as television, radio and print

    - Online brokerages and investment banks, such as Ameritrade, DLJdirect, eSchwab, E*Trade and Wit Capital

    - Traditional brokerages and investment banks

    Many of these competitors are larger national firms with access to greater financial, technical, marketing, personnel and other resources. Increased competition from these firms, as well as emerging Internet companies, could result in price reductions, reduced margins or loss of market share, any of which could adversely affect our business. We believe that our experience with implementing and using the DEM and DEM Multi-Manager strategies will provide us with a strong advantage that will enable us to compete effectively in the market for Internet-based products and services.

    We also expect to encounter intense competition in the traditional facets of our business. The traditional securities and investment advisory businesses are extremely competitive, and both The Chapman Co. and Chapman Capital Management compete directly with other larger national securities firms and investment advisors, a significant number of which have greater capital and other resources, including, among other advantages, more personnel and greater marketing, financial, technical and research capabilities. In addition, these firms offer a broader range of financial services than The Chapman Co. and Chapman Capital Management and compete not only with The Chapman Co. and Chapman Capital Management and among themselves but also with commercial banks, insurance companies and others for retail and institutional clients. We expect this competition to intensify as a result of the recently-enacted Financial Services Modernization Act of 1999. This act removes barriers to affiliation between banks, insurance companies and securities firms.

    The mutual investment funds managed by Chapman Capital Management are similarly subject to competition from nationally and regionally distributed funds offering equivalent financial products with returns equal to or greater than those offered by Chapman Capital Management's affiliated investment funds. The investment advisory industry is characterized by relatively low cost of entry and the formation of new investment advisory entities which may compete directly with Chapman Capital Management. Chapman Capital Management's ability to increase and retain assets under management could be materially adversely affected if client accounts or the Chapman Capital Management's affiliated mutual funds under-perform specified market benchmarks. Chapman Capital Management's ability to compete with other investment management firms also depends, in part, on the relative attractiveness of their investment philosophies and methods under prevailing market conditions.

                                    GENERAL

    EChapman.com, Inc. is a newly-formed Maryland corporation. We were incorporated on May 14, 1999, and we have had no operations to date. Upon consummation of the pending mergers of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings, we will have three indirect operating subsidiaries:

    - The Chapman Co., which was incorporated in Maryland in 1986

    - Chapman Capital Management, Inc., which was incorporated in the District of Columbia in 1987

    - The Chapman Insurance Agency Incorporated, which was incorporated in Maryland in 1987

    Chapman Holdings was incorporated in Maryland on December 12, 1997 and has been publicly traded company since February 1998.

    Chapman Capital Management Holdings was incorporated in Maryland on January 8, 1998 and has been publicly traded since August 1998.

    Chapman Insurance Holdings was incorporated in Maryland on January 8, 1998. The operating subsidiary of Chapman Insurance Holdings sells annuity products. Neither Chapman Insurance Holdings nor Chapman Insurance Agency has had significant operations to date.

                                   PROPERTIES

    Our principal executive offices are located at the World Trade Center-Baltimore, 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland 21202 where we lease approximately 10,000 square feet of office space. The lease for these premises expires in October 2000 and we have an option to renew this lease for another five years. In order to accommodate the additional employees we plan to hire during our first 12 months of operations, we expect to lease additional space.

                                   TRADEMARKS

    We have the right to use the following registered trademarks and common law trademarks pursuant to our non-exclusive royalty-free Service Mark Licensing Agreement with Nathan A. Chapman, Jr.:

    - Domestic Emerging Markets-Registered Trademark-

    - DEM-Registered Trademark-

    - C-Eagle Logo-TM- appearing on the front of this prospectus

    - DEM Index-TM-

    - DEM Profile-TM-

    - DEM Universe-TM-

    - DEM Community-TM-

    - DEM Company-TM-

    - DEM Multi-Manager-TM-

    - Chapman-TM-

    - Chapman Education-TM-

    - Chapman Network-TM-

    - Chapman Trading-TM-

    - Chapman Marketplace-TM-

    - Chapman Kids Club-TM-

    - EChapman.com-TM-

    We regard our trademarks and other intellectual property as critical to our success. We rely on trademark law to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

                                   EMPLOYEES

    At September 30, 1999, we had 65 full-time employees. As of September 30, 1999, EChapman.com had one full-time employee. As of September 30, 1999, The Chapman Co. had 52 full-time employees, including 31 registered representatives. As of September 30, 1999, Chapman Capital Management had 12 full-time employees and three employees which it shares with The Chapman Co. As of September 30, 1999, The Chapman Insurance Agency had no employees. We consider our relationship with our employees and those of The Chapman Co. and Chapman Capital Management to be good.

                               LEGAL PROCEEDINGS

    We are involved from time to time in various legal proceedings and claims incident to the normal conduct of our business. We believe that such legal proceedings and claims, individually and in the aggregate, are not likely to have a material adverse effect on our financial condition or results of operations.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The unaudited pro forma balance sheet and statements of operations are based on available information and certain assumptions and adjustments described in the accompanying notes, which we believe are reasonable. The unaudited pro forma statements of operations are provided for informational purposes only and do not purport to present the results of operations of EChapman.com had the transactions assumed therein occurred on or as of the dates indicated, nor are they necessarily indicative of the results of operations which may be achieved in the future. The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the historical financial statements of Chapman Holdings and Chapman Capital Management Holdings including the notes thereto. Financial statements for Chapman Holdings and Chapman Capital Management Holdings are included elsewhere in this prospectus.

    The unaudited pro forma financial data gives effect to the Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings mergers as if they occurred at January 1, 1998 for operating results and as of September 30, 1999 for balance sheet data. The unaudited pro forma as adjusted financial data gives effect to the mergers and the sale of 3,333,333 shares of common stock of EChapman.com at an assumed offering price of $6 per share (the minimum price at which common stock of EChapman.com can be sold in the initial public offering for the mergers to close) less underwriting discounts, and commissions and offering costs.

                                                                  AS OF SEPTEMBER 30, 1999
                                                                         (UNAUDITED)
                                 -------------------------------------------------------------------------------------------
                                    ECHAPMAN           CHI             CCMHI           CIH        PRO FORMA
                                 HISTORICAL (A)   HISTORICAL (B)   HISTORICAL (B)   HISTORICAL   ADJUSTMENTS      PRO FORMA
                                 --------------   --------------   --------------   ----------   -----------     -----------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents and
    marketable securities......    $       --       $2,014,000       $3,370,000     $      --    $ (125,000)(c)  $ 5,259,000
  Cash deposits with clearing
    organization...............            --        2,477,000               --            --            --        2,477,000
  Securities owned.............            --        1,813,000               --            --            --        1,813,000
  Management fees receivable...            --               --          510,000            --            --          510,000
  Receivables from brokers and
    dealers....................            --          576,000               --            --            --          576,000
  Other receivables............            --          537,000          227,000            --      (418,000)(d)      346,000
  Advances to
    officer/employee...........            --          723,000          367,000            --            --        1,090,000
  Prepaids and other assets....        18,000        1,010,000          436,000            --            --        1,464,000
  Intangibles..................            --          113,000          294,000            --     4,590,000 (e)    4,997,000
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total assets.................    $   18,000       $9,263,000       $5,204,000     $      --    $4,047,000      $18,532,000
                                   ==========       ==========       ==========     =========    ===========     ===========
Liabilities
  Accounts payable and accrued
    expenses...................    $  238,000       $  914,000       $  511,000     $ 308,000    $ (418,000)(d)  $ 1,553,000
  Margin loan payable..........            --        2,050,000               --            --            --        2,050,000
  Other liabilities............            --           45,000          150,000            --            --          195,000
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total liabilities............       238,000        3,009,000          661,000       308,000      (418,000)       3,798,000
Stockholders' Equity
  Common stock.................            --            3,000            3,000         2,000         5,000 (f)       13,000
  Additional paid-in capital...            --        7,903,000        5,239,000            --     2,278,000 (f)   15,420,000
  Accumulated deficit..........      (220,000)      (1,652,000)        (699,000)     (310,000)    2,182,000 (g)     (699,000)
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total stockholders' deficit
    equity.....................      (220,000)       6,254,000        4,543,000      (308,000)    4,465,000       14,734,000
                                   ----------       ----------       ----------     ---------    -----------     -----------
  Total liabilities and
    stockholders' equity.......    $   18,000       $9,263,000       $5,204,000     $      --    $4,047,000      $18,532,000
                                   ==========       ==========       ==========     =========    ===========     ===========

                                 AS OF SEPTEMBER 30, 1999
                                        (UNAUDITED)
                                 -------------------------
                                  OFFERING      PRO FORMA
                                 ADJUSTMENTS   AS ADJUSTED
                                 -----------   -----------
PRO FORMA BALANCE SHEET:
Assets
  Cash, cash equivalents and
    marketable securities......  $17,600,000(h) $22,859,000
  Cash deposits with clearing
    organization...............          --      2,477,000
  Securities owned.............          --      1,813,000
  Management fees receivable...          --        510,000
  Receivables from brokers and
    dealers....................          --        576,000
  Other receivables............          --        346,000
  Advances to
    officer/employee...........          --      1,090,000
  Prepaids and other assets....          --      1,464,000
  Intangibles..................          --      4,997,000
                                 -----------   -----------
  Total assets.................  $17,600,000   $36,132,000
                                 ===========   ===========
Liabilities
  Accounts payable and accrued
    expenses...................  $       --    $ 1,553,000
  Margin loan payable..........          --      2,050,000
  Other liabilities............          --        195,000
                                 -----------   -----------
  Total liabilities............          --      3,798,000
                                               -----------
Stockholders' Equity
  Common stock.................       3,000 (h)      16,000
  Additional paid-in capital...  17,597,000 (h)  33,017,000
  Accumulated deficit..........          --       (699,000)
                                 -----------   -----------
  Total stockholders' deficit
    equity.....................  17,600,000     32,334,000
                                 -----------   -----------
  Total liabilities and
    stockholders' equity.......  $17,600,000   $36,132,000
                                 ===========   ===========

----------------------------------
(a) See the unaudited Financial Statements included elsewhere in this prospectus.

(b) See the Consolidated Financial Statements included elsewhere in this prospectus.

(c) To reflect the $125,000 that will be paid to the shareholders of CIH.

(d) To eliminate intercompany receivable and payable.

(e) To reflect the step up of the assets from the acquisitions of CHI, CIH and EChapman.com. As CCMHI has the same majority owner as CHI, the market value in excess of CHI's net book value for the percentage of CHI shares held by owners of CHI other than the majority owner was stepped up. The portion of CHI's net book value representing the shares of the same majority owner is recorded at historical net book value.

CHI market value as of September 30, 1999...................  $16,614,000
Less CHI's book value as of September 30, 1999..............    6,254,000
                                                              -----------
Excess market value.........................................   10,360,000
Percentage of stock held by non-controlling owners..........          38%
                                                              -----------
Step up adjustment for CHI..................................   $3,937,000
Goodwill from EChapman.com merger...........................      220,000
Goodwill from CIH acquisition:
    Negative book value.....................................     $308,000
    Purchase price..........................................      125,000
                                                              -----------
                                                                  433,000
                                                              -----------
Total goodwill..............................................   $4,590,000
                                                              ===========

(f) To reflect the exchange of CHI and CCMHI common shares for EChapman.com common shares, the step up adjustment related to the purchase of CHI, CIH and EChapman.com the elimination of the accumulated deficit of EChapman, CHI and CIH, and the elimination of CIH shares.

(g) To eliminate the accumulated deficit of EChapman, CHI and CIH.

(h) To reflect net proceeds from issuance of 3,333,333 shares of common stock at an assumed offering price of $6 per share (the minimum price at which common stock of EChapman.com can be sold in the initial public offering for the mergers to close) less underwriting discounts and commissions and offering costs.

                                                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                                                     (UNAUDITED)
                            ----------------------------------------------------------------------------------------------
                               ECHAPMAN           CHI             CCMHI           CIH        PRO FORMA
                            HISTORICAL (A)   HISTORICAL (B)   HISTORICAL (B)   HISTORICAL   ADJUSTMENTS        PRO FORMA
                            --------------   --------------   --------------   ----------   -----------      -------------
PRO FORMA STATEMENT OF
OPERATIONS:
REVENUE
  Commissions.............    $       --       $3,243,000       $       --     $  35,000           --         $ 3,278,000
  Underwriting and
    management fees.......            --          554,000               --            --           --             554,000
  Investment management
    fees..................            --               --        3,046,000            --           --           3,046,000
  Interest, dividends and
    other income..........            --          163,000          152,000            --     $(34,000)(c)         281,000
  Gains on trading........            --          246,000               --            --           --             246,000
                              ----------       ----------       ----------     ---------     --------         -----------
      Total revenue.......            --        4,206,000        3,198,000        35,000      (34,000)          7,405,000
                              ----------       ----------       ----------     ---------     --------         -----------

EXPENSE
  Compensation and
    benefits..............        89,000        2,324,000          836,000        12,000           --           3,261,000
  Floor brokerage and
    clearing fees.........            --          528,000               --            --           --             528,000
  Management fees.........            --               --        1,109,000            --           --           1,109,000
  Other expenses..........       131,000        2,495,000        1,915,000       305,000     (157,000)(d)       4,689,000
                              ----------       ----------       ----------     ---------     --------         -----------
      Total expense.......       220,000        5,347,000        3,860,000       317,000     (157,000)          9,587,000
                              ----------       ----------       ----------     ---------     --------         -----------
  (Loss) Income from
    continuing operations
    before income tax
    benefit...............      (220,000)      (1,141,000)        (662,000)     (282,000)     123,000          (2,182,000)
  INCOME TAX BENEFIT......            --          331,000          164,000            --       66,000(e)          561,000
                              ----------       ----------       ----------     ---------     --------         -----------
  Net loss................    $ (220,000)      $ (810,000)      $ (498,000)    $(282,000)    $189,000         $(1,621,000)
                              ==========       ==========       ==========     =========     ========         ===========

------------------------------

(a) See the unaudited Financial Statements included elsewhere in this prospectus.

(b) See the Consolidated Financial Statements included elsewhere in this prospectus.

(c) To eliminate interest on intercompany loan.

(d) To reflect amortization of the goodwill, resulting from the mergers because of the step up in basis (see footnote (e) on pages 72 and 73), of $172,000 for the period ($4,590,000 over 20 years), and to eliminate costs incurred by CIH of $295,000 related to a potential financing that did not occur, as these costs would not have been incurred by the Company and to eliminate the intercompany interest expense of $34,000.

(e) To reflect the increase in the income tax benefit to adjust to the effective tax rate.

                                                          FOR THE YEAR ENDED DECEMBER 31, 1998
                               -------------------------------------------------------------------------------------------
                                  ECHAPMAN           CHI             CCMHI           CIH        PRO FORMA
                               HISTORICAL (A)   HISTORICAL (B)   HISTORICAL (B)   HISTORICAL   ADJUSTMENTS     PRO FORMA
                               --------------   --------------   --------------   ----------   -----------   -------------
                                                                                                              (UNAUDITED)
PRO FORMA STATEMENT OF
OPERATIONS:
REVENUE
  Commissions................    $       --       $ 2,538,000      $       --     $  21,000     $(124,000)(c)  $ 2,435,000
  Underwriting and management
    fees.....................            --           700,000              --            --            --         700,000
  Investment management
    fees.....................            --                --       3,136,000            --            --       3,136,000
  Interest, dividends and
    other income.............            --           335,000          82,000            --       (26,000)(d)      391,000
  Loss on trading............            --          (638,000)             --            --            --        (638,000)
                                 ----------       -----------      ----------     ---------     ---------     -----------
    Total revenue............            --         2,935,000       3,218,000        21,000      (150,000)      6,024,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
EXPENSE
  Compensation and
    benefits.................            --         2,185,000         857,000         8,000            --       3,050,000
  Floor brokerage and
    clearing fees............            --           431,000              --            --            --         431,000
  Management fees............            --                --       1,178,000            --            --       1,178,000
  Interest expense...........            --                --          26,000            --       (26,000)(d)           --
  Other expenses.............            --         1,935,000       1,308,000        12,000       230,000 (e)    3,485,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
      Total expense..........            --         4,551,000       3,369,000        20,000       204,000       8,144,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
  (Loss) Income from
    continuing operations
    before income tax
    benefit..................            --        (1,616,000)       (151,000)        1,000      (354,000)     (2,120,000)

  INCOME TAX BENEFIT.........            --           485,000          45,000            --            --         530,000
                                 ----------       -----------      ----------     ---------     ---------     -----------
    Net (loss) income........    $       --       $(1,131,000)     $ (106,000)    $   1,000     $(354,000)    $(1,590,000)
                                 ==========       ===========      ==========     =========     =========     ===========

------------------------------

(a) This entity has not been created as of December 31, 1998.

(b) See the Consolidated Financial Statements included elsewhere in this prospectus.

(c) To eliminate commission revenue earned by CHI from CCMHI's IPO.

(d) To eliminate interest on intercompany loan.

(e) To reflect the amortization of the goodwill resulting from the mergers because of the step up in basis (footnote (e) on pages 72 and 73) ($4,590,000 over 20 years).

ECHAPMAN.COM MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS AND PLAN OF OPERATION

    THE FOLLOWING DISCUSSION OF THE COMBINED FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ECHAPMAN.COM SHOULD BE READ IN CONJUNCTION WITH THE CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES AS WELL AS OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. ECHAPMAN.COM'S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING, BUT NOT LIMITED TO, THOSE FACTORS SET FORTH UNDER "RISK FACTORS" AND APPEARING ELSEWHERE IN THIS PROSPECTUS.

                         COMBINED RESULTS OF OPERATIONS

    The following table and discussion of the combined results of operations gives effect to the combination of Chapman Holdings and Chapman Capital Management Holdings for the periods presented. This information does not include the results of operations of Chapman Insurance Holdings because it has not had significant operations to date. This information also does not include the results of operations for EChapman.com because (i) EChapman.com was not incorporated until May 14, 1999 and had no operations during 1998; and (ii) its operations since May 1999 have consisted of approximately $220,000 in expenses; which were for salaries and other costs related to starting the company and developing its operating plan and Web site. The combined results of operations and the discussion thereof were derived from Chapman Holdings' and Chapman Capital Management Holdings' historical financial statements, which are included elsewhere in this prospectus. We are presenting the combined historical results of operations of Chapman Holdings and Chapman Capital Management Holdings because we believe it is a better presentation than discussing each company separately. We are providing this combined presentation for informational purposes only. The combined presentation does not purport to present the results of operations of EChapman.com had the mergers occurred on or as of the dates indicated.

    The combined presentation excludes the pro forma adjustments relating to the creation of approximately $4.6 million in goodwill, which will be amortized over its estimated life of 20 years, and the elimination of intercompany transactions. This amortization will result in a charge against earnings of $230,000 per year on a pre-tax basis.

    The following table reflects items in the combined Statements of Operations for Chapman Holdings and Chapman Capital Management Holdings as dollar amounts and as a percentage of total revenue.

                                          YEAR ENDED DECEMBER 31,                          NINE MONTHS ENDED SEPTEMBER 30,
                             --------------------------------------------------   --------------------------------------------------
                                      1997                       1998                      1998                       1999
                             -----------------------   ------------------------   -----------------------   ------------------------
                                          PERCENTAGE                 PERCENTAGE                PERCENTAGE                 PERCENTAGE
                                           OF TOTAL                   OF TOTAL                  OF TOTAL                   OF TOTAL
                              AMOUNTS      REVENUE       AMOUNTS      REVENUE      AMOUNTS      REVENUE       AMOUNTS      REVENUE
                             ----------   ----------   -----------   ----------   ----------   ----------   -----------   ----------
                                                (UNAUDITED)                                          (UNAUDITED)
REVENUE:
  Commissions..............  $2,612,000      49.5%     $ 2,414,000      40.0%     $1,909,000      40.3%     $ 3,243,000      43.8%
  Underwriting and
    management fees........     325,000       6.1          700,000      11.6         376,000       7.9          554,000       7.5
  Investment management
    fees...................   2,284,000      43.3        3,136,000      52.0       2,344,000      49.5        3,046,000      41.1
  Interest and dividends...      58,000       1.1          417,000       7.0         286,000       6.0          315,000       4.3
  Gain (loss) on trading...          --        --         (638,000)    (10.6)       (174,000)     (3.7)         246,000       3.3
                             ----------     -----      -----------     -----      ----------     -----      -----------     -----
    Total revenue..........   5,279,000     100.0        6,029,000     100.0      $4,741,000     100.0      $ 7,404,000     100.0
                             ----------     -----      -----------     -----      ----------     -----      -----------     -----

EXPENSE:
  Compensation and
    benefits...............   1,716,000      32.5        3,042,000      50.5       1,816,000      38.3        3,160,000      42.7
  Floor brokerage and
    clearing fees..........     286,000       5.4          431,000       7.1         302,000       6.4          528,000       7.1
  Management fees..........     869,000      16.5        1,178,000      19.6         912,000      19.2        1,109,000      15.0
  Other expense............   1,815,000      34.4        3,243,000      53.8       2,000,000      42.2        4,404,000      59.5
                             ----------     -----      -----------     -----      ----------     -----      -----------     -----
    Total expense..........   4,686,000      88.8        7,894,000     131.0       5,030,000     106.1        9,201,000     124.3
                             ----------     -----      -----------     -----      ----------     -----      -----------     -----
  Income (loss) from
    continuing operations
    before income tax
    (provision) benefit....     593,000      11.2       (1,865,000)    (31.0)     $ (289,000)     (6.1)     $(1,797,000)    (24,3)

INCOME TAX (PROVISION)
  BENEFIT..................    (249,000)     (4.7)         559,000       9.3          61,000       1.3          493,000       6.7
                             ----------     -----      -----------     -----      ----------     -----      -----------     -----
  Income (loss) from
    continuing
    operations.............     344,000       6.5       (1,306,000)    (21.7)     $ (228,000)     (4.8)     $(1,304,000)    (17.6)

INCOME FROM DISCONTINUED
  OPERATIONS...............      51,000       1.0               --        --              --        --               --        --
                             ----------     -----      -----------     -----      ----------     -----      -----------     -----
  Net income (loss)........  $  395,000       7.5%     $(1,306,000)    (21.7)%    $ (228,000)     (4.8)%    $(1,304,000)    (17.6)%
                             ==========     =====      ===========     =====      ==========     =====      ===========     =====

------------------------

NINE MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1998

    Total revenue increased by $2,663,000, or 56.2%, to $7,404,000 for the nine months ended September 30, 1999 from $4,741,000 for the comparable prior period. This increase reflects an increase in commission revenue and municipal designations combined with gains on trading. Additionally, there were increased assets under management and investment income on the investment of funds.

    Commissions revenue increased by $1,334,000, or 69.9%, to $3,243,000 for the nine months ended September 30, 1999 from $1,909,000 in the comparable prior period. This increase is primarily due to targeted growth in revenues from municipal designations which increased $613,000, or 190%, to $936,000 for the nine months ended September 30, 1999 from $323,000 for the prior comparable period. We participated in 36 municipal designations during the nine months ended September 30, 1999 compared to 28 in the prior comparable period. Commission revenue from the sale of equities increased $318,000, or 21.4% to $1,807,000 for the nine months ended September 30, 1999 from $1,489,000 for the prior comparable period.

    Commission revenue on fixed income securities increased $375,000, or 390.6%, to $471,000 for the nine months ended September 30, 1999 from $96,000 for the prior comparable period. This increase is attributable to favorable interest rates during the first nine months of 1999.

    Underwriting and management fees revenue increased by $178,000, or 47.3%, to $554,000 for the nine months ended September 30, 1999 from $376,000 for the prior comparable period. This increase was due both to an increase in underwriting syndications of $58,000, or 33.3%, to $232,000 from $174,000 and an increase in management and advisory fees of $126,000, or 62.7%, to $327,000 from $201,000 for the nine months ended September 30, 1999.

    Investment management fees revenue increased by $702,000, or 29.9%, to $3,046,000 for the nine months ended September 30, 1999 from $2,344,000 for the prior comparable period. This increase was primarily due to increases in assets under management. Advisory fees are net of amounts waived pursuant to The Chapman US Treasury Money Fund fee waiver. Pursuant to such waiver, we agreed to limit our advisory and administrative fee to ensure that the annual expense ratio of The Chapman US Treasury Money Fund is below 0.65% of average daily net assets, provided however, that we are not required to reimburse amounts in excess of our advisory and administrative fee.

    Interest and dividend revenue increased by $29,000, or 10.1%, to $315,000 for the nine months ended September 30, 1999 from $286,000 for the prior comparable period. This increase in interest and dividend revenue is due to investing higher cash balances associated with net proceeds from the public offering of common stock and interest earnings on a loan.

    An unrealized gain on trading of $246,000 was reported for the nine months ended September 30, 1999. The unrealized gain on trading is attributable to an increase in the market value of our market making securities inventory.

    Total expenses increased by $4,171,000, or 82.9%, to $9,201,000 for the nine months ended September 30, 1999 from $5,030,000 for the prior comparable period. The largest components of the increase in total expenses are associated with the opening of new regional offices in selected markets, business development costs associated with our marketing strategy and increased staffing pursuant to our business expansion strategy.

    Compensation and benefits increased $1,344,000, or 74.0%, to $3,160,000 for the nine months ended September 30, 1999 from $1,816,000 for the prior comparable period. As a percentage of revenues, these expenses increased to 42.7% for the the nine months ended September 30, 1999 from 38.3% for the prior comparable period. The increase is due to 34 additional employees hired and annual compensation increases to certain existing employees. Additionally, compensation expense includes sales commissions paid to brokers and varies in relation to changes in commission revenue. Therefore, the increase is also attributable to the increase in commissions paid to brokers due to increased retail and municipal sales volume.

    Floor brokerage and clearing fees increased by $226,000, or 74.8%, to $528,000 for the nine months ended September 30, 1999 from $302,000 for the prior comparable period. The increase is primarily due to an increase in the number of brokers and related transaction volume offset by a slight decline in the average dollar amount per transaction as a result of changing clearing firms in June 1999.

    Management fees, which consist primarily of our investment advisory subsidiary's payments to sub-advisors in connection with its multi-manager investment product, the DEM-MET Trust, increased by $197,000, or 21.6%, to $1,109,000 for the nine months ended September 30, 1999 from $912,000 for the prior comparable period. This increase in management fees expense largely reflects an increase in assets under management of the DEM-MET Trust, offset by a reduction in fees due to two fewer sub-advisors working for the DEM-MET Trust.

    Other operating expenses increased by $2,404,000, or 120.2%, to $4,404,000 for the nine months ended September 30, 1999 from $2,000,000 for the prior comparable period. The increase was primarily due to increased communication, travel, equipment and occupancy costs related to the opening of new offices, the implementation of our business expansion strategy and the increased cost of being a public company. This expansion strategy and being a public company have required us to increase our use of professional services, such as legal services, independent audit and review services, and marketing and consulting services.

    The income tax benefit increased $432,000 to a tax benefit of $493,000 for the nine month period ended September 30, 1999 from $61,000 for the prior comparable period. The income tax benefit is due to an increase in loss before benefit for income taxes for the nine month period ended September 30, 1999 as a result of the items discussed above.

    The net loss increased by $1,076,000 to $1,304,000 for the nine months ended September 30, 1999 from a net loss of $228,000 for the prior comparable period. This increase is a result of items discussed above.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    Total revenue increased by $750,000, or 14.2%, to $6,029,000 for 1998 from $5,279,000 for 1997. The increase in revenue reflects an increase in underwriting fees, investment management fees and interest income. This increase was offset by a loss of $638,000 related to our inventory of trading stock and a decrease in commissions revenue.

    Commissions revenue decreased $198,000, or 7.6% to $2,414,000 for 1998 from $2,612,000 for 1997. The decrease was primarily due to an 88% decrease in commissions for government securities primarily related to the volume of such transactions. Increases in equities, institutional and fixed income commissions of 73.2%, 19.5% and 53%, respectively, partially offset this decrease.

    Underwriting and management fees, increased by $375,000, or 115.4%, to $700,000 for 1998 from $325,000 for 1997. The increase was primarily due to an increase in management fees from municipal transactions and underwriting fees of $334,000, or 120.1%, to $612,000 for 1998 from $278,000 for 1997.

    Investment management fees revenue increased by $852,000, or 37.3%, to $3,136,000 in 1998 from $2,284,000 in 1997, reflecting increased fees as a result of an increase in total assets under management. This was due largely to investment performance, the addition of the DEM Equity Fund, new separate accounts under the DEM strategy, and additional assets from a DEM-MET Trust client.

    Interest and dividend revenue increased by $359,000 to $417,000 for 1998 from $58,000 for 1997. The increase is mainly due to higher cash balances associated with the net proceeds from Chapman Holdings' public offering of common stock.

    The loss on trading accounts was $638,000 for 1998. Our loss on trading accounts is attributable to an unrealized loss of value on The Chapman Co.'s market-making securities inventory of approximately $405,000 and a realized loss of $74,000. A realized loss of $159,000 was recognized on sales related to trading stock of DEM, Inc., a closed end investment company for which Chapman Capital Management acted as investment advisor and The Chapman Co. acted as distributor until DEM, Inc.'s dissolution in 1998.

    Total expense for 1998 increased by $3,208,000, or 68.5%, to $7,894,000 for 1998 from $4,686,000 for 1997. Total expense increased to 131.0% of total revenue for 1998 as compared to 88.8% of total revenue for 1997. Expenses increased in all areas due to increased staffing, the opening of new offices and our efforts to expand our operations.

    Compensation and benefits increased by $1,326,000 or 77.3%, to $3,042,000 for 1998 from $1,716,000 for 1997. As a percentage of total revenue, these expenses increased to 50.5% in 1998 from 32.5% in 1997. This increase is largely due to the addition of new employees in connection with our ongoing business expansion efforts, along with annual pay raises and bonuses to certain existing employees. Compensation expense includes sales commissions paid to brokers and varies in relation to changes in commission revenue. Notwithstanding that commission revenue decreased in 1998, commissions paid to brokers increased primarily due to an increased municipal sales volume.

    Floor brokerage and clearing fees increased by $145,000, or 50.7%, to $431,000 for 1998 from $286,000 for 1997. This increase is attributable to an increase in the number of transactions and a decrease in the average dollar amount of such transactions.

    Management fee expense, which consists primarily of Chapman Capital Management's payments to sub-advisors in connection with its multi-manager investment product, the DEM-MET Trust, increased by $309,000, or 35.6%, to $1,178,000 in 1998 from $869,000 in 1997. The increase in such fees reflects an increase in assets under management in the DEM-MET Trust, including approximately $40 million of new assets added by an existing trust client.

    Other operating expenses increased by $1,428,000, or 78.7%, to $3,243,000 for 1998, from $1,815,000 for 1997. The increase was primarily attributable to increased communication, travel, equipment and occupancy costs associated with opening new offices and our ongoing business expansion efforts. Our growth and expansion has led to increased use of legal services, professional recruiters and marketing consultants, as well as increased advertising, supplies, postage and filing fees.

    Income taxes from continuing operations decreased by $808,000 to a tax benefit of $559,000 in 1998 from a tax provision of $249,000 for 1997. This decrease was due to the loss from continuing operations.

    We had no income from discontinued operations in 1998 versus $51,000 for 1997.

    We had a net loss of $1,306,000 for 1998 versus net income of $395,000 for 1997. This change was a result of items discussed above.

                    COMBINED LIQUIDITY AND CAPITAL RESOURCES

    Our assets are reasonably liquid with a substantial majority consisting of cash and cash equivalents, investment securities, and receivables from clients, all of which fluctuate depending upon the levels of customer business and trading activity. Receivables from clients turnover rapidly. Both our total assets as well as the individual components as a percentage of total assets may vary significantly from period to period because of changes relating to customer demand, economic and market conditions, and proprietary trading strategies. Our combined total assets as of September 30, 1999 were $14,467,000.

    The Chapman Co. is subject to the net capital rules of the NASD. As such, The Chapman Co. is subject to certain restrictions on the use of capital and its related liquidity. The net capital position of The Chapman Co. as of September 30, 1999 was $355,000, which was $105,000 in excess of its minimum NASD net capital requirement.

    Our combined cash and cash equivalents were $4,878,000 as of September 30, 1999.

    Cash flows used in operating activities decreased by $244,000 or 11.5% to $1,885,000 for the nine months ended September 30, 1999 from $2,129,000 for the nine months ended September 30, 1998. This decrease was due to a change in operating assets and liabilities.

    Cash flows used in investing activities increased by $4,000 or .7% to $569,000 for the nine months ended September 30, 1999 from $565,000 for the nine months ended September 30, 1998.

    Cash flows from financing activities were $0 for the nine months ended September 30, 1999 compared to $12,029,000 for the nine months ended
September 30, 1998. This amount relates to the net proceeds from the Chapman Holdings' and Chapman Capital Management Holdings' initial public offerings in February and August 1998, respectively.

    On August 14, 1998, Chapman Capital Management Holdings consummated an initial public offering of its common stock pursuant to which Chapman Capital Management Holdings received net proceeds of approximately $5,240,000. Offering proceeds were invested in The Chapman U.S. Treasury Money Fund, which invests in short-term U.S. government securities and repurchase agreements collateralized by such securities. On July 29, 1999, Chapman Capital Management Holdings lent $3.2 million to Chapman Holdings which was repaid on September 14, 1999.

    On July 29, 1999, The Chapman Co. advanced Nathan A. Chapman, Jr. $242,000 pursuant to an unsecured demand note bearing interest at the rate of 5.45% per annum. As of September 30, 1999, the Company had outstanding unsecured loans to Mr. Chapman in the amount of $1,006,089. including accrued interest.

    Our overall capital and funding needs are continually reviewed to ensure that our capital base can support the estimated needs of our business. These reviews take into account business needs as well as our regulatory capital requirements.

                             YEAR 2000 SYSTEM COSTS

    As the Year 2000 approaches, existing software programs and operating systems must be reviewed to determine if they can accommodate information that employs dates after December 31, 1999. As of September 30, 1999, we have incurred direct Year 2000 readiness cost of approximately $152,000 to cover assessment of systems, internal testing, point-to-point testing, training, and replacement and modification of existing systems. Our Year 2000 readiness costs consist of direct expenses incurred with respect to software, consulting, and employee time and compliance expenses for upgraded computers, software and communication systems.

    We estimate our Year 2000 costs during 1999 at approximately $227,000. We estimate that over the next three years, our total Year 2000 readiness costs will be approximately $339,000.

    Our management has prepared a written plan detailing our software and operating systems readiness issues for the Year 2000. The plan identifies mission-critical and non mission-critical operating systems. Working with our hardware and software vendors and other third parties to prepare for the Year 2000, we substantially completed necessary hardware and software renovations during the second quarter of 1999. We tested our systems during the third quarter of 1999 to determine the effect of our readiness efforts, and we are currently working with our hardware and software vendors and other third parties to complete our Year 2000 contingency plan.

    Our Year 2000 readiness plan involves four phases:

    PHASE I--ASSESSMENT. This phase involved the identification of all systems that are date dependent. This phase was substantially completed during the first quarter of 1998.

    PHASE II--RENOVATION. This phase involved the identification and replacement of mission critical systems which we were unable to update or certify as compliant. This phase commenced in the first quarter of 1998 and was substantially completed in the second quarter of 1999. Remaining activities relate to monitoring and following up with third parties as part of our contingency planning activities in Phase IV.

    PHASE III--TESTING. This phase involves testing all systems that are date dependent and upgrading all non-compliant systems. We completed this phase during the third quarter of 1999.

    PHASE IV--CONTINGENCY PLANNING. This phase involves an assessment of all mission critical systems for potential problems that would result from Year 2000 related failures of software and hardware and also the development of plans and strategies to continue operations should such failure occur. We have prepared the initial plan and will continue to refine and expand it as required through the first quarter of 2000.

    Within our Year 2000 readiness plan, we have identified systems as "mission critical" and "non mission-critical". We have identified systems as "mission critical" if the loss of the system, software or facility would cause an immediate stoppage of activity or a significant impairment of a core business area. We determined systems to be non-Y2K ready based on information from manufacturers. We identified systems as "non-critical" if loss of the system, although inconvenient, would not cause an immediate stoppage of activity or significant impairment of the status of a core business area. The following table summarizes our estimate of the status of mission-critical elements of our Year 2000 readiness plan:

                                                                                                NUMBER OF
                                                                                                 MISSION-
                                                 NUMBER OF MISSION-   NUMBER OF MISSION-   CRITICAL SYSTEMS FOR
                            NUMBER OF MISSION-    CRITICAL SYSTEMS         CRITICAL            WHICH PHASE
                             CRITICAL SYSTEMS        COMPLETED        SYSTEMS IN PROCESS      NOT APPLICABLE
                            ------------------   ------------------   ------------------   --------------------
ASSESSMENT................          32                   32                   --                     --
RENOVATION................          32                   23                   --                      9
TESTING...................          32                   23                   --                      9
CONTINGENCY PLANNING......          32                   --                   32                     --

    We have relationships with third parties that may have computer systems that are not Year 2000 ready. We have identified the third parties upon which we rely for mission critical systems and have contacted or are contacting such third parties to confirm that their systems are Year 2000 ready. Responses from the majority of these vendors during the first and second quarters indicated that they expected to reach compliance by the third quarter of 1999. We continue to monitor the progress of our vendors and suppliers. Our contingency plan calls for the replacement, whenever feasible, of any vendors of mission critical systems that have not verified readiness by September 30, 1999. As of November 11, 1999 only four such vendors had not verified readiness. We have identified alternative vendors in the event these vendors are not Year 2000 ready.

    While we believe that we are taking prudent and necessary action to become Year 2000 ready, we can give no assurance that the Year 2000 issue will not result in information or communications systems interruptions. Any such interruptions could be expected to have a material adverse effect on our business, financial condition, results of operations and business prospects and may subject us to liability to our clients. We are currently building upon our existing contingency plan in the event that either we or third parties do not successfully complete our readiness efforts, or if vendors or third parties controlling mission critical systems to us are unable to confirm that their systems will be Year 2000 ready. These efforts may result in additional costs in excess of current allocation and estimates.

ECHAPMAN.COM PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of September 30, 1999 as adjusted to reflect the sale of 3,333,333 shares of common stock in the initial public offering of EChapman.com and the consummation of the mergers by (i) each person known by us who will own beneficially 5% or more of the outstanding shares of common stock following the initial public offering and the mergers, (ii) each of our directors and director nominees, (iii) our Chief Executive Officer, and
(iv) all of our directors and executive officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, will have sole voting and investment power with respect to such shares, subject to community property laws where applicable.

    The number of shares of common stock outstanding used in calculating the percentage for each listed person includes options exercisable within 60 days of September 30, 1999 but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 13,194,845 shares of common stock outstanding as of September 30, 1999, and 16,528,178 shares outstanding upon consummation of the initial public offering assuming completion of the pending mergers of Chapman Holdings, and Chapman Capital Management Holdings.

                                                            SHARES BENEFICIALLY                  SHARES BENEFICIALLY
                                                                   OWNED                                OWNED
                                                          AFTER MERGERS AND PRIOR               AFTER THE MERGERS AND
                                                                TO OFFERING                            OFFERING
                NAME AND ADDRESS OF                  ----------------------------------   ----------------------------------
               BENEFICIAL HOLDER(1)                   NUMBER           PERCENTAGE          NUMBER           PERCENTAGE
---------------------------------------------------  ---------   ----------------------   ---------   ----------------------
Nathan A. Chapman, Jr.(2)..........................  9,556,001                    72.4%   9,556,001                     57.8%
Earl U. Bravo, Sr.(3)..............................     29,810                       *       29,810                        *
Raymond Haysbert...................................      1,933                       *        1,933                        *
Charles Owens......................................          0                      --            0                        *
Kweisi Mfune.......................................          0                      --            0                        *
Mark Jefferson.....................................          0                      --            0                        *
Adolph Washington..................................          0                      --            0                        *
All Directors and Executive Officers as a Group (7   9,587,744                    72.5%   9,587,744                     57.9%
  persons).........................................

------------------------

*   Represents less than one percent of the outstanding shares of common stock.

(1) Each stockholder's address is 401 East Pratt Street, 28(th) Floor, Baltimore, Maryland unless otherwise noted.

(2) Includes shares issuable upon exercise of currently exercisable options to purchase 11,168 shares of common stock, 605,958 shares held by The Chapman Co. in its market-making inventory and 301,055 shares held in advisory accounts over which Chapman Capital Management, Inc. exercises voting and/or dispository discretion. Shares held by The Chapman Co. or Chapman Capital Management, Inc. have no voting rights so long as they are held by a subsidiary of eChapman.com. Mr. Chapman disclaims beneficial ownership of shares held by The Chapman Co. and Chapman Capital Management, Inc.

(3) Includes shares issuable upon exercise of currently exercisable options to purchase 20,833 shares of common stock.

ECHAPMAN.COM MANAGEMENT

    Our Directors and executive officers are as follows:

NAME                                                AGE                       PRINCIPAL POSITIONS
----                                        --------------------   ------------------------------------------
Nathan A. Chapman, Jr. ...................           42            President, Chairman of the Board and
                                                                   Director
Earl U. Bravo, Sr. .......................           52            Director, Senior Vice President, Secretary
                                                                   and Assistant Treasurer
Demetris Brown............................           43            Treasurer, Assistant Secretary and Chief
                                                                   Financial Officer
Sabrina Warren Bush.......................           41            Senior Vice President, Equity Sales
Tracey C. Rancifer........................           29            Senior Vice President, Corporate
                                                                   Development
Michael Easterling........................           51            Vice President, Media
Charles Owens.............................           56            Vice President, Special Events
Raymond Haysbert..........................           79            Director nominee
Kweisi Mfume..............................           51            Director nominee
Mark Jefferson............................           31            Director nominee
Adolph Washington.........................           59            Director nominee

    NATHAN A. CHAPMAN, JR. has been President of EChapman.com since our inception. Mr. Chapman founded Chapman Holdings, Inc. in 1997 and its subsidiary, The Chapman Co., in 1986. Mr. Chapman also founded Chapman Capital Management Holdings, Inc. in 1998, and its subsidiary Chapman Capital Management, Inc. in 1988. Mr. Chapman founded Chapman Insurance Holdings, Inc. in 1997 and its subsidiary, Chapman Insurance Agency, Incorporated, in 1987.
Mr. Chapman has served as President, Chairman of the Board and a Director of all of these entities since their inception. Mr. Chapman is also the President, Chairman of the Board and a Director of The Chapman Funds, Inc. Prior to founding The Chapman Co., Mr. Chapman was a broker for Alex. Brown and Sons from 1982 to 1987. Mr. Chapman is a Certified Public Accountant, a General Securities Principal, Registered Options Principal, and Registered Municipal Principal. In July 1999, the University of Maryland Office of the Board of Regents elected
Mr. Chapman chairman of the Board of Regents.

    EARL U. BRAVO, SR. has been a Director, Sr. Vice President, Secretary and Assistant Treasurer of EChapman.com since our inception. Mr. Bravo has been Chief Operating Officer of The Chapman Co. since 1992 and Secretary and Assistant Treasurer since 1997. Mr. Bravo has been Senior Vice President, Secretary, Assistant Treasurer and a Director of Chapman Holdings, Inc. since 1997 and of Chapman Capital Management Holdings, Inc. since 1998. Mr. Bravo is a General Securities Principal, Financial and Operations Principal and Registered Representative. Mr. Bravo holds an MBA from the University of Maryland, College Park.

    DEMETRIS BROWN has been Treasurer, Assistant Secretary and Chief Financial Officer since our inception. Mr. Brown has been Chief Financial Officer of The Chapman Co. since 1998. From 1993 to 1998 Mr. Brown was the Vice President of Finance for the Injured Workers' Insurance Fund, a casualty insurance underwriter. Mr. Brown served as the Director of Finance for Computer Sciences Corporation from 1989 to 1993. Mr. Brown is a Certified Public Accountant, Certified Management Accountant, Financial and Operations Principal, and Registered Representative.

    MICHAEL EASTERLING is our Vice President of Media and has served in the same capacity for The Chapman Co. since July 1999. From 1988 to 1998, Mr. Easterling worked for WJZ-TV, a local Baltimore affiliate, for 17 years, holding various positions including Manager of Programming and Public Affairs. In 1997,
Mr. Easterling founded Straight Talk Communications. From 1988 to 1994,
Mr. Easterling was the Program Manager for WJZ-TV. Mr. Easterling earned his B.A. in Marketing from Howard University.

    SABRINA WARREN BUSH is our Senior Vice President of Equity Sales and has served in the same capacity for The Chapman Co. since 1992. From 1982 to 1992, Ms. Bush was employed with Maryland National Bank in various capacities including Vice President of Employee Relations for all the subsidiaries of MNC Financial Inc., and Vice President of Strategic Planning for the Retail Banking Division. Ms. Bush attended the University of Florida and received her M.S. in business with a concentration in finance from The Johns Hopkins University in 1998.

    TRACEY C. RANCIFER is our Senior Vice President of Corporate Development and has served in the same capacity for Chapman Capital Management Senior Vice President of Corporate Development since 1998. Prior to joining Chapman Capital Management, Ms. Rancifer was Executive Assistant to the Mayor of Memphis, Tennessee and the Director of Government Affairs from 1997 to 1999. From 1996 to 1997, Ms. Rancifer was the Administrative Operations Director for the City of Little Rock, Arkansas. Ms Rancifer was a Graduate Research Assistant at the Arkansas Institute of Government from 1995 to 1996, and from 1993 to 1995,
Ms. Rancifer was the Special Assistant to the United States Secretary of Commerce. In 1993, Ms. Rancifer served as the Eastern Manager of Corporate and Government Relations for E.W. Moon, Inc. Ms. Rancifer received her B.A. in Political Science from Rhodes College and her Masters of Public Affairs and Administration from the University of Little Rock.

    CHARLES OWENS is our Vice President of Special Events and has served as the Vice President of Special Events for The Chapman Company since 1998. Prior to his association with The Chapman Company, Mr. Owens was the Executive Director of the Maryland District of Columbia Minority Supplier Development Council from 1990 to 1998. Mr. Owens is a graduate of Dartmouth College's Amos Tuck School of Business.

    RAYMOND HAYSBERT has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of the initial public offering of EChapman.com's common stock. Mr. Haysbert has served as President of Forum Caterers since 1991 and is the retired President and Chairman of the Parks Sausage Company, the first African-American controlled publicly traded Company a position he held from 1969 to 1990. Mr. Haysbert is currently a Director Emeritus of Bell Atlantic Nynex. Mr. Haysbert taught in the School of Business at Morgan State University for 17 years and presently serves as the Chairman of the Entrepreneurial Institute at the EDGE Center of Sojourner Douglass College.

    KWEISI MFUME has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing the initial public offering of EChapman.com's common stock. Mr. Mfume has served as the President and Chief Executive Officer of the NAACP since February 15, 1996. From 1986 to 1996,
Mr. Mfume represented Maryland's 7(th) Congressional District in the United States Congress, where he also served on several committees during his terms of office, including the Banking and Financial Services Committee, the General Oversight and Investigations Subcommittee, the Committee on Education and the Small Business Committee and the full Ethics Committee and Joint Economic Committee of the House of Representatives and Senate. Mr. Mfume also served two years as the Chairman of the Congressional Black Caucus and later served as the Chair of the Caucus' Task Force to Preserve Affirmative Action. During his last term in Congress, Mr. Mfume was appointed by the House Democratic Caucus to Vice Chairman for Communications.

    MARK JEFFERSON has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of the initial public offering of EChapman.com's common stock. In 1999, Mr. Jefferson founded Funburst Media,
 LLC, for which he also serves as Chairman. In 1998, Mr. Jefferson founded and became Principal of Envue Technologies, a position he still holds.
Mr. Jefferson served as Vice President of CertCo., Inc. from 1997 to 1998. From 1995 to 1997, Mr. Jefferson was a Manager at Cisco Systems.

    ADOLPH WASHINGTON has been nominated to serve as a member of the Board of Directors of EChapman.com upon the closing of the initial public offering of EChapman.com's common stock. Since 1999, Mr. Washington has served as the Vice President of Field Promotions with Capitol Records in Hollywood, California. From 1996 to 1999, Mr. Washington served as Senior Vice President of Marketing and Promotions at Warner Bros. Records. Mr. Washington was the Senior Vice President of Marketing and Promotions at MCA Records from 1991 to 1996. He received his B.A. in Social Sciences from the University of Arkansas at Pine Bluff.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has appointed an Audit Committee of the Board of Directors that will review the scope of accounting audits, review with our independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within EChapman.com, review with the independent auditors their final report, review with internal and independent auditors overall accounting and financial controls, and be available to our independent auditors during the year for consultation purposes. Upon the closing of the initial public offering and the consummation of the mergers, a majority of the directors on the Audit Committee will be independent directors.

    The Board of Directors has also appointed a Compensation Committee of the Board of Directors which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options pursuant to our stock option plan. All directors and officers of EChapman.com serve until their successors are duly elected and qualify. Upon the closing of the initial public offering and the consummation of the mergers, the Compensation Committee will consist of two Directors.

EXECUTIVE COMPENSATION

    To date, we have not paid compensation to the Chief Executive Officer or any other executive officer of EChapman.com. In addition, we have not entered into any agreements or other arrangements with respect to such payments.

    Our Board of Directors has established the 1999 EChapman.com, Inc. Omnibus Stock Option Plan to enable us to grant equity compensation to the our directors, officers, employees and consultants. Our stock plan will be administered by the Compensation Committee of the Board of Directors. No securities have been issued pursuant to the stock option plan as of the date of this prospectus; however, in connection with the mergers, the outstanding stock options of Chapman Holdings and Chapman Capital Management Holdings will be converted on the same basis as the shares of common stock of these companies into outstanding stock options under the EChapman.com Omnibus Stock Option Plan. At that time, there will be 138,464 shares subject to outstanding stock options upon consummation of this offering.

ECHAPMAN.COM CERTAIN TRANSACTIONS

    Nathan A. Chapman, Jr., the President and a director of our company, is the President, a Director of each of Chapman Holdings, Chapman Capital Management Holdings, Chapman Insurance Holdings and The Chapman Funds, Inc. He is also a controlling stockholder of Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings. Earl U. Bravo, Sr., a Director, Sr. Vice President, Secretary and Assistant Treasurer of EChapman.com, is Secretary, Assistant Treasurer and a Director of Chapman Capital Management Holdings and Chapman Holdings and Secretary and Assistant Treasurer of The Chapman Funds. Demetris Brown, Treasurer, Chief Financial Officer and Assistant Secretary of EChapman.com, is the Chief Financial Officer of The Chapman Co.

    Mr. Chapman is President and Treasurer and Mr. Bravo is Secretary of Chapman General Partner One, Inc., the general partner of Chapman Limited Partnership I. We lease furniture and equipment from this partnership. The lease requires monthly payments of $9,846 and contains one year renewable terms, at our option, through September 2000, at which time we can purchase the furniture and equipment at fair market value. Rent expense pursuant to this lease agreement was $118,512 in 1997, $118,152 in 1998 and $88,614 for the nine months ended
September 30, 1999. We believe that the terms of these transactions were substantially favorable to us as those available from non-affiliates.

    On December 14, 1998, The Chapman Co. and Chapman Capital Management each advanced to Chapman Limited Partnership I $19,536 for payment of certain taxes and related payments. On October 22, 1999, Chapman Capital Management Holdings and Chapman Holdings each advanced the partnership $49,037 for payment of certain taxes and related payments. As of September 30, 1999, all of these advances remained outstanding. Future lease payments will be applied to such advances until repaid in full.

    As of September 30, 1999, Mr. Chapman owed EChapman.com's subsidiaries $1,006,089 in connection with the following notes, including accrued interest:

    - Three-year promissory note to The Chapman Co. dated February 11, 1998 in the amount of $176,250, which accrues interest at 5.54% per annum and requires no payments of principal or interest until maturity.

    - Three-year promissory note to Chapman Holdings dated March 11, 1998 in the amount of $285,587, which accrues interest at 5.5% per annum.

    - Demand promissory note to The Chapman Co. dated May 1, 1998 in the amount of $100,000, which accrues interest at 5.5% per annum.

    - Demand promissory note to Chapman Capital Management dated July 2, 1998 in the amount of $65,000, which accrues interest at 5.48% per annum.

    - Three year promissory note to Chapman Capital Management Holdings dated August 21, 1998 in the amount of $45,000, which accrues interest at 5.48% per annum.

    - Three-year promissory note to Chapman Holdings dated December 31, 1998 in the amount of $51,690, which accrues interest at 4.33% per annum.

    - Demand promissory note to Chapman Capital Management Holdings dated
      July 29, 1999 in the amount of $242,000, which accrues interest at 5.45% per annum.

    In December 1995, Mr. Chapman loaned Chapman Capital Management $100,000, payable on demand, for the purchase of common stock of an affiliate. In
March 1996, Mr. Chapman loaned Chapman Capital Management an additional $45,000, payable on demand. These loans provided for a fixed-interest payment of $14,500, or an effective flat rate of 10% of the principal. On June 30, 1998, Chapman Capital Management Holdings repaid these loans in full.

    Following the closing of the initial public offering, we will acquire Chapman Holdings, Chapman Capital Management and Chapman Insurance Holdings pursuant to merger agreements between and among EChapman.com, each target company and, in each case, a wholly-owned subsidiary of

EChapman.com. Following the mergers, Chapman Holdings, Chapman Capital Management Holdings and Chapman Insurance Holdings will become wholly-owned subsidiaries of EChapman.com. Because Mr. Chapman, the President and a director of EChapman.com, is the President, a director and controlling stockholder of each of the two publicly traded target companies, the mergers of each of Chapman Holdings and Chapman Capital Management Holdings have been approved by the disinterested members of the boards of directors of each of of each of Chapman Holdings and Chapman Capital Management Holdings in accordance with Maryland law.

    We have entered into a non-exclusive, royalty-free licensing agreement with Mr. Chapman pertaining to our use of the C-Eagle Logo-TM-, Chapman, Chapman Trading-TM-, Chapman Network-TM-, Chapman Education-TM-, Chapman
Marketplace-TM-, Chapman Kids Club-TM-, DEM Index-TM-, DEM Profile-TM-, DEM Universe-TM-, DEM Company-TM-, DEM Community-TM-, DEM Multi-Manager-TM-, EChapman.com-TM-, Domestic Emerging Markets-Registered Trademark-, DEM-Registered Trademark-, trademarks that are owned by Mr. Chapman.

    EChapman.com intends that all transactions with its affiliates will be approved by a majority of the Board of Directors, including a majority of the disinterested directors.

    The Chapman Co. is acting as the manager of the underwriting syndicate in the initial public offering of our common stock and will receive underwriting compensation.

ECHAPMAN.COM MARKET PRICE AND DIVIDEND INFORMATION

    EChapman.com is a privately-held company and its common stock does not trade in any market. EChapman.com has never paid dividends on its common stock. Payment of dividends in the future will be at the discretion of its board of directors and will be dependent upon earnings, financial condition, capital requirements and other factors deemed relevant by the EChapman.com board of directors.

                   DESCRIPTION OF ECHAPMAN.COM CAPITAL STOCK

    The authorized capital stock of EChapman.com consists of 50,000,000 shares of common stock, par value $0.001 per share.

    Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Dividend Policy." In the event of a dissolution, liquidation or winding-up of EChapman.com, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of common stock have no right to convert their common stock into any other securities. The common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

MARYLAND LAW AND CERTAIN CHARTER PROVISIONS

    The charter of the EChapman.com, provides that EChapman.com shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the Maryland General Corporation Law, as from time to time amended (the "MGCL"). If approved by the Board of Directors, EChapman.com may indemnify its employees, agents and persons who serve or have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board of Directors. EChapman.com shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the Maryland General Corporation Law and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of EChapman.com pursuant to the foregoing provisions, or otherwise, EChapman.com has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

    Furthermore, the charter of EChapman.com provides that, to the fullest extent permitted by the MGCL as it may be amended from time to time, no director or officer of EChapman.com shall be liable to EChapman.com or its stockholders for monetary damages arising out of events occurring at the time such person is serving as a director or officer, regardless of whether such person is a director or officer at the time of a proceeding in which liability is asserted. Under current Maryland law, the effect of this provision is to eliminate the rights of EChapman.com and its stockholders to recover monetary damages from a director or officer except (i) to the extent that it is proved that the director or officer actually received an improper benefit, or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. In situations to which the charter provision applies, the remedies available to EChapman.com or a stockholder are limited to equitable remedies such as injunction or rescission.

            COMPARISON OF STOCKHOLDER RIGHTS OF HOLDERS ECHAPMAN.COM
                       AND CHAPMAN HOLDINGS COMMON STOCK

    Upon completion of the merger, Chapman Holdings stockholders will become EChapman.com stockholders and the rights of former Chapman Holdings stockholders will continue to be governed by Maryland law, but will also be governed by the EChapman.com certificate of incorporation and bylaws. There are no material differences between the current rights of stockholders of Chapman Holdings and the rights the EChapman.com stockholders will have after completion of the merger, other than as set forth below:

    - DISSENTERS' RIGHTS For a description of the rights of dissenting stockholders of Chapman Holdings, see "The Merger--Dissenters' Rights." Under the Maryland law, a stockholder does not have appraisal rights in certain circumstances, including in a merger or consolidation, if such stockholder's stock is listed on a national exchange or is designated as a security listed on the Nasdaq National Market. Since EChapman.com has filed an application for its common stock to be quoted on the Nasdaq National Market under the symbol "ECMN", stockholders receiving EChapman.com common stock pursuant to the merger, dissenters' rights with respect to future such transactions affecting EChapman.com common stock will most likely not be available.

    - STATE ANTI-TAKEOVER STATUTES

    Under certain circumstances, Maryland law restricts transactions between a corporation and its affiliates and potential acquirers. The charter of Chapman Holdings specifically opts out of such provisions. The charter of EChapman.com specifically opts into such provisions with the exception of transactions involving Nathan A. Chapman, Jr., the President, Chairman and majority stockholder of EChapman.com, persons to whom Mr. Chapman directly transfers his voting stock (in the case of the business combination statute) or any shares of stock of EChapman.com, including transfers of voting rights or other interests in any such stock (in the case of the control share statute), and the respective affiliates and associates of Mr. Chapman and such transferees. The summary below is necessarily general and is not intended to be a complete description of all features and consequences of those provisions, and is qualified in its entirety by reference to the statutory provisions contained in the Maryland General Corporation Law.

    BUSINESS COMBINATION LAW. Maryland law imposes conditions and restrictions on certain "business combinations" (including, among other various transactions, a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance of equity securities) between a Maryland corporation and any person who beneficially owns at least 10% of the corporation's stock (an "Interested Stockholder"). Unless approved in advance by the board of directors, or otherwise exempted by the statute, such a business combination is prohibited for a period of five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. After such five-year period, a business combination with an Interested Stockholder must be: (a) recommended by the corporation's board of directors; and (b) approved by the affirmative vote of at least (i) 80% of the corporation's outstanding shares entitled to vote and
(ii) two-thirds of the outstanding shares entitled to vote which are not held by the Interested Stockholder with whom the business combination is to be effected, unless, among other things, the corporation's common stockholders receive a "fair price" (as defined in the statute) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for his shares.

    CONTROL SHARE ACQUISITION LAW. Under the Maryland's control share acquisition law, voting rights of shares of stock of a Maryland corporation acquired by an acquiring person at ownership levels of 20%, 33 1/3% and 50% of the outstanding shares are denied unless conferred by a special stockholder vote of two-thirds of the outstanding shares held by persons other than the acquiring person and officers and directors of the corporation or, among other exceptions, such acquisition of shares is made pursuant to a merger agreement with the corporation or the corporation's articles of incorporation or bylaws permit the acquisition of such shares prior to the acquiring person's acquisition thereof. Unless a corporation's charter or bylaws provide otherwise, the statute permits such corporation to redeem the acquired shares at "fair value" if the voting rights are not approved or if the acquiring person does not deliver a "control share acquisition statement" to the corporation on or before the tenth day after the control share acquisition. The acquiring person may demand a stockholder's meeting to consider authorizing voting rights for control shares subject to certain disclosure obligations and payment of certain costs. If voting rights are approved for more than fifty percent of the outstanding stock, objecting stockholders may have their shares appraised and repurchased by the corporation for cash.

    THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MARYLAND GENERAL CORPORATION LAW AND THE ORGANIZATIONAL DOCUMENTS OF CHAPMAN HOLDINGS AND ECHAPMAN.COM.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Prior to the initial public offering of our common stock and the mergers, there has been no trading market for the common stock. Although we have applied for quotation of the common stock on the Nasdaq National Market System, there can be no assurance that an active trading market for the common stock will develop and, if developed, will continue after the offering. Quotation of our common stock on the Nasdaq National Market System is conditioned upon our meeting certain asset, capital and surplus, stock price and public float tests. There can be no assurance that the public offering price will correspond to the price at which our common stock will trade in the public market subsequent to this offering.

    As of the date of the closing of the initial public offering of our common stock and after the consummation of the mergers, EChapman.com will have 16,528,178. All shares acquired in this offering, other than shares that may be acquired by our "affiliates" as defined by Rule 144 under the Securities Act. In addition, the shares of EChapman.com stock to be issued in the mergers will be registered under the Securities Act and will be freely transferable under the Securities Act except for shares issued to any person who is deemed to be an "affiliate" of EChapman.com, Chapman Holdings or Chapman Capital Management Holdings. Shares of EChapman.com common stock received by stockholders of Chapman Holdings or Chapman Capital Management Holdings who are deemed to be affiliates of Chapman Holdings or Chapman Capital Management Holdings at the time of the stockholder meetings to approve the mergers may resell their shares only as permitted by Rule 145 under the Securities Act or as otherwise permitted thereunder. Any person deemed to be an affiliate of EChapman.com may resell their shares without registration only as permitted by Rule 144 under the Securities Act, or pursuant to another exemption under the Securities Act.

    No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect the prevailing market price for the common stock and could impair our ability to raise capital through the sale of our equity securities.

    On a pro forma as adjusted basis giving effect to the mergers and the initial public offering, as of September 30, 1999, Mr. Chapman beneficially owned 8,648,988 shares (8,568,988 shares if the underwriters exercise the over-allotment option in full) of common stock or approximately 52.2% (51.4% if the underwriters exercise the over-allotment option in full) of our outstanding common stock. Except for the shares he may sell to the underwriter as part of the over-allotment option, Mr. Chapman has agreed not to sell any shares of common stock that he owns as of the date of this prospectus for the initial public offering of our common stock during the 180 days following the closing of the initial public offering except pursuant to the over-allotment option. After the lock-up period, Mr. Chapman may resell his shares without registration by complying with Rule 144 discussed below.

    In general, under Rule 144, a person (or persons whose shares are required to be aggregated), including any of our affiliates, who beneficially owns "restricted shares" for a period of at least one year is entitled to sell within any three-month period, shares equal in number to the greater of: (i) 1% of the then-outstanding shares of common stock; or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of the required notice of sale with the Commission. In addition, any person (or persons whose shares are aggregated) who is not, at the time of the sale, nor during the preceding three months, our affiliate, and who has beneficially owned restricted shares for at least two years, can sell such shares under Rule 144 without regard to the notice, manner of sale, public information or volume limitations described above.

                                 LEGAL MATTERS

    Certain legal matters in connection with the validity of the securities offered hereby and the merger will be passed upon for EChapman.com by Venable, Baetjer and Howard, LLP, Baltimore, Maryland.

                                    EXPERTS

    The audited financial statements included in this prospectus and proxy statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

    Chapman Holdings is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. Chapman Holdings Common Stock is publicly traded and quoted on The Nasdaq SmallCap Market under the symbol "CMAN."

    The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information concerning Chapman Holdings which files electronically with the Commission.

    EChapman.com has filed with the Commission a Registration Statement on Form S-4 (together with any annexes, exhibits and amendments thereto, the ("Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") covering 5,709,204 shares of EChapman.com Common Stock. Statements contained herein concerning any document filed as an exhibit to the Registration Statement are not necessarily complete, and in each such instance reference is made to the copy of the applicable document filed with the Commission or attached as an annex or exhibit thereto.

    EChapman.com will furnish to its stockholders annual reports containing financial statements for each fiscal year audited by an independent accounting firm.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES OFFERED BY THIS PROSPECTUS AND PROXY STATEMENT, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION, OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS AND PROXY STATEMENT NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE HEREOF OR INCORPORATED.

                               ECHAPMAN.COM, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
Index.......................................................     F-1

CHAPMAN HOLDINGS, INC.

  Report of Independent Public Accountants..................     F-2

  Consolidated Balance Sheets of December 31,1998 and
    September 30, 1999 (unaudited)..........................     F-3

  Consolidated Statement of Operations for the Years Ended
    December 31, 1998 and 1997, and for the Nine Months
    Ended September 30, 1999 and 1998 (unaudited)...........     F-4

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1998 and 1997 and for
    the Nine Months Ended September 30, 1999 (unaudited)....     F-5

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1998 and 1997, and for the Nine Months
    Ended September 30, 1999 and 1998 (unaudited)...........     F-6

  Notes to Financial Statements.............................     F-7

CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC.

  Report of Independent Public Accountants..................    F-14

  Consolidated Balance Sheets as of December 31, 1998 and
    September 30, 1999 (unaudited)..........................    F-15

  Consolidated Statements of Operations for the Years Ended
    December 31, 1998 and 1997, and for the Nine Months
    Ended September 30, 1999 and 1998 (unaudited)...........    F-16

  Consolidated Statements of Changes in Stockholders' Equity
    for the Years Ended December 31, 1998 and 1997 and for
    the Nine Month Ended September 30, 1999 (unaudited).....    F-17

  Consolidated Statements of Cash Flows for the Years Ended
    December 31, 1998 and 1997 and for the Nine Months ended
    September 30, 1999 and 1998 (unaudited).................    F-18

  Notes to Financial Statements.............................    F-19

ECHAPMAN.COM, INC.

  Balance Sheets as of May 14, 1999 and September 30, 1999
    (unaudited).............................................    F-26

  Statement of Operations from May 14, 1999 (inception) to
    September 30, 1999 (unaudited)..........................    F-27

  Statement of Changes in Stockholders' Deficit for the
    Period May 14, 1999 (inception) to September 30, 1999
    (unaudited).............................................    F-28

  Notes to Unaudited Financial Statements...................    F-29

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Holdings, Inc:

    We have audited the accompanying consolidated balance sheet of Chapman Holdings, Inc. and Subsidiaries (a Maryland corporation) as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Holdings, Inc. and Subsidiaries as of December 31, 1998, and the results of their operations and their cash flows for the two years ended December 31, 1998 in conformity with generally accepted accounting principles.

Baltimore, Maryland,
February 22, 1999

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 AS OF DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
ASSETS:
  Cash and cash equivalents.................................  $ 3,090,000     $1,775,000
  Cash deposits with clearing organization..................    2,389,000      2,477,000
  Investments...............................................      204,000        239,000
  Securities owned..........................................    2,080,000      1,813,000
  Receivables from brokers and dealers......................      331,000        576,000
  Receivables from affiliates...............................      380,000        237,000
  Income taxes receivable...................................      294,000        300,000
  Advances to officer/employee..............................      657,000        723,000
  Fixed assets, net.........................................       38,000         95,000
  Prepaids and other assets.................................      583,000        570,000
  Intangible assets.........................................      145,000        113,000
  Deferred tax asset........................................       14,000        345,000
                                                              -----------     ----------
    Total assets............................................  $10,205,000     $9,263,000
                                                              ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable and accrued expenses.....................  $   261,000     $  676,000
  Margin loan payable.......................................    2,559,000      2,050,000
  Accrued compensation......................................      243,000        238,000
  Deferred rent.............................................       78,000         45,000
                                                              -----------     ----------
    Total liabilities.......................................    3,141,000      3,009,000
                                                              -----------     ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized,
    2,953,622 shares issued and outstanding.................        3,000          3,000
  Additional paid-in capital................................    7,903,000      7,903,000
  Accumulated deficit.......................................     (842,000)    (1,652,000)
                                                              -----------     ----------
    Total stockholders' equity..............................    7,064,000      6,254,000
                                                              -----------     ----------
    Total liabilities and stockholders' equity..............  $10,205,000     $9,263,000
                                                              ===========     ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                          DECEMBER 31,              SEPTEMBER 30,
                                                    ------------------------   -----------------------
                                                       1998          1997         1999         1998
                                                    -----------   ----------   ----------   ----------
                                                                                     (UNAUDITED)
REVENUE:
  Commissions.....................................  $ 2,538,000   $2,612,000   $3,243,000   $1,909,000
  Underwriting and management fees................      700,000      325,000      554,000      376,000
  Interest and dividends..........................      335,000       55,000      163,000      247,000
  (Loss) gain on trading..........................     (638,000)          --      246,000     (174,000)
                                                    -----------   ----------   ----------   ----------
      Total revenue...............................    2,935,000    2,992,000    4,206,000    2,358,000
                                                    -----------   ----------   ----------   ----------

EXPENSE:
  Compensation and benefits.......................    2,185,000    1,121,000    2,324,000    1,317,000
  Floor brokerage and clearing fees...............      431,000      286,000      528,000      302,000
  Communications..................................      193,000      154,000      216,000      130,000
  Occupancy, equipment rental, and depreciation...      460,000      356,000      489,000      331,000
  Travel and business development.................      255,000      211,000      260,000      167,000
  Professional fees...............................      416,000      103,000      656,000      192,000
  Other operating expense.........................      611,000      270,000      874,000      326,000
                                                    -----------   ----------   ----------   ----------
      Total expense...............................    4,551,000    2,501,000    5,347,000    2,765,000
                                                    -----------   ----------   ----------   ----------
      (Loss) income from continuing operations
        before income tax (benefit) provision.....   (1,616,000)     491,000   (1,141,000)    (407,000)

INCOME TAX BENEFIT (PROVISION)....................      485,000     (205,000)     331,000      102,000
                                                    -----------   ----------   ----------   ----------
      (Loss) income from continuing operations....   (1,131,000)     286,000     (810,000)    (305,000)

INCOME FROM DISCONTINUED OPERATIONS, net of income
  taxes of $40,000................................           --       51,000           --           --
                                                    -----------   ----------   ----------   ----------
      Net (loss) income...........................  $(1,131,000)  $  337,000   $ (810,000)  $ (305,000)
                                                    ===========   ==========   ==========   ==========

BASIC AND DILUTED EARNINGS PER SHARE DATA:........
    Income from continuing operations.............  $      (.40)  $     0.14   $     (.27)  $    (0.11)
    Income from discontinued operations...........           --         0.03           --           --
                                                    -----------   ----------   ----------   ----------
      Net (loss) income...........................  $      (.40)  $     0.17   $     (.27)  $    (0.11)
                                                    ===========   ==========   ==========   ==========
    Weighted average shares outstanding...........    2,793,000    2,002,000    2,954,000    2,744,000
                                                    ===========   ==========   ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
                  AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                           RETAINED
                                                            ADDITIONAL     EARNINGS         TOTAL
                                                  COMMON     PAID-IN     (ACCUMULATED   STOCKHOLDERS'
                                                  STOCK      CAPITAL       DEFICIT)        EQUITY
                                                 --------   ----------   ------------   -------------
BALANCE, December 31, 1996.....................   $2,000    $1,309,000   $  (182,000)    $ 1,129,000
  Net income...................................       --            --       337,000         337,000
  Purchase of 152,250 shares of stock..........       --      (217,000)           --        (217,000)
  Issuance of 196,594 shares of stock in
    exchange for a stock warrant...............       --            --            --              --
                                                  ------    ----------   -----------     -----------
BALANCE, December 31, 1997.....................    2,000     1,092,000       155,000       1,249,000
  Net loss.....................................       --            --    (1,131,000)     (1,131,000)
  Accumulated deficit from discounted
    operations.................................       --            --       134,000         134,000
  Net proceeds from issuance of common stock...    1,000     6,811,000            --       6,812,000
                                                  ------    ----------   -----------     -----------
BALANCE, December 31, 1998.....................    3,000     7,903,000      (842,000)      7,064,000
  Net loss.....................................       --            --      (810,000)       (810,000)
                                                  ------    ----------   -----------     -----------
BALANCE, September 30, 1999
  (Unaudited)..................................   $3,000    $7,903,000   $(1,652,000)    $ 6,254,000
                                                  ======    ==========   ===========     ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                          DECEMBER 31,                SEPTEMBER 30,
                                                    -------------------------   -------------------------
                                                       1998          1997          1999          1998
                                                    -----------   -----------   -----------   -----------
                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) Income...............................  $(1,131,000)  $  337,000    $  (810,000)  $  (305,000)
  Adjustments to reconcile net (loss) income to
    net cash (used in) provided by operating
    activities:
    Depreciation and amortization expense.........       8,000            --         38,000            --
    Unrealized/realized loss on securities
      owned.......................................     638,000            --       (246,000)       36,000
    Deferred taxes................................    (122,000)           --       (331,000)           --
    Effect from changes in assets and
      liabilities--
      Deposits with clearing organization.........  (2,349,000)       (5,000)       (88,000)   (1,599,000)
      Receivables from brokers and dealers........      54,000      (229,000)      (245,000)      (48,000)
      Receivables from discontinued operations....     801,000      (118,000)            --            --
      Receivables from affiliates.................    (380,000)           --        143,000       801,000
      Income tax receivable.......................    (294,000)           --         (6,000)           --
      Prepaids and other assets...................    (495,000)      (24,000)        13,000      (309,000)
      Net assets from discontinued operations.....       6,000       113,000             --         6,000
      Accounts payable and accrued expenses.......     193,000       (24,000)       415,000       120,000
      Accrued compensation........................     174,000        (8,000)        (5,000)       47,000
      Deferred rent...............................     (11,000)           --        (33,000)       (8,000)
      Payable to affiliated partnership...........     (10,000)      (49,000)            --        (5,000)
      Income taxes payable........................     (98,000)       55,000             --      (131,000)
      Net liability from discontinued
        operations................................          --       (29,000)            --            --
                                                    -----------   ----------    -----------   -----------
          Net cash (used in) provided by operating
            activities............................  (3,016,000)       19,000     (1,155,000)   (1,395,000)
                                                    -----------   ----------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment....................     (23,000)      (10,000)       (63,000)       (4,000)
  Purchase of Charles A. Bell.....................    (220,000)           --             --            --
  Purchase of investments.........................  (1,207,000)      (12,000)       (35,000)      (69,000)
  Proceeds from sale of investments...............   1,014,000            --          4,000            --
  Advances to officer/employee....................    (481,000)      (66,000)       (66,000)     (448,000)
                                                    -----------   ----------    -----------   -----------
          Net cash used in investing activities...    (917,000)      (88,000)      (160,000)     (521,000)
                                                    -----------   ----------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from issuance of common stock......   7,715,000            --             --     7,715,000
  Issuance costs..................................    (903,000)           --             --      (903,000)
  Purchase of stock...............................          --      (218,000)            --            --
                                                    -----------   ----------    -----------   -----------
          Net cash provided by (used in) financing
            activities............................   6,812,000      (218,000)            --     6,812,000
                                                    -----------   ----------    -----------   -----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................   2,879,000      (287,000)    (1,315,000)    4,896,000
CASH AND CASH EQUIVALENTS, beginning of period....     211,000       498,000      3,090,000       211,000
                                                    -----------   ----------    -----------   -----------
CASH AND CASH EQUIVALENTS, end of period..........  $3,090,000    $  211,000    $ 1,775,000   $ 5,107,000
                                                    ===========   ==========    ===========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

ORGANIZATION AND BUSINESS

    Chapman Holdings, Inc. (the "Company") provides securities brokerage and investment banking services. The Company, during December 1997, became the parent of a wholly-owned subsidiary, The Chapman Co. ("Chapman") and its two subsidiaries, Chapman Capital Management, Inc. ("CCM") and Chapman Insurance Agency, Incorporated ("CIA") pursuant to the merger of a newly formed wholly-owned subsidiary of the Company into Chapman. CCM and CIA were spun off from Chapman as part of the initial public offering ("IPO") on February 26, 1998.

    The Company allocates compensation, benefits and other costs to CCM and CIA on a proportional allocation cost method which management believes is reasonable. Compensation and benefits are allocated based on management's estimate of the percentage of time employees spend performing services for CCM and CIA. Other costs, consisting of communications, occupancy and administrative support, are allocated based on estimated usage by CCM and CIA.

BASIS OF PRESENTATION

    The accompanying consolidated financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. All significant intercompany balances have been eliminated in consolidation. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

    The consolidated financial statements for the nine months ended
September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

    Subsequent to September 30, 1999, the Company signed a merger agreement, which is subject to stockholders approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Capital Management Holdings Inc. and Chapman Insurance Holdings Inc. becoming wholly-owned subsidiaries of EChapman.com. EChapman.com is a newly formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the Internet. EChapman.com is owned by the major stockholder of the Company.

    This planned merger and the operations of EChapman.com after the merger, are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

    In July 1999, the Company borrowed $3,220,000 from Chapman Capital Management Holdings, Inc., an affiliate, in connection with the Company's participation in a municipal underwriting syndicate. The note was payable on demand and accrued interest at the broker call rate. The note was paid in full in September 1999.

ACQUISITION

    The Company acquired all of the outstanding stock of Charles A. Bell (Bell), a securities brokerage firm located in San Francisco, California, on December 29, 1998, for approximately $391,200. The acquisition resulted in recording approximately $145,000 of intangible assets from the purchase price being in excess of the book value of Bell. The assets acquired consist of cash, current assets, property and intangibles.

CASH AND CASH EQUIVALENTS

    Cash and cash equivalents primarily consists of cash invested in the U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc., an affiliate.

INVESTMENTS

    Investments as of December 31, 1998 and September 30, 1999, consist primarily of certificates of deposit in which cost approximates market.

SECURITIES OWNED AND NOT YET PURCHASED

    Securities owned consist of trading proprietary stock, which is carried at market. The proprietary stock is primarily stock of Chapman Capital Management Holdings, Inc. (CCMH), a company whose majority stockholder is also the majority stockholder of the Company. Chapman is the market maker for the Company and CCMH and, thus, holds their stock in inventory. As of December 31, 1998 and September 30, 1999, Chapman held 116,000 and 121,000 shares of common stock of the Company, respectively, with a market value of $580,000 and $681,000. The proprietary stock was purchased on margin.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, receivables, investments, securities owned, advances, accounts payable, accrued expenses and margin loan payable approximate fair value.

EARNINGS PER SHARE

    As of December 31, 1997, the Company adopted Financial Accounting Standards Board Statement No. 128, "Earnings Per Share" (SFAS No. 128). Under SFAS
No. 128, a company must disclose basic earnings per share (the principal difference being that common stock equivalents would not be considered in the compilation of basic earnings per share) and diluted earnings per share. The Company adopted this pronouncement which required restatement of all prior periods presented.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock warrants, using the treasury stock method. The weighted average shares outstanding for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, are 2,793,000, 2,002,000, 2,954,000 and
2,744,000, respectively. The options granted during 1998 are antidilutive and, thus, are not required in the earnings per share calculation.

INTANGIBLE ASSETS

    Intangible assets consist of a non-compete agreement of $75,000 being amortized over 2 years and goodwill of $70,000 being amortized over 15 years. These intangibles are related to the Bell acquisition.

SEGMENT REPORTING

    The Company has adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, securities brokerage and investment banking services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's results are provided as one segment to the key decision-maker to make decisions.

COMPREHENSIVE INCOME

    The Company has adopted SFAS, No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

REVENUE RECOGNITION

    The Company records commission revenue, underwriting and management fees, and related expenses on a trade date basis.

VOLATILITY OF BUSINESS

    The Company's revenues and operating results may fluctuate from month to month, quarter to quarter and year to year due to a combination of factors, including the number of underwriting transactions in which the Company participates, access to public markets for companies in which the Company has invested as a principal, the level of institutional and retail brokerage transactions, and expenses of establishing new business units. The Company's revenues from an underwriting transaction are recorded only when the underwritten security commences trading; accordingly, the timing of the Company's recognition of revenue from a significant transaction can materially affect the Company's operating results. As a result, the Company could experience losses if demand for the above transactions declines faster than the Company's ability to change its cost structure.

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

OFFICE EQUIPMENT

    Office equipment is depreciated using the straight-line method over the estimated useful life of 3 to 5 years. As of December 31, 1998 and September 30, 1999, accumulated depreciation was $8,000 and $14,000, respectively.

TRANSACTIONS WITH CLEARING ORGANIZATION

    The Company is required to have cash on deposit with its clearing agent for general trading purposes. In addition, receivables from and payables to the clearing organization arise from cash settlements on ordinary trading activity and clearing expenses.

INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

2. INITIAL PUBLIC OFFERING AND SPIN-OFF OF OPERATIONS:

    On February 26, 1998, the Company consummated an initial public offering (the Offering) of its Common Stock pursuant to which the Company received net proceeds, after the offering costs, of approximately $6,812,000. Effective February 26, 1998, concurrent with the Company's completed initial public offering, the Company spun off two of its wholly-owned subsidiaries, CCM and CIA.

3. CAPITAL STOCK:

    The common stock activity included in the accompanying consolidated financial statements has been restated to reflect the one-for-five share exchange of stock related to the merger of Chapman into the Company during 1998. As such, all share data related to Chapman prior to the merger has been restated at the Company's stock conversion amounts.

4. COMMITMENTS AND CONTINGENCIES:

    The Company has entered into an operating lease agreement for office facilities which expires on October 15, 2000. Rent expense under this agreement was $209,000 in 1998. The aggregate minimum future annual rental for the following fiscal years ending December 31 is as follows:

1999, remaining.............................................  $ 63,000
2000........................................................   200,000

    In addition, a proportionate share of real estate taxes and building expenses in excess of base year amounts are charged to the Company. This lease agreement includes scheduled rent increases which are recognized on a straight-line basis. As of December 31, 1998 and September 30, 1999, the Company recorded $78,000 and $45,000, respectively, in deferred rent relating to this straight-line basis of rent expense recognition.

    The Company leases furniture and equipment from the Chapman Limited Partnership I (the Partnership), an entity in which certain officers and stockholders of the Company are partners. The lease requires monthly payments of $9,846 and contains one year renewable terms, at the option of the

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

4. COMMITMENTS AND CONTINGENCIES: (CONTINUED)

Company, through September 2000, at which time the Company can purchase the furniture and equipment at fair value. Rent expense under this lease agreement was $118,000 in 1998 and 1997 and $102,000 for the nine months in 1999 and 1998.

    The Company clears all transactions for its brokerage customers through its clearing agent, which carries and clears all customer securities accounts. The clearing agent also lends funds to the Company's brokerage customers through the use of margin credit. These loans are made to customers on a secured basis, with the clearing agent maintaining collateral in the form of saleable securities, cash or cash equivalents. Pursuant to the terms of the agreement between the Company and the clearing agent, in the event that customers fail to pay for their purchases, to supply the securities that they have sold, or to repay funds they have borrowed, and the clearing agent satisfies any customer obligations, the Company would be obligated to indemnify the clearing agent for any resulting losses. For the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, the Company did not incur such losses.

    Securities brokerage firms become parties to arbitrations brought by dissatisfied customers in the general course of business. The Company has been and is currently a party to such proceedings, none of which has resulted or which management believes will result in any material liability.

5. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax (benefit) provision for the years ended December 31, 1998 and 1997, are as follows:

                                                           1998        1997
                                                         ---------   --------
Statutory tax (at 35% rate)............................  $(566,000)  $167,000
Effect of state income taxes...........................    (79,000)    24,000
Effect of graduated tax rate...........................    120,000         --
Effect of permanent book to tax differences............     40,000     14,000
                                                         ---------   --------
Income tax (benefit) provision.........................  $(485,000)  $205,000
                                                         =========   ========

    The components of the income tax (benefit) provision for the years ended December 31, 1998 and 1997, are as follows:

                                                           1998        1997
                                                         ---------   --------
Current................................................  $(363,000)  $ 57,000
Deferred...............................................   (122,000)   108,000
Discontinued operations................................         --     40,000
                                                         ---------   --------
Income tax (benefit) provision.........................  $(485,000)  $205,000
                                                         =========   ========

    The Company's deferred income tax asset and liability as of December 31, consist of the following:

                                                           1998       1997
                                                         --------   ---------
Deferred tax asset:
  NOL carryforward.....................................  $ 65,000   $      --
Deferred tax liability:
  Other................................................   (51,000)   (108,000)
                                                         --------   ---------
    Net deferred tax asset (liability) recorded on the
      consolidated balance sheets......................  $ 14,000    (108,000)
                                                         ========   =========

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

6. REGULATORY REQUIREMENTS:

    Pursuant to the requirements of the Securities and Exchange Commission's
(SEC) Uniform Net Capital Rule (Rule 15c3-1), the Company is required to maintain net capital, as defined, of not less than $100,000 and a ratio of aggregate indebtedness to net capital, as defined, not to exceed 15 to 1. As of December 31, 1998, the Company had excess net capital of $697,000 and a ratio of aggregate indebtedness to net capital of .7 to 1.

    The Company is subject to compliance with various SEC and National Association of Securities Dealers, Inc. (NASD) regulations. Also, the NASD periodically reviews the Company's records and procedures for compliance with its requirements. Any acts of noncompliance may subject the Company to fines and other punitive remedies and may significantly effect the Company's ability to operate.

7. STATEMENTS OF CASH FLOWS-SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosure for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1998 and 1999, were as follows:

                                                             FOR THE NINE MONTHS
                                       FOR THE YEAR ENDED           ENDED
                                          DECEMBER 31,          SEPTEMBER 30,
                                       -------------------   -------------------
                                         1998       1997       1998       1999
                                       --------   --------   --------   --------
                                                                 (UNAUDITED)
Cash paid--
  Interest...........................  $10,000    $  9,000   $  3,000   $ 66,000
  Income taxes.......................   29,000     182,000     22,000      5,000

8. EMPLOYEE SAVINGS PLAN:

    The Company's Retirement Savings Plan, a 401(k) plan, provides participants a mechanism for making contributions for retirement savings. Each participant may make pre-tax and after-tax contributions based upon eligible compensation. The Company may make discretionary contributions based on the participants' compensation for the plan year. The Company elected not to contribute to the plan for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998.

9. OMNIBUS STOCK PLAN:

    In March 1998, Chapman started an Omnibus Stock Plan (the Plan) to enable selected management, employees, consultants and directors to acquire interest in Chapman through ownership of common stock. The Plan has 150,000 shares of common stock registered. On September 28, 1998, Chapman granted options for 43,900 shares of common stock at fair market value at the date of grant, which was $9.50. The options vested on the grant date and have a three-year term. None of those options had been exercised, expired or canceled as of September 30, 1999.

    The Company accounts for its stock-based compensation plans as permitted by FASB Statement No. 123, "Accounting for Stock-Based Compensation," which allows the Company to follow Accounting Principles Board Opinion No. 25 ("APB
No. 25"), "Accounting for Stock Issued to Employees" and recognize no compensation cost for options granted at fair market prices. The Company has computed, for pro forma disclosure purposes, the value of all compensatory options granted during 1998, using the

                    CHAPMAN HOLDINGS, INC. AND SUBSIDIARIES

                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

9. OMNIBUS STOCK PLAN: (CONTINUED)

Black-Scholes option pricing model. The following assumptions were used for grants for the year ended December 31, 1998:

Risk free interest rate.....................................    4.51%
Expected dividend yield.....................................     0.0%
Expected lives..............................................  2 years
Expected volatility.........................................      59%

    Options were assumed to be exercised upon vesting for the purposes of this valuation. Had compensation costs for compensatory options been determined consistent with SFAS No. 123, the Company's pro forma net loss and earnings per share information reflected on the accompanying consolidated statements of operations would have been increased to the following "as adjusted" amount for the year ended December 31, 1998:

Net loss:
  As reported...............................................  $1,131,000
  As adjusted...............................................   1,235,000

Basic earnings:
  Per share--
    As reported.............................................        (.40)
    As adjusted.............................................        (.44)

    Weighted average fair value of options granted for the year ended
December 31, 1998, was $3.37. The value was calculated using the Black-Scholes option pricing model.

10. RELATED PARTY TRANSACTIONS:

    The Company served as the underwriter for DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company. CCM provided investment advisory and administrative services to DEM under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The Company purchased 69,000 shares of DEM stock during 1998. During the fourth quarter of 1998, DEM was dissolved. The Company recognized a $159,000 loss on trading due to this dissolution.

    Listed below are fees and commissions earned from DEM for the year ended December 31, 1997.

Included in continuing operations (underwriting fees).......  $432,000
Included in discontinued operations.........................   139,000
                                                              --------
                                                              $571,000
                                                              ========

    As of December 31, 1998 and September 30, 1999, the Company had outstanding advances to its majority stockholder of $640,000 and $601,000, respectively. The advances to the majority stockholder are reflected in demand notes, which accrue interest at 5.5% per annum.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Chapman Capital Management Holdings, Inc.:

    We have audited the accompanying consolidated balance sheet of Chapman Capital Management Holdings, Inc. (a Maryland corporation) and Subsidiary as of December 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the two years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chapman Capital Management Holdings, Inc. and Subsidiary as of December 31, 1998, and the results of their operations and their cash flows for the two years ended December 31, 1998, in conformity with generally accepted accounting principles.

Baltimore, Maryland
March 5, 1999

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                 AS OF DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

                                                              DECEMBER 31,   SEPTEMBER 30,
                                                                  1998           1999
                                                              ------------   -------------
                                                                              (UNAUDITED)
                                          ASSETS
Cash and cash equivalents...................................   $4,242,000     $3,103,000
Investments.................................................      150,000        267,000
Management fees receivable:
  From proprietary funds....................................      107,000        132,000
  From individually managed accounts........................      257,000        378,000
Receivables from affiliates.................................      120,000        227,000
Advances to officer.........................................      118,000        367,000
Fixed assets, net...........................................       21,000         56,000
Prepaids and other assets...................................      123,000        171,000
Intangible assets, net......................................      465,000        294,000
Deferred tax asset..........................................       45,000        209,000
                                                               ----------     ----------
    Total assets............................................   $5,648,000     $5,204,000
                                                               ==========     ==========

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses.......................   $  172,000     $  309,000
Due to affiliated company...................................      285,000        202,000
Noncompete agreement obligation.............................      150,000        150,000
                                                               ----------     ----------
    Total liabilities.......................................      607,000        661,000
                                                               ----------     ----------
STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 20,000,000 shares
    authorized, 3,351,334 issued and outstanding............        3,000          3,000
  Additional paid-in capital................................    5,239,000      5,239,000
  Accumulated deficit.......................................     (201,000)      (699,000)
                                                               ----------     ----------
    Total stockholders' equity..............................    5,041,000      4,543,000
                                                               ----------     ----------
    Total liabilities and stockholders' equity..............   $5,648,000     $5,204,000
                                                               ==========     ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                     DECEMBER 31,              SEPTEMBER 30,
                                                -----------------------   -----------------------
                                                   1998         1997         1999         1998
                                                ----------   ----------   ----------   ----------
                                                                                (UNAUDITED)
REVENUE:
  Investment management fees..................  $3,136,000   $2,284,000   $3,046,000   $2,344,000
  Other income................................      82,000        3,000      152,000       39,000
                                                ----------   ----------   ----------   ----------
    Total revenue.............................   3,218,000    2,287,000    3,198,000    2,383,000
                                                ----------   ----------   ----------   ----------
OPERATING EXPENSE:
  Management fees.............................   1,178,000      869,000    1,109,000      912,000
  Compensation and benefits...................     857,000      595,000      836,000      499,000
  General and administrative..................   1,076,000      489,000    1,713,000      680,000
  Interest expense............................      26,000       14,000        6,000       26,000
  Amortization and depreciation expense.......     232,000      232,000      196,000      174,000
                                                ----------   ----------   ----------   ----------
    Total operating expense...................   3,369,000    2,199,000    3,860,000    2,291,000
                                                ----------   ----------   ----------   ----------
    (Loss) income before income tax benefit
      (provision).............................    (151,000)      88,000     (662,000)      92,000
INCOME TAX BENEFIT (PROVISION)................      45,000      (40,000)     164,000      (33,000)
                                                ----------   ----------   ----------   ----------
    Net (loss) income.........................  $ (106,000)  $   48,000   $ (498,000)  $   59,000
                                                ==========   ==========   ==========   ==========
BASIC AND DILUTIVE EARNINGS PER SHARE DATA:
  Net (loss) income...........................  $     (.04)  $      .02   $     (.15)  $      .02
                                                ==========   ==========   ==========   ==========
Weighted Average Shares Outstanding...........   2,811,000    2,487,000    3,351,000    2,636,000
                                                ==========   ==========   ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                 FOR THE YEAR ENDED DECEMBER 31, 1998 AND 1997
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                                                            TOTAL
                                                             ADDITIONAL                 STOCKHOLDERS'
                                                   COMMON     PAID-IN     ACCUMULATED     (DEFICIT)
                                                   STOCK      CAPITAL       DEFICIT        EQUITY
                                                  --------   ----------   -----------   -------------
BALANCE, December 31, 1996......................   $2,000    $       --    $(143,000)    $ (141,000)
  Net Income....................................       --            --       48,000         48,000
                                                   ------    ----------    ---------     ----------

BALANCE, December 31, 1997......................    2,000            --      (95,000)       (93,000)
  Proceeds from initial public offering.........    1,000     5,239,000           --      5,240,000
  Net loss......................................       --            --     (106,000)      (106,000)
                                                   ------    ----------    ---------     ----------
BALANCE, December 31, 1998......................    3,000     5,239,000     (201,000)     5,041,000
  Net loss......................................       --            --     (498,000)      (498,000)
                                                   ------    ----------    ---------     ----------
BALANCE, September 30, 1999
  (Unaudited)...................................   $3,000    $5,239,000    $(699,000)    $4,543,000
                                                   ======    ==========    =========     ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997

           AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                                                     DECEMBER 31,              SEPTEMBER 30,
                                                -----------------------   -----------------------
                                                   1998         1997         1999         1998
                                                ----------   ----------   ----------   ----------
                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income...........................  $ (106,000)  $   48,000   $ (498,000)  $   59,000
  Adjustments to reconcile net (loss) income
    to net cash (used in) provided by
    operating activities:
    Depreciation and amortization.............     231,000      232,000      196,000      174,000
    Unrealized gain on investments............          --           --      (17,000)          --
    Deferred tax asset........................     (45,000)          --     (164,000)     (66,000)
    Effect of changes in assets and
      liabilities-
      Management fees receivable..............    (111,000)     (71,000)    (146,000)     (43,000)
      Receivable from affiliates..............     (84,000)     (31,000)    (107,000)    (160,000)
      Prepaids and other assets...............    (114,000)      (4,000)     (48,000)     (16,000)
      Accounts payable and accrued expenses...      21,000      134,000      137,000      132,000
      Due to affiliated company...............    (516,000)     151,000      (83,000)    (801,000)
      Income taxes payable....................     (48,000)    (134,000)          --      (15,000)
      Investment in affiliate.................          --           --           --        2,000
                                                ----------   ----------   ----------   ----------
        Net cash (used in) provided by
          operating activities................    (772,000)     325,000     (730,000)    (734,000)
                                                ----------   ----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of office equipment................     (19,000)      (5,000)     (60,000)          --
  Sale of investments.........................       9,000           --           --           --
  Purchase of investments.....................    (150,000)          --     (100,000)          --
  Advances to officer.........................     (46,000)     (84,000)    (249,000)     (44,000)
                                                ----------   ----------   ----------   ----------
        Net cash used in investing
          activities..........................    (206,000)     (89,000)    (409,000)     (44,000)
                                                ----------   ----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from initial public offering.......   6,053,000           --           --    5,245,000
  Issuance costs..............................    (814,000)          --           --           --
  Repayments of loan to officer...............     (28,000)     (85,000)          --      (28,000)
  Payment of noncompete agreement.............          --     (150,000)          --           --
                                                ----------   ----------   ----------   ----------
        Net cash provided by (used in)
          financing activities................   5,211,000     (235,000)          --    5,217,000
                                                ----------   ----------   ----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.................................   4,233,000        1,000   (1,139,000)   4,439,000

CASH AND CASH EQUIVALENTS, beginning of
  year........................................       9,000        8,000    4,242,000        9,000
                                                ----------   ----------   ----------   ----------
CASH AND CASH EQUIVALENTS, end of year........  $4,242,000   $    9,000   $3,103,000   $4,448,000
                                                ==========   ==========   ==========   ==========

 The accompanying notes are an integral part of these consolidated statements.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999

1. ORGANIZATION:

    Chapman Capital Management Holdings, Inc. is an investment advisory and investment management company.

    During February 1998, Chapman Capital Management, Inc. became the wholly-owned subsidiary of Chapman Capital Holdings Management, Inc. ("CCMH," the "Company"), a newly formed corporation. CCMH was the wholly-owned subsidiary of The Chapman Co. until it spun off from The Chapman Co. as part of the initial public offering (IPO) of Chapman Holdings, Inc. on February 26, 1998.

    The Chapman Co., an affiliated company pays for routine operating expenses and provides certain management, data processing, accounting and administrative services to the Company, for which The Chapman Co. is reimbursed. As of December 31, 1998, and September 30, 1999, the Company owed The Chapman Co. $285,000 and $202,000, respectively, for the costs of these services. The Chapman Co. also pays for salary and benefit expenses of which the Company is allocated a portion. The Chapman Co. allocates those salary and benefit expenses to the Company based on actual salaries related to the Company and based on cost sharing arrangements approved by the Board of Directors. These financial statements may not necessarily be indicative of the financial results that would have existed had the Company been operated as an unaffiliated corporation.

2. SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

    The accompanying financial statements are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED)

    The consolidated financial statements for the nine months ended
September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations, for the periods.

    The Company's operating results are significantly affected by the size of the portfolio it manages. The results of operations presented in the accompanying consolidated financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

    Subsequent to September 30, 1999, the Company signed a merger agreement which is subject to stockholders approval and the completion of an initial public stock offering of common stock by EChapman.com, among other things, to merge into a wholly owned subsidiary of EChapman.com. This merger would result in the Company, Chapman Holdings Inc. and Chapman Insurance Holdings Inc.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

becoming wholly-owned subsidiaries of EChapman.com. EChapman.com is a newly formed corporation designed to bring these companies together and to take advantage of the unique opportunities presented by the growth of the Internet. EChapman.com is owed by the major stockholder of the Company.

    This planned merger and the operations of EChapman.com after the merger are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has not launched a website and has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete this merger; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

    In June 1999, one of the four participants in the Company's DEM-MET Trust decided to withdraw the entire amount of their funds totaling approximately $11.4 million, or approximately 3.7%, of the total assets managed by the DEM-MET Trust.

    During June 1999, the Company was notified that two of its clients, accounting for 6.3% and 2.5% of the Company's total revenues respectively, were withdrawing portions of each of their separate accounts managed by the Company. The amounts withdrawn, effective June 30, 1999, collectively totaled $66.5 million, or 10.3% of the Company's assets under management as of June 30, 1999.

    On July 29, 1999, the Company made a loan of $3,220,000 to Chapman Holdings, Inc., an affiliate of the Company ("Chapman Holdings"). The loan was issued pursuant to a demand note that required Chapman Holdings to repay the amount of the loan upon the Company's demand and with interest due equal to the broker call rate. Chapman Holdings repaid this loan in full in September 1999. On July 29, 1999, the Company also advanced the President of the Company $242,000 pursuant to an unsecured demand note bearing interest at 5.45% per annum.

    The Company agreed to waive certain investment management fees with funds its has sponsored. It has waived these fees by having its investment management fee limited to a certain percentage of the average daily net asset balance in the fund.

ACQUISITION

    In December 1996, the Company acquired DEM-MET, a tax-exempt pooled interest trust for qualified employee benefit plans. As part of the acquisition of this trust, the Company entered into a noncompete agreement for $300,000 and paid $640,000 in costs related to acquiring the trust. These amounts are included in intangible assets (see Note 4).

    During the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, the Company paid Bankers Trust management fees for managing the trust. Those fees are included in management fees in the accompanying statements of operations for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

CASH AND CASH EQUIVALENTS

    Included in cash and cash equivalents as of December 31, 1998, and September 30, 1999, is $4,046,000 and $3,030,000, respectively, of cash invested in the Chapman U.S. Treasury Money Fund, a fund managed by Chapman Capital Management, Inc.

INVESTMENTS

    Investments consist of common stock ownership in an investment company which cost approximates market value.

OFFICE EQUIPMENT

    Office equipment is depreciated using the straight-line method over the estimated useful life of 3 to 5 years. As of December 31, 1998 and September 30, 1999, accumulated depreciation was $10,000 and $35,000, respectively.

FINANCIAL INSTRUMENTS

    The carrying amounts reported in the consolidated balance sheet for cash, investments, receivables, accounts payable and accrued expenses approximate fair value.

EARNINGS PER SHARE

    As of December 31, 1997, the Company adopted Financial Accounting Standards Board Statement No. 128, "Earnings Per Share" (SFAS No. 128). Under SFAS
No. 128, a company must disclose basic earnings per share (the principal difference being that common stock equivalence would not be considered in the compilation of basic earnings per share) and diluted earnings per share. The Company adopted this pronouncement which required restatement of all prior periods presented.

    Earnings per share are based on the weighted average number of common and dilutive common equivalent shares outstanding during the period the calculation is made. Common equivalent shares consist of shares issuable upon the exercise of stock warrants, using the treasury stock method. The weighted average shares outstanding for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, are 2,811,000, 2,487,000, 3,351,000 and
2,636,000, respectively.

SEGMENT REPORTING

    The Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" as of December 31, 1998, and has determined that the Company has only one segment, investment advisory and investment management services. The Company came to this conclusion because the Company operates in one regulatory environment and has only one management group that manages the entire Company. Information on the Company's operating results are provided as one segment to the key decision-maker to make decisions.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

COMPREHENSIVE INCOME

    The Company has adopted SFAS No. 130, "Reporting Comprehensive Income" and has determined that the Company does not have any comprehensive income adjustments for the periods presented, and therefore, comprehensive income equals net income.

INCOME TAXES

    The Company accounts for income taxes under the separate company liability method, whereby deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

    Prior to the Company being spun off from its Parent, the Company was included in the consolidated Federal income tax return of its Parent on a cash basis. The Parent allocated Federal tax expense to the Company based on its portion of consolidated taxable income and its taxes on that income if the Company were taxed on a stand-alone basis.

RECLASSIFICATIONS

    Certain reclassifications have been made to 1997 financial statements to conform to 1998 financial statement presentation.

3. INITIAL PUBLIC OFFERING:

    On August 14, 1998, the Company consummated an initial public offering (the Offering) of its common stock, pursuant to which the Company sold 864,791 shares and received net proceeds, after offering costs, of approximately $5,240,000.

4. INTANGIBLE ASSETS:

    Intangible assets consists of a noncompete agreement and acquisition costs (see Note 2). The $300,000 noncompete agreement is being amortized over 3 years, the term of the agreement. The $640,000 in acquisition costs is being amortized over 5 years. The noncompete agreement will be paid in two equal installments, payable on demand. Accumulated amortization as of December 31, 1998 and September 30, 1999, is $475,000 and $646,000, respectively.

5. COMMON STOCK:

    During 1998, the Company effected a 25% stock split effected as a stock dividend. As such, all share data related to the Company prior to the stock split have been restated.

6. TRANSACTIONS WITH AFFILIATES:

    The Company provides investment advisory and administrative services to The Chapman Funds, Inc. (the Funds), an affiliated group of mutual funds, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. The agreement also provides that expense reimbursements be made to the Funds for specified

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

6. TRANSACTIONS WITH AFFILIATES: (CONTINUED)

expenses and to the extent that any Funds' expenses exceed specified limitations. Included in the accompanying statements of operations for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, are advisory management fees related to The Chapman Funds totaling $260,000, $145,000, $353,000 and $100,000, respectively.

    The Company provided investment advisory and administrative services to DEM, Inc. (DEM), a registered non-diversified closed-ended management investment company, under an investment advisory and administrative services agreement which sets forth the services to be provided and the fees to be charged. During the fourth quarter of 1998, DEM was dissolved. Included in the accompanying statements of operations for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1999 and 1998, is an advisory management fee related to DEM totaling $150,000, $139,000, $-0- and $149,000, respectively.

    Included in management fees receivable as of December 31, 1998, and September 30, 1999, is $107,000 and $132,000, respectively, due from proprietary funds for services provided under the above described agreement.

    Included in receivables from affiliates as of December 31, 1998, and September 30, 1999, is $32,000 and $26,000, respectively, due from Chapman Insurance Agency ("CIA") for expenses paid on their behalf. Also included in receivables from affiliates as of December 31, 1998, is $88,000 due from newly created funds using the DEM strategy. The receivable from these new funds represents reimbursement of start-up costs paid on their behalf. As of September 30, 1999, the $88,000 receivable was written off as the Company believed this receivable was no longer realizable.

    As of December 31, 1998 and September 30, 1999, the Company had outstanding advances to the majority stockholder of the Company of $118,000 and $367,000, respectively.

    The Chapman Co. has entered into an agreement in which it leases furniture and equipment from Chapman Limited Partnership, an entity in which certain officers and stockholders of The Chapman Co. are partners. The Chapman Co. allocates a portion of the $9,846 monthly payment to the Company based on the space used by the Company. The Chapman Co. allocated $59,000, $39,000, $45,000 and $30,000 in lease expense for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, respectively. These amounts are included in other operating expenses in the statements of operations for the years ended December 31, 1998 and 1997, and the nine months ended September 30, 1999 and 1998, respectively.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

7. INCOME TAXES:

    A reconciliation of the statutory income taxes to the recorded income tax (benefit) provision for the years ended December 31, 1998 and 1997, is as follows:

                                                                1998       1997
                                                              --------   --------
Statutory tax (at 35% rate).................................  $(53,000)  $31,000
Effect of state income taxes................................    (8,000)    4,000
Effect of graduated tax rate................................     6,000        --
Effect of permanent book to tax differences.................    10,000     5,000
                                                              --------   -------
Income tax (benefit) provision..............................  $(45,000)  $40,000
                                                              ========   =======

    The components of the income tax (benefit) provision for the years ended December 31, 1998 and 1997, are as follows:

                                                                1998       1997
                                                              --------   --------
Current.....................................................  $     --   $40,000
Deferred....................................................   (45,000)       --
                                                              --------   -------
Income tax (benefit) provision..............................  $(45,000)  $40,000
                                                              ========   =======

    The Company's deferred income tax assets as of December 31, 1998, consists of the following:

Deferred tax asset:
  NOL carryforward..........................................  $25,000
  Other.....................................................   20,000
                                                              -------
      Net deferred tax asset recorded on the consolidated
       balance sheet........................................  $45,000
                                                              =======

8. STATEMENT OF CASH FLOWS--SUPPLEMENTAL DISCLOSURE:

    Supplemental cash flow disclosures for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1998 and 1999, were as follows:

                                                                              FOR THE NINE MONTHS
                                                    FOR THE YEAR ENDED               ENDED
                                                       DECEMBER 31,              SEPTEMBER 30,
                                                  -----------------------   ------------------------
                                                                                  (UNAUDITED)
                                                    1998           1997       1998           1999
                                                  --------       --------   --------       ---------
Cash paid for:
  Interest......................................  $ 25,000       $  5,000   $25,000         $6,000
  Income taxes..................................   114,000        174,000        --             --

9. CONCENTRATION OF CREDIT RISKS:

    One client accounted for 59% of the Company's advisory and administrative fees during the year ended December 31, 1998. Two clients accounted for 72% of the Company's advisory and administrative fees for the year ended December 31, 1997. As of December 31, 1998, receivables due from this client were $68,000.

            CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              DECEMBER 31, 1998 AND SEPTEMBER 30, 1999 (CONTINUED)

10. STOCK OPTIONS PLANS:

    In 1998, the Company established the Chapman Capital Management
Holdings, Inc. Omnibus Stock Plan (the Plan) to enable the Company to grant stock options to the Company's directors, officers, employees and consultants. Under the Plan, 150,000 shares of common stock have been reserved for issuance upon exercise of stock options granted. On May 14, 1999, there were 24,000 stock options issued at a stock price range of $8.38 to $9.22 per share. These options expire over a three-year period and vest immediately. The common stock equivalents of these options was not included in the diluted earnings per share as the stock options are antidilutive.

                                  EChapman.com

                                 BALANCE SHEETS

                   AS OF MAY 14, 1999 AND SEPTEMBER 30, 1999
                                  (Unaudited)

                                                                           SEPTEMBER
                                                               MAY 14,        30,
                                                                 1999        1999
                                                              ----------   ---------
ASSETS:
  Prepaids and other assets.................................   $     --    $ 18,000
                                                               --------    --------
    Total assets............................................   $     --    $ 18,000
                                                               ========    ========

LIABILITIES AND STOCKHOLDER'S DEFICIT:
  Accounts payable and accrued expenses.....................   $     --    $238,000
                                                               --------    --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIT:
  Common stock, $.001 par value, 50,000,000 shares
    authorized, 1 share issued and outstanding..............         --          --
  Accumulated deficit.......................................         --    (220,000)
                                                               --------    --------
    Total stockholder's deficit.............................         --    (220,000)
                                                               --------    --------
    Total liabilities and stockholder's deficit.............   $     --    $ 18,000
                                                               ========    ========

      The accompanying notes are an integral part of these balance sheets.

                                  ECHAPMAN.COM

                            STATEMENT OF OPERATIONS

         FOR THE PERIOD MAY 14, 1999 (INCEPTION) TO SEPTEMBER 30, 1999

                                  (UNAUDITED)

                                                                1999
                                                              ---------
REVENUE.....................................................  $      --
                                                              ---------

EXPENSE:
  Compensation and benefits.................................     89,000
  Other operating expense...................................    131,000
                                                              ---------
    Total expense...........................................    220,000
                                                              ---------
    Loss before income tax..................................   (220,000)
INCOME TAX..................................................         --
                                                              ---------
    Net loss................................................  $(220,000)
                                                              =========

         The accompanying notes are an integral part of this statement.

                                  ECHAPMAN.COM

                 STATEMENT OF CHANGES IN STOCKHOLDER'S DEFICIT

         FOR THE PERIOD MAY 14, 1999 (INCEPTION) TO SEPTEMBER 30, 1999

                                  (UNAUDITED)

                                                                                     TOTAL STOCKHOLDER'S
                                                COMMON STOCK   ACCUMULATED DEFICIT         DEFICIT
                                                ------------   -------------------   -------------------
May 14, 1999..................................   $      --          $      --             $      --
Net loss for the period.......................          --           (220,000)
                                                 ---------          ---------             ---------
September 30, 1999............................   $      --          $(220,000)            $(220,000)
                                                 =========          =========             =========

         The accompanying notes are an integral part of this statement.

                                  ECHAPMAN.COM

                     NOTE TO UNAUDITED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    EChapman.com (the Company) was formed on May 14, 1999. The Company was formed to acquire the existing businesses of Chapman Holdings, Inc., Chapman Capital Management Holdings, Inc., and Chapman Insurance Holdings, Inc., (the majority stockholder of these 3 companies is the sole stockholder of the Company) and to take advantage of the opportunities presented by the growth in the Internet. The Company's web site, EChapman.com, is currently under development. The web site will offer both financial services and a variety of lifestyle, educational and cultural content selected to appeal particularly to African-Americans, Asian-Americans, Hispanic-Americans and women. These groups are collectively referred to as Domestic Emerging Markets (DEM). The Company is planning an initial public offering to sell 3,333,333 shares of common stock. The proceeds will be used to complete the design and development of the web site, to promote eChapman.com and the DEM strategy, and for working capital to support planned growth of the Company and other general corporate expenses.

    The Company did not have any operations, except for organizational matters, up until June 30, 1999. The operations of the Company since July 1, 1999, mainly include costs incurred for salary and benefit expenses and professional fees related to organizing the Company and designing and developing its web site. As of September 30, 1999, the Company has not recorded a tax benefit related to its loss.

    The financial statements for the period from May 14, 1999 (inception) to September 30, 1999 are unaudited. As permitted under the applicable rules and regulations of the Securities and Exchange Commission, these financial statements do not include all disclosures normally included with audited financial statements. The results of operations presented in the accompanying financial statements are not necessarily representative of operations for an entire year and because of the nature of the Company's operations can be materially different between periods.

    Subsequent to September 30, 1999, the Company signed a merger agreement to acquire Chapman Holdings, Inc. Chapman Capital Management Holdings, Inc., and Chapman Insurance Holdings, Inc.

    The operations of the company are subject to certain risks. The negative impact from these risks could have material adverse effects on the future results from operations and financial position of the Company. These risk items include the fact that EChapman.com has no Internet-related operating history; the web site must be designed, developed, hosted by a service provider and marketed; EChapman.com must raise at least $20 million from its planned public offering to complete the mergers; the EChapman.com brand must be successful in order for it to attract users, advertisers and strategic partners; and the success of the "Domestic Emerging Markets" strategy through the use of the Internet.

                                                                         ANNEX I

                               AGREEMENT AND PLAN
                                   OF MERGER
                                  BY AND AMONG
                              ECHAPMAN.COM, INC.,
                          CHI MERGER SUBSIDIARY, INC.
                                      AND
                             CHAPMAN HOLDINGS, INC.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I THE MERGER........................................      1
  SECTION 1.1. The Merger...................................      1
  SECTION 1.2. Effective Time of the Merger.................      1
ARTICLE II THE SURVIVING CORPORATION........................      2
  SECTION 2.1. Charter......................................      2
  SECTION 2.2. By-laws......................................      2
  SECTION 2.3. Effect of the Merger.........................      2
  SECTION 2.4. Directors....................................      2
  SECTION 2.5. Officers.....................................      2
ARTICLE III CONVERSION OF SHARES............................      3
  SECTION 3.1. Conversion of CHI Shares in the Merger.......      3
  SECTION 3.2. Consideration................................      4
  SECTION 3.3. Exchange of Certificates.....................      4
  SECTION 3.4. No Fractional Securities.....................      6
  SECTION 3.5. Closing......................................      6
  SECTION 3.6. Closing of CHI's Transfer Books..............      6
ARTICLE IV REPRESENTATION AND WARRANTIES OF EChapman AND
MERGER SUBSIDIARY...........................................      7
  SECTION 4.1. Organization.................................      7
  SECTION 4.2. Capitalization...............................      7
  SECTION 4.2. Authority; Non-Contravention; Approvals......      8
  SECTION 4.4. Absence of Undisclosed Liabilities...........      9
  SECTION 4.5. Absence of Litigation........................      9
  SECTION 4.6. Registration Statement and Proxy Statement...     10
  SECTION 4.7. Compliance with Agreements...................     10
  SECTION 4.8. EChapman Stockholders' Approval..............     10
  SECTION 4.9. Brokers and Finders..........................     10
  SECTION 4.10. Chapman Capital Management Holdings, Inc....     11
  SECTION 4.11. Anti-takeover Statutes......................     11
ARTICLE V REPRESENTATIONS AND WARRANTIES OF CHI.............     11
  SECTION 5.1. Organization and Qualification...............     11
  SECTION 5.2. Capitalization...............................     11
  SECTION 5.3. Subsidiaries.................................     12
  SECTION 5.4. Authority; Non-Contravention; Approvals......     12
  SECTION 5.5. Securities Reports and Financial
    Statements..............................................     14
  SECTION 5.6. Absence of Undisclosed Liabilities...........     14
  SECTION 5.7. Absence of Certain Changes or Events.........     14
  SECTION 5.8. Absence of Litigation........................     15
  SECTION 5.9. Registration Statement and Proxy Statement...     15
  SECTION 5.10. No Violation of Law.........................     15
  SECTION 5.11. Compliance with Agreements..................     16
  SECTION 5.12. Taxes.......................................     16
  SECTION 5.13. Employee Benefits Plans; ERISA..............     16
  SECTION 5.14. Labor Controversies.........................     18
  SECTION 5.15. Title to Assets.............................     18
  SECTION 5.16. CHI Stockholders' Approval..................     19
  SECTION 5.17. Trademarks and Intellectual Property
    Compliance..............................................     19

                                                              PAGE
                                                              ----
  SECTION 5.18. Material Agreements.........................     19
  SECTION 5.19. Insurance...................................     19
  SECTION 5.20. Brokers and Finders.........................     20
  SECTION 5.21. Certain Transactions........................     20
  SECTION 5.22. Opinion of Financial Advisor................     20
  SECTION 5.23. Anti-takeover Statutes......................     20
ARTICLE VI CONDUCT OF BUSINESS PENDING THE MERGER...........     20
  SECTION 6.1. Conduct of Business by CHI Pending the
    Merger..................................................     20
  SECTION 6.2. Conduct of Business by EChapman Pending the
    Merger..................................................     22
  SECTION 6.3. Control of CHI's Operations..................     23
  SECTION 6.4. Control of EChapman's Operations.............     23
  SECTION 6.5. Acquisition Transactions.....................     23
ARTICLE VII ADDITIONAL AGREEMENTS...........................     24
  SECTION 7.1. Access to Information........................     24
  SECTION 7.2. Stockholders' Approval.......................     24
  SECTION 7.3. Affiliates of CHI............................     25
  SECTION 7.4. Expenses and Fees............................     25
  SECTION 7.5. Agreement to Cooperate.......................     25
  SECTION 7.6. Public Statements............................     26
  SECTION 7.7. Notification of Certain Matters..............     26
  SECTION 7.8. Proxy Statement/Prospectus and Registration
    Statement...............................................     26
  SECTION 7.9. Tax-Free Treatment of Merger.................     26
  SECTION 7.10. Directors' and Officers' Indemnification....     27
  SECTION 7.11. Amendment to CCMHI Merger Agreement.........     28
ARTICLE VIII CONDITIONS.....................................     28
  SECTION 8.1. Conditions to Each Party's Obligation to
    Effect the Merger.......................................     28
  SECTION 8.2. Additional Conditions to Obligation of CHI to
    Effect the Merger.......................................     29
  SECTION 8.3. Additional Conditions to Obligations of
    EChapman and Merger Subsidiary to Effect the Merger.....     30
ARTICLE IX TERMINATION, AMENDMENT AND WAIVER................     30
  SECTION 9.1. Termination..................................     30
  SECTION 9.2. Effect of Termination........................     31
  SECTION 9.3. Amendment....................................     31
  SECTION 9.4. Waiver.......................................     31
ARTICLE X GENERAL PROVISIONS................................     31
  SECTION 10.1. Non-Survival of Representations and
    Warranties..............................................     32
  SECTION 10.2. Notices.....................................     32
  SECTION 10.3. Interpretation..............................     33
  SECTION 10.4. Miscellaneous...............................     33
  SECTION 10.5. Counterparts................................     33
  SECTION 10.6. Parties In Interest.........................     33
  SECTION 10.7. Exhibits and Schedules......................     33
  SECTION 10.8. Severability................................     33
  SECTION 10.9. Definition of Knowledge.....................     34

                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), made this 15(th)day of November, 1999, by and among EChapman.com, Inc., a Maryland corporation ("EChapman"), CHI Merger Subsidiary, Inc., a Maryland corporation and wholly owned subsidiary of EChapman ("Merger Subsidiary"), and Chapman Holdings, Inc., a Maryland corporation ("CHI").

                              W I T N E S S E T H:

    WHEREAS, the respective Boards of Directors of EChapman and CHI have each determined that the merger of CHI with and into Merger Subsidiary (the "Merger") is consistent with and in furtherance of the long-term business strategy of EChapman and CHI and subject to receipt of the fairness opinion referred to hereinafter is fair to, and in the best interests of, CHI and its stockholders;

    WHEREAS, the respective Boards of Directors of EChapman, Merger Subsidiary and CHI have each approved the Merger, upon the terms and subject to the conditions set forth herein; and

    WHEREAS, EChapman, Merger Subsidiary and CHI intend to qualify the Merger as a tax-free reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1. THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.2) in accordance with the Maryland General Corporation Law (the "MGCL"), CHI shall be merged with and into Merger Subsidiary and the separate corporate existence of CHI shall thereupon cease. Merger Subsidiary shall be the surviving corporation under the name Chapman Holdings, Inc. in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation." The Surviving Corporation will be governed by laws of the State of Maryland as a direct, wholly owned subsidiary of EChapman.

    SECTION 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "Effective Time") as shall be stated in Articles of Merger, in a form mutually acceptable to EChapman and CHI, to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") in accordance with the MGCL (the "Merger Filing"). The Merger Filing shall be made simultaneously with or as soon as practicable after the Closing (as defined in Section 3.5) of the transactions contemplated by this Agreement.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

    SECTION 2.1. CHARTER. The Charter of Merger Subsidiary, as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation will change to Chapman Holdings, Inc., shall be the Charter of the Surviving Corporation until duly amended in accordance with applicable law.

    SECTION 2.2. BY-LAWS. The By-laws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until duly amended in accordance with applicable law.

    SECTION 2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Merger Subsidiary and CHI shall vest in the Surviving Corporation, all debts, liabilities and duties of Merger Subsidiary and CHI shall become the debts, liabilities and duties of the Surviving Corporation in the same manner as if the Surviving Corporation had itself incurred them, and the separate corporate existence of Merger Subsidiary with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth herein.

    SECTION 2.4. DIRECTORS. The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified in accordance with the Charter and By-laws of the Surviving Corporation, or their earlier death, resignation or removal.

    SECTION 2.5. OFFICERS. The officers of Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

                                  ARTICLE III
                              CONVERSION OF SHARES

    SECTION 3.1. CONVERSION OF CHI SHARES IN THE MERGER. Subject to Section 3.4 regarding fractional shares, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any shares of CHI's common stock, par value $0.001 per share ("CHI Common Stock"):

    (a) Each share of CHI Common Stock issued and outstanding immediately prior to the Effective Time, other than CHI Common Stock owned by EChapman or Merger Subsidiary, or owned by an Objecting Stockholder (as defined in Section 3.1(c)) shall be converted in accordance with Section 3.3 into the right to receive the Merger Consideration (as defined in Section 3.2).

    (b) Each share of CHI Common Stock owned by EChapman or Merger Subsidiary (each a "Non-Converting Share") immediately prior to the Effective Time, if any, shall be cancelled and extinguished without conversion thereof into EChapman Shares (as defined in Section 3.2(a)) or payment therefor.

    (c) Any holder (an "Objecting Stockholder") of CHI Common Stock ("Objecting Shares") who files with CHI a written objection to the proposed Merger at or before the stockholders' meeting at which the proposed Merger will be considered, whose shares are not voted in favor of the approval of the Merger at the meeting of CHI stockholders at which the Merger is approved, and who, within twenty (20) days after the Effective Time (which time will be set forth in a notice provided to any such stockholder by EChapman and Merger Subsidiary by certified mail, return receipt requested pursuant to Section 3-207(b) of the
MGCL), makes a written demand upon Merger Subsidiary for payment for such Objecting Shares, accompanied by a surrender of the certificates for such Objecting Shares, all pursuant to the provisions of Title 3, Subtitle 2 of the MGCL, or any successor statute thereto, shall be entitled to receive from Merger Subsidiary in cash the fair value of such Objecting Shares determined in accordance with the aforesaid provisions of the MGCL, or any successor statute thereto. The amount paid to any Objecting Stockholder shall be debited against the capital accounts of Merger Subsidiary. If any Objecting Stockholder objects to the Merger and demands payment in cash for his Objecting Shares as aforesaid, EChapman shall pay to Merger Subsidiary, as a contribution to its capital, cash at a price per share equal to the price per share paid by Merger Subsidiary to such Objecting Stockholder.

    (d) Each unexpired option to purchase CHI Common Stock ("CHI Options") that is outstanding at the Effective Time shall be converted into an option to purchase the number of EChapman Shares (as defined in Section 3.2) equal to the number of shares of CHI Common Stock which could be acquired upon the exercise of such CHI Options multiplied by the Exchange Ratio (as defined in Section 3.2), at an exercise price per share equal to the per share exercise price of such CHI Options divided by the Exchange Ratio rounded to the nearest whole cent and in any case an amount which, is not less than the par value, if any, of EChapman Shares (the "Exchanged Options"). EChapman shall maintain sufficient authorized shares of stock to issue EChapman Shares that will become issuable upon the exercise of the Exchanged Options.

    (e) At the Effective Time, each issued and outstanding share of common stock, par value $.001 per share, of Merger Subsidiary shall remain outstanding.

    (f) No share of CHI Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 3.1 after the Effective Time unless specified by applicable provisions of the MGCL.

    SECTION 3.2. CONSIDERATION.

    (a) The consideration to be issued to each holder of CHI Common Stock in the Merger ("Merger Consideration") will be that number of shares of EChapman common stock, par value $0.001 per share ("EChapman Shares"), which is determined by multiplying the Exchange Ratio (as defined below) by the number of shares of CHI Common Stock held by such holder of CHI Common Stock on the Closing Date (as defined in Section 3.5). The "Exchange Ratio" shall equal 1.93295 EChapman Shares for each share of CHI Common Stock.

    (b) No fractional EChapman Shares shall be issued, and, in lieu thereof, a Fractional Share Payment shall be made (as defined in Section 3.4).

    (c) The Merger Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other change (other than pursuant to exercises of outstanding options) in the number of EChapman Shares or CHI Common Stock outstanding prior to Closing.

    SECTION 3.3. EXCHANGE OF CERTIFICATES.

    (a) Except as otherwise provided in Section 3.1(c) or by the MGCL, from and after the Effective Time, all CHI Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing shares of CHI Common Stock shall cease to have any rights with respect thereto, except the right to receive in exchange therefor, upon surrender thereof to a bank or trust company designated by EChapman and acceptable to CHI (the "Exchange Agent"), a certificate representing EChapman Shares to which such holder is entitled pursuant to
Section 3.1 plus the Fractional Share Payment. Notwithstanding any other provision of this Agreement, until holders or transferees of certificates theretofore representing shares of CHI Common Stock have surrendered them for exchange as provided herein, no dividends or other distributions declared or made after the Effective Time with respect to EChapman Shares with a record date after the Effective Time shall be paid with respect to any EChapman Shares represented by such certificates and no Fractional Share Payment shall be made. Upon surrender of a certificate which immediately prior to the Effective Time represented shares of CHI Common Stock, there shall be paid to the holder of such certificate by EChapman without interest, (i) promptly, the amount of any Fractional Share Payment with respect to a fractional EChapman Share to which such holder is entitled, (ii) except as provided in (iii), below, the amount of dividends or other distributions (without interest) with a record date after the Effective Time which theretofore became payable with respect to whole EChapman Shares, and (iii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole EChapman Shares.

    (b) If any EChapman Shares are to be issued in a name other than that in which the certificate for shares of CHI Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall have paid to EChapman or the Exchange Agent any applicable transfer or other taxes required by reason of such issuance.

    (c) As of the Effective Time, EChapman shall deposit, or cause to be deposited, with the Exchange Agent, for the account of Merger Subsidiary, the number of EChapman Shares required to effect the exchanges referred to in paragraph (a) above, and cash for purposes of the Fractional Share Payment. EChapman shall thereafter from time to time deposit, or cause to be deposited, with the Exchange Agent cash for payment of any dividend or distributions in respect of such EChapman Shares with a record date after the Effective Time.

    (d) As soon as reasonably practicable after the Effective Time, EChapman or the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record as of the Effective Time of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of CHI Common Stock (the "CHI Certificates"), whose shares were converted into the right to receive EChapman Shares (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to CHI Certificates shall pass, only upon delivery of CHI Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of CHI Certificates in exchange for EChapman Shares. Upon surrender of a CHI Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such CHI Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole EChapman Shares into which the shares of CHI Common Stock theretofore represented by CHI Certificates so surrendered shall have been converted pursuant to the provisions of Section 3.1, and CHI Certificates so surrendered shall be cancelled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of CHI Common Stock for any EChapman Shares or dividends or distributions thereon delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (e) Promptly following the date which is six (6) months after the Effective Time, EChapman or the Surviving Corporation shall cause the Exchange Agent to deliver to EChapman all certificates, property and other documents in its possession relating to the transactions described in this Agreement. Thereafter, each holder of a CHI Certificate may surrender such CHI Certificate to EChapman and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor a certificate representing EChapman Shares to which such person is entitled, any dividends or distributions with respect to the EChapman Shares and any Fractional Share Payment, in each case without any interest thereon. Notwithstanding the foregoing, none of the Exchange Agent, EChapman, Merger Subsidiary, or the Surviving Corporation shall be liable to a holder of CHI Common Stock for any EChapman Shares delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

    (f) In the event any CHI Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such CHI Certificate to be lost, stolen or destroyed, and the posting of a bond by such person in such amount as EChapman may direct as indemnity against any claim that may be made against it or the Exchange Agent with respect to such CHI Certificate, the Exchange Agent, EChapman or the Surviving Corporation, as the case may be, shall issue in exchange for such lost, stolen or destroyed CHI Certificate, a certificate representing the proper number of EChapman Shares deliverable in respect thereof determined in accordance with this Section 3.3, and cash for the Fractional Share Payment and any other dividends or distributions in respect of EChapman Shares with a record date after the Effective Time.

    SECTION 3.4. NO FRACTIONAL SECURITIES. No fractional EChapman Shares shall be issued in the Merger and no stock dividend, stock split or interest shall relate to any fractional security, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of CHI Common Stock, who would otherwise have been entitled to receive a certificate representing a fractional EChapman Share upon surrender of CHI Certificates for exchange pursuant to this Article III, shall be entitled to receive from the Exchange Agent a cash payment (the "Fractional Share Payment") equal to the product of the fractional share interest to which such holder would otherwise be entitled multiplied by $29.

    SECTION 3.5. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Venable, Baetjer and Howard, LLP, Suite 1800, 2 Hopkins Plaza, Baltimore, MD 21201, on the day of CHI's Stockholders' Approval as such term is defined in Section 7.2, below, or at such other time and place as EChapman and CHI shall reasonably agree (the date on which the Closing occurs is referred to in this Agreement as the "Closing Date").

    SECTION 3.6. CLOSING OF CHI'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of CHI shall be closed and no transfer of shares of CHI Common Stock which were outstanding immediately prior to the Effective Time shall thereafter be made. From and after the Effective Time, the holders of CHI Certificates representing shares of CHI Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of CHI, except as otherwise provided herein or by law. If, after the Effective Time, subject to the terms and conditions of this Agreement, CHI Certificates formerly representing CHI Common Stock are presented to the Exchange Agent, EChapman or Surviving Corporation, as the case may be, they shall be cancelled and exchanged for certificates representing EChapman Shares and cash for the Fractional Share Payment and any other dividends or distributions in respect of EChapman Shares with a record date after the Effective Time in accordance with this Article III.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF ECHAPMAN AND MERGER
                                   SUBSIDIARY

    EChapman and Merger Subsidiary each represent and warrant to CHI as of the date hereof as follows:

    SECTION 4.1. ORGANIZATION . The Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of Maryland. EChapman is a corporation duly organized and validly existing and in good standing under the laws of the state of Maryland. Each of EChapman and Merger Subsidiary has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Neither EChapman nor Merger Subsidiary is in violation of any of the provisions of their respective charters or By-laws.

    SECTION 4.2. CAPITALIZATION.

    (a) The authorized capital stock of EChapman consists of 50,000,000 shares of EChapman Shares, of which one share is outstanding. The issued and outstanding EChapman Share is, and all EChapman Shares to be issued at the Effective Time shall be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights granted by EChapman or by applicable law.

    (b) Except as set forth in this Agreement, the Affiliate Agreements (as defined in Section 7.3) and the CCMHI Merger Agreement (as defined in
Section 4.10) or in connection with the EChapman

Public Offering (as defined in Section 8.1(f)), there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating EChapman or any subsidiary of EChapman to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of EChapman or obligating EChapman or any subsidiary of EChapman to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which EChapman or any subsidiary of EChapman is a party or is bound with respect to the voting of any shares of capital stock of EChapman and, to the knowledge of EChapman, there are no such trusts, proxies, agreements or understandings by, between or among any of EChapman "s stockholders with respect to EChapman Shares.

    (c) The authorized capital stock of Merger Subsidiary consists of 20,000,000 shares of Merger Subsidiary Common Stock, of which 1,000 shares are issued and outstanding all of which are owned beneficially and of record by EChapman. EChapman has no other direct or indirect subsidiaries, except for CCMHI Merger Subsidiary, Inc. and CIHI Merger Subsidiary, Inc.

    SECTION 4.3. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

    (a) EChapman and Merger Subsidiary each have full corporate power and authority to enter into this Agreement and, subject to EChapman Required Statutory Approvals (as defined in Section 4.3(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Boards of Directors of EChapman and Merger Subsidiary and by the sole stockholder of EChapman and Merger Subsidiary, and no other corporate proceedings on the part of EChapman or Merger Subsidiary are necessary to authorize the execution and delivery of this Agreement or the consummation by EChapman and Merger Subsidiary of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of EChapman and Merger Subsidiary, and, assuming the due authorization, execution and delivery hereof by CHI, constitutes a valid and legally binding agreement of each of EChapman and Merger Subsidiary, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

    (b) The execution and delivery of this Agreement by each of EChapman and Merger Subsidiary does not, and the performance of this Agreement and the transactions contemplated hereby by EChapman and Merger Subsidiary shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of EChapman or Merger Subsidiary, under any of the terms, conditions or provisions of (i) the respective Charters and By-laws of EChapman or Merger Subsidiary, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority, domestic or foreign, applicable to EChapman or Merger Subsidiary or any of their respective properties or assets, or (iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which EChapman or Merger Subsidiary is now a party or by which EChapman or Merger Subsidiary or any of their respective properties or assets may be bound. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of EChapman and Merger Subsidiary, taken as a whole (an "EChapman Material Adverse Effect").

    (c) Except for (i) the filing of the Registration Statement (as defined in Section 4.6) with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities and any other required filings in other jurisdictions to register or exempt EChapman Shares issuable pursuant hereto, and (ii) the making of the Merger Filing with the SDAT in connection with the Merger (collectively referred to as the "EChapman Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority, domestic or foreign, is necessary for the execution and delivery of this Agreement by EChapman or Merger Subsidiary or the consummation by EChapman or Merger Subsidiary of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a EChapman Material Adverse Effect, or affect Merger Subsidiary's ability to consummate the Merger.

    SECTION 4.4. ABSENCE OF UNDISCLOSED LIABILITIES. Neither EChapman nor Merger Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities that were incurred in the ordinary course of business and that will not have an EChapman Material Adverse Effect.

    SECTION 4.5. ABSENCE OF LITIGATION. There is no claim of any kind, suit, action, proceeding, litigation, arbitration, investigation or controversy affecting EChapman or Merger Subsidiary pending or, to the knowledge of EChapman, threatened and neither EChapman nor any of its subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any governmental entity or authority, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

    SECTION 4.6. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by EChapman for inclusion in (a) the Registration Statement on Form S-4 to be filed under the Securities Act with the SEC by EChapman and CHI in connection with the Merger for the purpose of registering EChapman Shares and Exchanged Options to be issued in connection with the Merger (the "Registration Statement"), or (b) the proxy statement to be distributed in connection with CHI's meeting of stockholders to vote upon this Agreement and the transactions contemplated hereby (the "Proxy Statement" and, together with the prospectus included in the Registration Statement, the "Proxy Statement/Prospectus") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the meeting of stockholders of CHI to be held in connection with the transactions contemplated by this Agreement, and at the Effective Time, or, in the case of the Registration Statement, as amended or supplemented, at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement/Prospectus shall comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by EChapman with respect to information supplied by CHI for inclusion therein.

    SECTION 4.7. COMPLIANCE WITH AGREEMENTS. EChapman and Merger Subsidiary are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under (a) their respective charters or By-Laws; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which EChapman or Merger Subsidiary is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, in the case of clause (b) of this Section 4.11, would have, in the aggregate, an EChapman Material Adverse Effect.

    SECTION 4.8. EChapman Stockholders' Approval. The affirmative vote of the holders of a majority of the outstanding shares of EChapman Shares entitled to vote is not necessary to approve the transactions contemplated by this Agreement.

    SECTION 4.9. BROKERS AND FINDERS. Neither EChapman nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby.

    SECTION 4.10. CHAPMAN CAPITAL MANAGEMENT HOLDINGS, INC. The representations and warranties of Chapman Capital Management Holdings, Inc. set forth in
Article V of the Agreement and Plan of Merger dated as of the date of this Agreement (the "CCMHI Merger Agreement") by and between Chapman Capital Management Holdings, Inc., CCMHI Merger Subsidiary, Inc. and EChapman are true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement is true and correct in all respects).

    SECTION 4.11. ANTI-TAKEOVER STATUTES. The provisions of Section 3-601 et seq. (Special Voting Requirements) and Section 3-701 et seq. (Voting Rights of Certain Control Shares) of the MGCL do not apply with respect to EChapman or Merger Subsidiary in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF CHI

    CHI represents and warrants to EChapman as of the date hereof as follows:

    SECTION 5.1. ORGANIZATION AND QUALIFICATION. CHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. CHI is qualified to do business and is in good standing, where applicable, in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing will not, when taken together with all other such failures, have a material adverse effect on the business, operations, properties, assets, condition (financial or other) or results of operations of CHI and its subsidiaries, taken as a whole (a "CHI Material Adverse Effect"). CHI is not in violation of any of the provisions of its charter or By-Laws.

    SECTION 5.2. CAPITALIZATION.

    (a) The authorized capital stock of CHI consists of 20 million shares of CHI Common Stock of which 2,953,622 shares are issued and outstanding. All of the issued and outstanding shares of CHI's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights granted by CHI or by applicable law.

    (b) Except as disclosed in CHI SEC Reports (as defined in Section 5.5) or the CHI minute book, as of the date hereof, there are (i) no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other anti-takeover agreement, obligating CHI or any subsidiary of CHI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of CHI or obligating CHI or any subsidiary of CHI to grant, extend or enter into any such agreement or commitment, and (ii) no voting trusts, proxies or other agreements or understandings to which CHI or any subsidiary of CHI is a party or is bound with respect to the voting of any shares of capital stock of CHI and, to the knowledge of CHI, there are no such trusts, proxies, agreements or understandings by, between or among any of CHI's stockholders with respect to CHI Common Stock.

    SECTION 5.3. SUBSIDIARIES. Except as disclosed in CHI SEC Reports (as defined in Section 5.5), CHI has no subsidiaries. Each direct and indirect subsidiary of CHI is duly organized, validly existing and in good standing, where applicable, under the laws of its jurisdiction of incorporation or organization and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except where any failure would not have a CHI Material Adverse Effect. Each subsidiary of CHI is qualified to do business, and is in good standing, where applicable, in each jurisdiction (except California and Illinois for The Chapman Co.) in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not have a CHI Material Adverse Effect. All of the outstanding shares of capital stock of each corporate subsidiary of CHI have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and are beneficially owned directly or indirectly by CHI, free and clear of any liens, claims or encumbrances. There are no subscriptions, options, warrants, rights, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions or arrangements relating to the issuance, sale, voting, transfer, ownership or other rights with respect to any shares of capital stock of any subsidiary of CHI, including any right of conversion or exchange under any outstanding security, instrument or agreement.

    SECTION 5.4. AUTHORITY; NON-CONTRAVENTION; APPROVALS.

    (a) CHI has full corporate power and authority to enter into this Agreement and, subject to CHI Stockholders' Approval (as defined in Section 7.2 and CHI Required Statutory Approvals (as defined in Section 5.4(c)), to consummate the transactions contemplated hereby. This Agreement has been approved by the Board of Directors of CHI, and no other corporate proceedings on the part of CHI are necessary to authorize the execution and delivery of this Agreement or, except for CHI Stockholders' Approval, the consummation by CHI of the transactions contemplated hereby. This Agreement has been duly executed and delivered by CHI, and, assuming the due authorization, execution and delivery hereof by EChapman and Merger Subsidiary, constitutes a valid and legally binding agreement of CHI, enforceable against CHI in accordance with its terms, except that such enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles.

    (b) The execution and delivery of this Agreement by CHI does not, and the performance of this Agreement and the transactions contemplated hereby by CHI shall not, violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CHI or any of its subsidiaries under any of the terms, conditions or provisions of (i) the respective charters or By-laws of CHI or any of its subsidiaries, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to CHI or any of its subsidiaries or any of their respective properties or assets, or
(iii) any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which CHI or any of its subsidiaries is now a party or by which CHI or any of its subsidiaries or any of their respective properties or assets may be bound. The consummation by CHI of the transactions contemplated hereby will not result in any violation, conflict, breach, termination, acceleration or creation of liens under any of the terms, conditions or provisions described in clauses (i) through (iii) of the preceding sentence, subject (x) in the case of the terms, conditions or provisions described in clause (ii) above, to obtaining (prior to the Effective Time) CHI Required Statutory Approvals and CHI Stockholders' Approval, and (y) in the case of the terms, conditions or provisions described in clause (iii) above, to obtaining (prior to the Effective
Time) consents required from lenders, lessors or other third parties. Excluded from the foregoing sentences of this paragraph (b), insofar as they apply to the terms, conditions or provisions described in clauses (ii) and (iii) of the first sentence of this paragraph (b), are such violations, conflicts, breaches, defaults, terminations, accelerations or creations of liens, security interests, charges or encumbrances that would not, in the aggregate, have a CHI Material Adverse Effect.

    (c) Except for (i) the filing of the Registration Statement with the SEC pursuant to the Securities Act and the Exchange Act and the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (ii) the making of the Merger Filing with the SDAT in connection with the Merger (the filings and approvals referred to in clauses
(i) through (ii) above are collectively referred to as the "CHI Required Statutory Approvals"), no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by CHI or the consummation by CHI of the transactions contemplated hereby, other than such declarations, filings, registrations, notices, authorizations, consents or approvals which, if not made or obtained, as the case may be, would not, in the aggregate, have a CHI Material Adverse Effect.

    SECTION 5.5. SECURITIES REPORTS AND FINANCIAL STATEMENTS. Since
December 31, 1998, CHI has filed with the SEC all forms, statements, reports and documents (including all exhibits, amendments and supplements thereto) required to be filed by it under each of the Securities Act, the Exchange Act and the respective rules and regulations thereunder, all of which, as amended if applicable, complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder (collectively, the "CHI SEC Reports"). As of their respective dates, CHI SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim consolidated financial statements of CHI included in such reports (collectively, the "CHI Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of CHI and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments and any other adjustments described therein.

    SECTION 5.6. ABSENCE OF UNDISCLOSED LIABILITIES. Except as disclosed in CHI SEC Reports, neither CHI nor any of its subsidiaries had at December 31, 1998, nor has incurred since that date, any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except:
(a) liabilities, obligations or contingencies (i) which are accrued or reserved against in CHI Financial Statements or reflected in the notes thereto, or
(ii) which were incurred after December 31, 1998 and were incurred in the ordinary course of business and consistent with past practices;
(b) liabilities, obligations or contingencies which (i) would not, in the aggregate, have a CHI Material Adverse Effect, or (ii) have been discharged or paid in full prior to the date hereof; and (c) liabilities and obligations which are of a nature not required to be reflected in the consolidated financial statements of CHI and its subsidiaries prepared in accordance with generally accepted accounting principles consistently applied and which were incurred in the normal course of business.

    SECTION 5.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in CHI SEC Reports since December 31, 1998, CHI and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and since December 31, 1998, there has not been (a) any change in the financial condition, results of operations or business of CHI or any of its subsidiaries having, in the aggregate, a CHI Material Adverse Effect; (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of CHI or any of its subsidiaries having, in the aggregate, a CHI Material Adverse Effect; (c) any change by CHI in its accounting methods, principles or practices; (d) any revaluation by CHI of any of its material assets in any material respect; (e) any entry by CHI or any of its subsidiaries into any commitment or transactions material to CHI and its subsidiaries, taken as a whole; or (f) any declaration, setting aside or payment of any dividends or distributions in respect of shares of CHI Common Stock or any redemption, purchase or other acquisition of any of its securities or any of the securities of any subsidiary of CHI.

    SECTION 5.8. ABSENCE OF LITIGATION. Except as disclosed in CHI SEC Reports, a claim by Bishop, Rosen & Co., Inc. v. The Chapman Company, NASD Arbitration No. 98-05015 currently proceeding in arbitration in New York and a threatened claim by Boca Raton Resort & Club, which has not been filed as of the date of this Agreement, (a) there is no claim of any kind, suit, action, proceeding, litigation, arbitration, investigation or controversy affecting CHI or any of its subsidiaries pending or, to the knowledge of CHI, threatened; and
(b) neither CHI nor any of its subsidiaries is subject to any continuing order of, or written agreement or memorandum of understanding with, or continuing material investigation by, any governmental entity or authority, or any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator.

    SECTION 5.9. REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by CHI or its subsidiaries for inclusion in (a) the Registration Statement, or (b) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, at the time of the meetings of stockholders of CHI to be held in connection with the transactions contemplated by this Agreement, and at the Effective Time, or, in the case of the Registration Statement, as amended or supplemented, at the time it is declared effective by the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and Proxy Statement/Prospectus will comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by CHI with respect to information supplied by EChapman for inclusion therein.

    SECTION 5.10. NO VIOLATION OF LAW. Except as disclosed in CHI SEC Reports and a finding by the National Association of Securities Dealers, Inc. of a net cap violation by The Chapman Co., on February 9, 16, and 23, 1996, neither CHI nor any of its subsidiaries is in violation of or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment including, without limitation, any applicable environmental law, ordinance or regulation of any governmental or regulatory body or authority, except for violations which, in the aggregate, could not reasonably be expected to have a CHI Material Adverse Effect. CHI and its subsidiaries have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted (collectively, the "CHI Permits"), except for permits, licenses, franchises, variances, exemptions, orders, authorizations, consents and approvals the absence of which, alone or in the aggregate, would not have a CHI Material Adverse Effect. CHI and its subsidiaries are not in violation of the terms of any CHI Permit, except for delays in filing reports or violations which, alone or in the aggregate, would not have a CHI Material Adverse Effect.

    SECTION 5.11. COMPLIANCE WITH AGREEMENTS. Except as disclosed in CHI SEC Reports, CHI and each of its subsidiaries are not in breach or violation of or in default in the performance or observance of any term or provision of, and no event has occurred which, with notice or lapse of time or action by a third party, could result in a default under (a) the respective charters or By-laws of CHI or any of its subsidiaries; or (b) any contract, commitment, agreement, indenture, mortgage, loan agreement, note, lease, bond, license, approval or other instrument to which CHI or any of its subsidiaries is a party or by which any of them is bound or to which any of their property is subject, which breaches, violations and defaults, would have, in the aggregate, a CHI Material Adverse Effect.

    SECTION 5.12. TAXES. CHI and its subsidiaries have (i) duly filed with the appropriate governmental authorities all Tax Returns required to be filed by them for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes due in connection with or with respect to the filing of such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate government proceedings and with respect to which CHI is maintaining reserves adequate for their payment. Neither the IRS nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or, to the best of CHI's knowledge, threatening to assert against CHI or any of its subsidiaries any deficiency or claim for additional Taxes. Neither CHI nor any of its subsidiaries has been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. There are no tax liens on any assets of CHI or any of its subsidiaries. Neither CHI nor any of its subsidiaries has received a ruling or entered into an agreement with the IRS or any other governmental entity or taxing authority or agency that would have a CHI Material Adverse Effect, taken as a whole, after the Effective Time. The accruals and reserves for Taxes reflected in the CHI balance sheet reflected in the latest CHI SEC Report are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles.

No agreements relating to allocating or sharing of Taxes exist among CHI and its subsidiaries. Neither CHI nor any of its subsidiaries is required to include in income either (i) any material amount in respect of any adjustment under
Section 481 of the Code, or (ii) any material installment sale gain. Neither CHI nor any of its subsidiaries has made an election under Section 341(f) of the Code.

    SECTION 5.13. EMPLOYEE BENEFITS PLANS; ERISA.

    (a) Neither CHI nor its subsidiaries has any obligation to create any material employee benefit plans, programs, arrangements and practices for employees (such plans, programs, arrangements and practices of CHI and its subsidiaries being referred to as the "CHI Plans"), including employee benefit plans within the meaning set forth in Section 3(3) of ERISA, or other similar material arrangements for the provision of benefits or to amend any such plan so as to increase benefits thereunder, except as required under the terms of CHI Plans, under existing collective bargaining agreements or to comply with applicable law.

    (b)  No member of CHI's "controlled group," within the meaning of
Section 4001(a)(14) of ERISA, maintains or contributes to, or within the five
(5) years preceding the Effective Time has maintained or contributed to, an employee pension benefit plan subject to Title IV of ERISA. None of the CHI Plans obligates CHI or any of its subsidiaries to pay material separation, severance, termination or similar-type benefits solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control," within the meaning of such term under Section 280G of the Code. None of CHI Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of CHI or any of its subsidiaries except as otherwise required with respect to health plan coverage in Section 4980B of the Code. Each of CHI Plans is subject only to the laws of the United States or a political subdivision thereof.

    (c) Each CHI Plan has been operated in all respects in accordance with the requirements of all applicable laws and all persons who participate in the operation of such CHI Plans and all CHI Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have acted in accordance with the provisions of all applicable laws, except where violations of such applicable laws would not, individually or in the aggregate, have a CHI Material Adverse Effect, taken as a whole. CHI and its subsidiaries have performed all obligations required to be performed by any of them under, are not in any respect in default under or in violation of, and CHI has no knowledge of any default or violation by any party to, any CHI Plan, except where such failures, defaults or violations would not, individually or in the aggregate, have a CHI Material Adverse Effect, taken as a whole. No legal action, suit or claim is pending or, to the knowledge of CHI, threatened with respect to any CHI Plan (other than claims for benefits in the ordinary course) and, to the knowledge of CHI, no fact or event exists that could give rise to any such action, suit or claim. Neither CHI nor any of its subsidiaries has incurred any material liability to the Pension Benefit Guaranty Corporation (other than premiums payable to the Pension Benefit Guaranty Corporation in the ordinary course) or any material "withdrawal liability" within the meaning of Section 4201 of ERISA.

    (d) Each CHI Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each trust established in connection with any CHI Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and, to the knowledge of CHI, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such CHI Plan or the exempt status of any such trust. No trust maintained or contributed to by CHI or any of its subsidiaries is intended to be qualified as a voluntary employees' beneficiary association or is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

    (e) To CHI's knowledge, there has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any CHI Plan. CHI and each of its subsidiaries has not incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code and, to the knowledge of CHI, no fact or event exists that could give rise to any such liability except for liability which singly or in the aggregate could not reasonably be expected to cause a CHI Material Adverse Effect.

    (f) All contributions, premiums or payments required to be made with respect to any CHI Plan have been made on or before their due dates.

    (g) The CHI Minute Book sets forth a true and complete list of each current or former employee, officer or director of CHI or any of its subsidiaries who holds any option to purchase CHI Common Stock as of the date of this Agreement, together with the number of shares of CHI Common Stock subject to such option, the date of grant of such option, the option price of such option, whether such option is intended to qualify as an incentive stock option within the meaning of
Section 422(b) of the Code (an "ISO") and the expiration date of such option. The CHI Minute Book also sets forth the total number of such ISOs and such non-qualified options.

    (h) Neither CHI nor any of its subsidiaries is a party to any employment, severance, consulting or other similar contracts with any employees, officers or directors of CHI or any of its subsidiaries other than such contracts that are disclosed in CHI SEC Reports. Neither CHI nor any of its subsidiaries is a party to any collective bargaining agreements.

    SECTION 5.14. LABOR CONTROVERSIES. Except as set forth in the CHI SEC Reports, (a) there are no material controversies pending or, to the knowledge of CHI, threatened between CHI or its subsidiaries and any representatives of any of their employees; (b) to the knowledge of CHI, there are no material organizational efforts presently being made or threatened involving any of the presently unorganized employees of CHI or its subsidiaries; (c) CHI and its subsidiaries have, to the knowledge of CHI, complied in all material respects with all laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, civil rights, administration of leave and rights under the Consolidated Omnibus Budget Reconciliation Act of 1985 and the payment of social security and similar taxes; and (d) no person has, to the knowledge of CHI, asserted that CHI or any of its subsidiaries is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing, except for such controversies, organizational efforts, non-compliance and liabilities which, singly or in the aggregate, could not reasonably be expected to cause a CHI Material Adverse Effect.

    SECTION 5.15. TITLE TO ASSETS. CHI and each of its subsidiaries has good and marketable title to all their respective properties and assets, real and personal, free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except (a) liens for Taxes not yet due and payable; (b) such imperfections in title and easements and encumbrances, if any, as are not material in character, amount or extent and do not materially and adversely affect the value or interfere with the present use of the property subject thereto or affected thereby, or otherwise materially impair CHI's present business operations; (c) as disclosed in CHI SEC Reports; or
(d) mortgages incurred in the ordinary course of business, and except for such matters which, singly or in the aggregate, could not reasonably be expected to cause a CHI Material Adverse Effect. All leases under which CHI leases any material real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event which with notice or lapse of time or both would become a default other than defaults under such leases which in the aggregate will not have a CHI Material Adverse Effect.

    SECTION 5.16. CHI STOCKHOLDERS' APPROVAL. The affirmative vote of the holders of a majority of the outstanding shares of CHI Common Stock entitled to vote is necessary to approve the transactions contemplated by this Agreement.

    SECTION 5.17. TRADEMARKS AND INTELLECTUAL PROPERTY COMPLIANCE. CHI and its subsidiaries own or have the right to use all of their Intellectual Property Rights without any conflict with the rights of others, except for such conflicts that have not had and are not reasonably likely to have a CHI Material Adverse Effect, and the consummation of the transactions contemplated hereby will not alter or impair such rights in any material respect. To the knowledge of CHI, no claims are pending by any person with respect to the ownership, validity, enforceability or use of any such Intellectual Property Rights challenging or questioning the validity or effectiveness of any of the foregoing which claims could reasonably be expected to have a CHI Material Adverse Effect. To CHI's knowledge, none of it or its subsidiaries' key technical personnel is in violation of any term of any employment agreement, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with it or its subsidiaries or any other party the result of which has had or is reasonably likely to have a CHI Material Adverse Effect.

    SECTION 5.18. MATERIAL AGREEMENTS. CHI has no material agreements other than those filed as exhibits to CHI SEC Reports or which will be filed with the Registration Statement as follows: Support Agreement between CHI and Nathan A. Chapman, Jr. dated November 12, 1999; Fully Disclosed Clearing Agreement between Pershing Division, Donaldson, Lufkin & Jenrette Securities Corporation and the Chapman Co., dated March 16, 1999.

    SECTION 5.19. INSURANCE. Except to the extent there would be no CHI Material Adverse Effect, to CHI's knowledge, all of CHI's and its subsidiaries' liability, theft, life, health, fire, title, worker's compensation and other forms of insurance, surety bonds and umbrella policies, insuring CHI and its subsidiaries and their directors, officers, employees, independent contractors, properties, assets and businesses, are valid and in full force and effect (without any premium past due or pending notice of cancellation) and are, in the reasonable judgment of CHI, adequate for the business of CHI and its subsidiaries as now conducted, and there are no claims, singly or in the aggregate, in excess of the limitations of coverage set forth in such policies. The provision and/or reserves in CHI Financial Statements are adequate for any and all self insurance programs maintained by CHI or its subsidiaries.

    SECTION 5.20. BROKERS AND FINDERS. Neither CHI nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated hereby, except that CHI has retained Ferris, Baker Watts, Incorporated as its financial advisor.

    SECTION 5.21. CERTAIN TRANSACTIONS. Except as set forth in the CHI SEC Reports, since December 31, 1998, none of the officers or directors of CHI or of any of its subsidiaries, and, to CHI's knowledge, none of their employees or the employees of any of its subsidiaries is a party to any transaction with it or any of its subsidiaries (other than for services as an employee, officer or director and other than transactions between it and one or more of its direct or indirect wholly owned subsidiaries or between such subsidiaries), including without limitation, any contract, agreement or other arrangement (i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from, or (iii) otherwise requiring payments to or from, any such officer, director, affiliate or employee, any member of the family of any such officer, director or employee or any corporation, partnership, trust or other entity in which any such officer, director or employee has a substantial interest or which is an affiliate of such officer, director or employee (a "CHI Affiliated Transaction") other than transactions which would not have a CHI Material Adverse Effect.

    SECTION 5.22. OPINION OF FINANCIAL ADVISOR. CHI received the opinion of Ferris, Baker Watts, Incorporated, its financial advisor, dated November 11, 1999, to the effect that, as of such date, the transactions contemplated hereby are fair to its stockholders from a financial point of view, a copy of which has been delivered to the other parties hereto.

    SECTION 5.23. ANTI-TAKEOVER STATUTES. The provisions of Section 3-601 et seq. (Special Voting Requirements) and Section 3-701 et seq. (Voting Rights of Certain Control Shares) of the MGCL do not apply with respect to CHI in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

    SECTION 6.1. CONDUCT OF BUSINESS BY CHI PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless EChapman shall otherwise agree in writing, CHI shall, and shall cause its subsidiaries to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not, except as necessary to consummate the transactions contemplated hereby, (i) amend or propose to amend their respective charters or By-laws,
(ii) split, combine or reclassify their outstanding capital stock, or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a wholly owned subsidiary of CHI;

    (c) not issue, sell, pledge or dispose of, or agree to issue, sell, pledge or dispose of or otherwise cause to become outstanding, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, except that CHI may issue shares upon the exercise of CHI Options outstanding on the date hereof;

    (d) not (i) incur or become contingently liable with respect to any material indebtedness for borrowed money other than (x) borrowings in the ordinary course of business not to exceed $100,000 or in other cases for amounts in excess of $100,000 which shall be on terms reasonably acceptable to EChapman, or (y) borrowings to refinance existing indebtedness, in the ordinary course of business, (ii) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or any options, warrants or rights to acquire any of its capital stock or any security convertible into or exchangeable for its capital stock, (iii) take or fail to take any action which action or failure would cause CHI or its stockholders (except to the extent that any stockholders receive cash in lieu of fractional shares) to recognize gain or loss for federal income tax purposes as a result of the consummation of the Merger, (iv) make any acquisition of any assets or businesses and expenditures for fixed or capital (in each case, after consultation with EChapman) or expenditures in the ordinary course of business which, in such cases of $100,000 or more, shall be on terms reasonably acceptable to EChapman, (v) sell, pledge, dispose of or encumber any assets or businesses other than sales in the ordinary course of business which, in such cases involving $100,000 or more, shall be on terms reasonably acceptable to EChapman, or (vii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

    (e) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with customers, vendors and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (f) confer on a regular and frequent basis with one or more representatives of EChapman to report operational matters of materiality and the general status of ongoing operations;

    (g) not enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other similar arrangements or agreements with any directors, officers or key employees except in the ordinary course and consistent with past practice which shall be on terms acceptable to EChapman;

    (h) not adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree except as required to comply with changes in applicable law and increases in wages in the ordinary course and consistent with past practice for non-executive employees which, in such cases involving $25,000 or more, shall be on terms acceptable to EChapman;

    (i) maintain with adequately capitalized insurance companies insurance coverage for its assets and its businesses in such amounts and against such risks and losses as are consistent with past practice; and

    (j)  not enter into any arrangement or transaction of the type described in
Section 5.21.

    SECTION 6.2. CONDUCT OF BUSINESS BY ECHAPMAN PENDING THE MERGER. Except as otherwise contemplated by this Agreement, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless CHI shall otherwise agree in writing, EChapman shall, and shall cause Merger Subsidiary, to:

    (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

    (b) not, except as necessary to consummate the transactions contemplated hereby, (i) amend or propose to amend their respective charters or By-laws,
(ii) split, combine or reclassify their outstanding capital stock, or
(iii) declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise, except for the payment of dividends or distributions by a subsidiary of EChapman and except for cash dividends in historic amounts payable in a manner consistent with past practices;

    (c) use all commercially reasonable efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present officers and key employees and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely impact the transactions contemplated by this Agreement;

    (d) confer on a regular and frequent basis with one or more representatives of CHI to report operational matters of materiality and the general status of ongoing operations;

    (e)  not enter into any arrangement or transaction of the type described in
Section 5.21.

    SECTION 6.3. CONTROL OF CHI'S OPERATIONS. Nothing contained in this Agreement shall give to EChapman, directly or indirectly, rights to control or direct CHI's operations prior to the Effective Time. Prior to the Effective Time, CHI shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

    SECTION 6.4. CONTROL OF ECHAPMAN'S OPERATIONS. Nothing contained in this Agreement shall give to CHI, directly or indirectly, rights to control or direct EChapman's operations prior to the Effective Time. Prior to the Effective Time, EChapman shall exercise, consistent with and subject to the terms and conditions of this Agreement, complete control and supervision of its operations.

    SECTION 6.5. ACQUISITION TRANSACTIONS.

    (a) After the date hereof and prior to the Effective Time or earlier termination of this Agreement, CHI shall not, and shall not permit any of its subsidiaries to, (i) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) to acquire all or any substantial part of the business and properties of CHI and its subsidiaries or more than fifty percent (50%) of the capital stock of CHI and its subsidiaries, whether by merger, purchase of assets, tender offer or otherwise, whether for cash, securities or any other consideration or combination thereof except for the transaction contemplated herein (any such transactions being referred to herein as "Acquisition Transactions"), or (ii) otherwise cooperate in any effort or attempt to initiate, solicit or seek an Acquisition Transaction.

    (b) Notwithstanding any other provision of this Agreement, in response to an unsolicited proposal or inquiry (or a proposal or inquiry arising from a general solicitation) with respect to an Acquisition Transaction and subject to the duties of CHI's Board of Directors under applicable law, if such Acquisition Transaction is a tender offer subject to the provisions of Section 14(d) under the Exchange Act, CHI's Board of Directors may take and disclose to CHI's stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act.

    (c) In the event CHI shall receive any offer of an Acquisition Transaction, it shall (i) immediately inform EChapman of such offer, and (ii) furnish to EChapman the identity of the proponent of such offer and, unless the Board of Directors of CHI concludes that such disclosure is inconsistent with its duties under applicable law, a description of the material terms thereof.

    (d) CHI may terminate this Agreement, withdraw, modify or not make its recommendations referred to in Section 7.2, and enter into a definitive agreement for an Acquisition Transaction if, but only if, (i) the Board of Directors of CHI shall have consulted with legal counsel concerning its obligations under applicable law and (ii) CHI shall have determined in good faith after consultation with the independent financial advisors of CHI that such Acquisition Transaction would be more favorable to CHI's stockholders from a financial point of view than the Merger.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

    SECTION 7.1. ACCESS TO INFORMATION. From and after the date hereof, each party shall furnish promptly to one another a copy of each report and other document filed or received by any of them pursuant to the requirements of federal or state securities laws or which may have a material effect on their respective businesses, properties or personnel, and work papers of their respective accountants and other information or copies of such documentation and access to senior management personnel as reasonably deemed necessary by the requesting party's respective accountants, legal counsel or financial advisors to complete the Proxy Statement/Prospectus and Registration Statement, and the opinion referred to in Section 8.2(d) below. EChapman and its subsidiaries shall hold and shall use their commercially reasonable efforts to cause EChapman's representatives to hold, and CHI and its subsidiaries shall hold and shall use their commercially reasonable efforts to cause CHI's representatives to hold, in strict confidence all non-public documents and information furnished to EChapman and Merger Subsidiary or to CHI, as the case may be, in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing
(i) EChapman and CHI may disclose such information as may be necessary in connection with seeking EChapman Required Statutory Approvals, CHI Required Statutory Approvals and CHI Stockholders' Approval (as defined in Section 7.2 below), and (ii) each of EChapman, Merger Subsidiary and CHI may disclose any information that it is required by law or judicial or administrative order to disclose.

    SECTION 7.2. STOCKHOLDERS' APPROVAL. Subject to the duties of the Board of Directors of CHI under applicable law, CHI shall, as promptly as practicable, submit the transactions contemplated hereby for the approval of its stockholders at a meeting of stockholders and, subject to the duties of the Board of Directors of CHI under applicable law, shall use its commercially reasonable efforts to obtain stockholder approval and adoption (the "CHI Stockholders' Approval") of this Agreement and the transactions contemplated hereby. Such meeting of the stockholders shall be held as soon as practicable following the date upon which the Registration Statement becomes effective. CHI shall, through its Board of Directors, but subject to the duties of the members thereof under applicable law, recommend to its stockholders approval of the transactions contemplated by this Agreement. CHI acknowledges and agrees: (i) that a breach of its covenant contained in this Section 7.2 to convene a meeting of its stockholders and call for a vote with respect to the approval of this Agreement and the Merger will result in irreparable harm to EChapman which will not be compensable in money damages, and (ii) that such covenant shall be specifically enforceable and that specific performance and injunctive relief shall be a remedy properly available to EChapman for a breach of such covenant.

    SECTION 7.3.  AFFILIATES OF CHI.  Within 30 days after the date of this
Agreement: (i) CHI shall deliver to EChapman a letter identifying all persons who may be deemed affiliates of CHI under Rule 145 of the Securities Act
("Rule 145"), including, without limitation, all directors and executive officers of CHI; (ii) CHI shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws; (iii) the persons identified in such letter shall each execute a Memorandum to Persons Deemed to be Affiliated Persons of Chapman Holdings, Inc. in such form as is acceptable to EChapman (the "145 Memorandum"); and (iv) Nathan A. Chapman, Jr. shall execute a Support Agreement in such form as is acceptable to EChapman (the 145 Memorandum and the Support Agreement are collectively referred to herein as the "Affiliate Agreements").

    SECTION 7.4. EXPENSES AND FEES. Each party hereto agrees to bear its own expenses incurred in connection with the consummation of the transactions contemplated by this Agreement, except:

    (a) CHI shall pay and be responsible for all fees and expenses incurred in connection with the printing, filing and mailing of the Proxy
Statement/Prospectus; and

    (b)If CHI (i) fails to fulfill its obligations as set forth in
Section 6.5(a)-(c) or (ii) terminates this Agreement pursuant to
Section 6.5(d), CHI shall pay to EChapman the sum of $3.0 million in lieu of any other payments or penalties or the reimbursement of expenses incurred by EChapman.

    SECTION 7.5.  AGREEMENT TO COOPERATE.

    (a) Subject to the terms and conditions herein provided, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable pursuant to all agreements, contracts, indentures or other instruments to which the parties hereto are a party, or under any applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its commercially reasonable efforts to (i) obtain all necessary or appropriate waivers, consents and approvals from lenders, landlords, security holders or other parties whose waiver, consent or approval is required to consummate the Merger, (ii) effect all necessary registrations, filings and submissions, and (iii) lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

    (b) In the event any litigation is commenced by any person or entity relating to the transactions contemplated by this Agreement, including any Acquisition Transaction, EChapman shall have the right, at its own expense, to participate therein, and CHI will not settle any such litigation without the consent of EChapman, which consent will not be unreasonably withheld.

    SECTION 7.6. PUBLIC STATEMENTS. The parties (i) shall consult with each other prior to issuing any press release or any written public statement with respect to this Agreement or the transactions contemplated hereby, and
(ii) shall not issue any such press release or written public statement prior to such consultation, except as may be required by law and applicable listing requirements.

    SECTION 7.7. NOTIFICATION OF CERTAIN MATTERS. Each of CHI, EChapman and Merger Subsidiary agrees to give prompt notice to each other of, and to use their respective commercially reasonable efforts to prevent or promptly remedy
(i) the occurrence or failure to occur or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would be likely to cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.7 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

    SECTION 7.8.  PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT.

    (a) As promptly as practicable after the execution of this Agreement, EChapman and CHI shall prepare and file with the SEC a Proxy
Statement/Prospectus and Registration Statement on Form S-4 relating to the approval of the Merger by the stockholders of CHI and shall use all commercially reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

    (b) Prior to the date of approval of the Merger by CHI's stockholders, each of CHI, EChapman and Merger Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement/Prospectus and Registration Statement that shall have become false or misleading in any material respect and shall take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement so as to correct the same and to cause the Proxy Statement/Prospectus as so corrected to be disseminated to the stockholders of CHI and EChapman, in each case to the extent required by applicable law.

    SECTION 7.9. TAX-FREE TREATMENT OF MERGER. EChapman and CHI shall each use its commercially reasonable efforts to cause the Merger to be treated as a tax-free reorganization for federal, state and foreign income tax purposes and agree that this Agreement shall serve as the Plan of Reorganization therefor.

    SECTION 7.10.  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a) The Surviving Corporation shall maintain in full force and observe any liability, exculpation or indemnification provision (including payment or advance of expenses) now existing in the Charter or By-laws of CHI for the benefit of any individual who served as a director or officer of CHI at any time prior to the Effective Time.

    (b) For a period of six years from and after the Effective Time, the Surviving Corporation and EChapman shall indemnify, defend and hold harmless each individual who served as a director, or officer of CHI or any of its subsidiaries (the "Indemnified Parties") at any time prior to the Effective Time from and against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party which approval shall not be unreasonably withheld (net of any insurance proceeds obtained by the Indemnified Parties) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after the Effective Time ("Indemnified Liabilities) and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the MGCL to indemnify its own directors and officers, as the case may be (and the Surviving Corporation and EChapman will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event that any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (x) the Indemnified Parties may retain counsel satisfactory to them and CHI (or them and the Surviving Corporation and EChapman after the Effective Time), (y) CHI (or after the Effective Time, the Surviving Corporation and EChapman) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (z) the Company (or after the Effective Time, the Surviving Corporation and EChapman) will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that neither CHI nor the Surviving Corporation or EChapman shall be liable for any settlement of any claim effected without their written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.10, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the CHI or, after the Effective Time, the Surviving Corporation or EChapman (but the failure so to notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7.10 except to the extent such failure prejudices such party). The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

    (c) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and his or her heirs and representatives.

    SECTION 7.11. AMENDMENT TO CCMHI MERGER AGREEMENT. Without the consent of CHI, EChapman will not consent to any material amendment to the CCMCHI Merger Agreement.

                                  ARTICLE VIII

                                   CONDITIONS

    SECTION 8.1.  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE
MERGER. Unless waived by the parties, the respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

    (a) this Agreement and the transactions contemplated hereby, as appropriate, shall have been approved and adopted by the requisite vote of the stockholders of CHI under applicable law and applicable listing requirements;

    (b) the Registration Statement shall have been declared effective by the SEC in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued by the SEC and remain in effect and no proceedings for that purpose shall, on or prior to the Effective Time, have been instituted or, to the knowledge of EChapman or CHI, threatened by the SEC.

    (c) no preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction, order or decree lifted);

    (d) no action shall have been taken, and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency which would prevent the consummation of the Merger or make the consummation of the Merger illegal;

    (e) all material governmental waivers, consents, orders and approvals, legally required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time;

    (f) EChapman shall have completed a public offering (pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force) of EChapman Shares in which (i) EChapman receives gross proceeds of no less than Twenty Million dollars ($20,000,000), and (ii) the price paid by the public for such shares reflects a preoffering valuation of EChapman of no less than Eighty Million Dollars ($80,000,000.00) (the "EChapman Public Offering"); and

    (g) The transactions contemplated by the CCMHI Merger Agreement shall have closed; and

    (h) CHI shall have received from Ferris, Baker Watts, Incorporated an updated opinion reasonably acceptable to CHI, dated as of the date on or about which the Proxy Statement/Prospectus is first distributed to the stockholders of CHI, to the effect that the consideration to be received by the stockholders of CHI in the Merger is fair, from a financial point of view, to the holders of CHI Common Stock, and such opinion shall not have been withdrawn as of the Closing Date.

    SECTION 8.2. ADDITIONAL CONDITIONS TO OBLIGATION OF CHI TO EFFECT THE MERGER. Unless waived by CHI, the obligation of CHI to effect the Merger shall be subject to the fulfillment on or prior to the Closing Date of the following additional conditions:

    (a) EChapman and Merger Subsidiary shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of EChapman and Merger Subsidiary contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and CHI shall have received a Certificate of the Chairman of the Board and the President of EChapman and Merger Subsidiary to that effect;

    (b) Chapman Capital Management Holdings, Inc. and CCMHI Merger
Subsidiary, Inc. shall have performed in all material respects their agreements contained in the CCMHI Merger Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Chapman Capital Management Holdings, Inc. and CCMHI Merger Subsidiary, Inc. contained in the CCMHI Merger Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and CHI shall have received a Certificate of the Chairman of the Board and the President of EChapman to that effect;

    (c) from the date hereof to the Closing Date, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, an EChapman Material Adverse Effect, taken as a whole; and

    (d) CHI shall have received an opinion from the law firm of Venable, Baetjer and Howard, LLP, dated the Closing Date, to the effect that the Merger should be treated as a tax-free reorganization for federal and state income tax purposes.

    SECTION 8.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF ECHAPMAN AND MERGER SUBSIDIARY TO EFFECT THE MERGER. Unless waived by EChapman and Merger Subsidiary, the obligations of EChapman and Merger Subsidiary to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the additional following conditions:

    (a) CHI shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of CHI contained in this Agreement shall be true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), as if made at and as of such date, and EChapman shall have received a Certificate of the Chairman of the Board and President of CHI to that effect;

    (b) the Affiliate Agreements required to be delivered to EChapman pursuant to Section 7.3 shall have been furnished as required by Section 7.3; and

    (c) from the date hereof to the Closing Date, there shall have been no changes that constitute, and no event or events shall have occurred which have resulted in or constitute, a CHI Material Adverse Effect, taken as a whole.

                                   ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.1. TERMINATION. This Agreement may be terminated by the mutual consent of the parties, or at any time prior to the Closing Date, whether before or after approval of the matters presented in connection with the Merger by the stockholders of CHI, as follows:

    (a) CHI shall have the right to terminate this Agreement;

        (i) if the Merger is not completed by June 30, 2000 other than on account of delay or default on the part of CHI;

        (ii) if the Merger or the transactions set forth in the CCMHI Merger Agreement are enjoined by a final, unappealable court order not entered at the request or with the support of CHI or any of their affiliates or associates;

        (iii) if the terms and conditions of Section 6.5(d) and Section 7.4(b) are satisfied; or

        (iv) if CHI's stockholders' vote is not sufficient to approve the transactions contemplated by this Agreement.

    (b) EChapman shall have the right to terminate this Agreement;

        (i) if the Merger is not completed by June 30, 2000 other than on account of delay or default on the part of EChapman;

        (ii) if the Merger or the transactions set forth in the CCMHI Merger Agreement are enjoined by a final, unappealable court order; or

        (iii) if CHI's stockholders' vote is not sufficient to approve the transactions contemplated by this Agreement.

    SECTION 9.2. EFFECT OF TERMINATION. In the event of termination of this Agreement by either EChapman or CHI as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no further obligation on the part of CHI, EChapman, Merger Subsidiary, or their respective officers or directors (except as set forth in this Section 9.2 and in Sections 7.1, 7.4 and 7.6, all of which shall survive the termination). Nothing in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

    SECTION 9.3. AMENDMENT. This Agreement may not be amended except by action taken by the parties' respective Boards of Directors or duly authorized committees thereof and then only by an instrument in writing signed on behalf of each of the parties hereto and in compliance with applicable law.

    SECTION 9.4. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall not be deemed to be continuing or to apply to any future obligation or requirement of any part hereto provided herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE X

                               GENERAL PROVISIONS

    SECTION 10.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Articles IV and V of this Agreement shall not survive the Merger, and after effectiveness of the Merger, CHI, EChapman, Merger Subsidiary or their respective officers or directors shall have no further obligation with respect thereto. The covenants and agreements set forth in this Agreement shall survive the Merger.

    SECTION 10.2. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) If to EChapman or Merger Subsidiary to:

       EChapman.com, Inc.
       World Trade Center--Baltimore
       28(th) Floor
       401 East Pratt Street
       Baltimore, MD 21202
       Attention: Nathan A. Chapman, Jr.

    with a copy to:

       Venable, Baetjer and Howard, LLP
       Suite 1800
       2 Hopkins Plaza
       Baltimore, MD 21201
       Attention: Elizabeth R. Hughes, Esq.

    (b) If to CHI, to:

       Chapman Holdings, Inc.
       World Trade Center--Baltimore
       28(th) Floor
       401 East Pratt Street
       Baltimore, MD 21202
       Attention: Donald V. Watkins
                Lottie H. Shackelford

    with a copy to:

       Blank Rome Comisky & McCauley LLP
       250 West Pratt Street
       Baltimore, MD 21201
       Attention: James R. Deveney, II, Esq.

    SECTION 10.3. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears (i) the words "herein," "hereof" and "hereunder" and other words of similar impact refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) reference to any Article or Section means such Article or Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

    SECTION 10.4. MISCELLANEOUS. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,
(b) is not intended to confer upon any other person any rights or remedies hereunder except for rights of indemnified parties under Section 7.10, and
(c) shall not be assigned by operation of law or otherwise. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF MARYLAND APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

    SECTION 10.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Each of the parties agrees to accept and be bound by facsimile signatures hereto.

    SECTION 10.6. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 10.7. EXHIBITS AND SCHEDULES. All Exhibits and Schedules referred to in this Agreement shall be attached hereto and are incorporated by reference herein.

    SECTION 10.8. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, and parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    SECTION 10.9. DEFINITION OF KNOWLEDGE. For those warranties and representations set forth in Article IV which are subject to the qualification "to EChapman's knowledge," EChapman will be deemed to have knowledge of a matter if (i) Nathan A. Chapman, Jr. has knowledge of the matter, or (ii) such matter has come, or should reasonably be expected to have come, to the attention of such individual if such individual had conducted a reasonable due diligence review of EChapman's operations and business, including, without limitation, reasonable inquiries to key personnel of EChapman regarding the business and operations of EChapman and a review of, and discussion with key personnel regarding, pertinent books and records of EChapman. For those warranties and representations set forth in Article V which are subject to the qualification "to CHI's knowledge," CHI will be deemed to have knowledge of a matter if
(i) Nathan A. Chapman, Jr. has knowledge of the matter, or (ii) such matter has come, or should reasonably be expected to have come, to the attention of any of such individual if such individual had conducted a reasonable due diligence review of CHI's operations and business, including, without limitation, reasonable inquiries to key personnel of CHI regarding the business and operations of CHI and a review of, and discussion with key personnel regarding, pertinent books and records of CHI.

    IN WITNESS WHEREOF, EChapman, Merger Subsidiary and CHI have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                                       ECHAPMAN.COM, INC.

                                                       By:  /S/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------------
                                                            Nathan A. Chapman, Jr.
                                                            Chairman of the Board and President

                                                       CHI MERGER SUBSIDIARY, INC.

                                                       By:  /S/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------------
                                                            Nathan A. Chapman, Jr.
                                                            President

                                                       CHAPMAN HOLDINGS, INC.

                                                       By:  /S/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------------
                                                            Nathan A. Chapman, Jr.
                                                            Chairman of the Board and President

                                                                        ANNEX II

                                                               November 11, 1999

The Board of Directors
Chapman Holdings, Inc.
World Trade Center--Baltimore
401 E. Pratt Street, 28(th) Floor
Baltimore, MD 21202

Members of the Board:

    Chapman Holdings, Inc. ("Chapman" or the "Company") has requested a review of the proposed transaction involving the combination of certain businesses. The businesses to be combined are the Company, Chapman Capital Management
Holdings, Inc., and Chapman Insurance Holdings, Inc. Specifically, you have requested a review of the consideration to be received by the shareholders of the Company in connection with the Transaction and public offering of
3.3 million shares of common stock (the "Offering") by the entity formed as a result of the Transaction, eChapman.com, Inc. ("eChapman.com").

    Pursuant to the Transaction, the Company's shareholders will receive 1.93295 shares of common stock of eChapman.com for each share of the Company. The Transaction will be contingent upon the successful completion of the Offering, subject to a minimum Offering size of $20 million and a minimum valuation for eChapman.com of $100 million post money.

    In connection with the Opinion, we have reviewed, among other things,
(i) the proposed Transaction, (ii) the Agreement and Plan of Merger dated November 9, 1999, (iii) the Form SB-2 dated November 8, 1999 for eChapman.com,
(iv) the historical operating results of the Company, and (v) internally prepared projections for the Company and eChapman.com. We have held discussions with the members of the management of the Company regarding the past and current business operations and financial condition as well as the future prospects for the Company and eChapman.com. We have reviewed industry specific data regarding the valuation of publicly traded companies in the brokerage, asset management, and online trading and online community businesses as well as other such information as we considered appropriate.

    Ferris, Baker Watts, Incorporated ("FBW") as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. Currently, FBW makes a market in the Company's common stock and FBW periodically prepares research reports on the financial services industry. FBW is also serving as the qualified independent underwriter for eChapman.com. FBW, its clients, its officers or its employees, in the normal course of business, may have a position in the common stock of the Company.

    In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all financial and other information reviewed by us for purposes of this opinion whether publicly available or provided to us by the Company or representatives of the Company, and we have not assumed any responsibility for independent verification of such information. We express no opinion as to the consideration to be received by holders of interests who may perfect dissenters statutory fair appraisal remedies.

    Our opinion is based upon economic, market and other conditions as in effect on, and the information made available to us, as of the date hereof. Our opinion is directed to the Board of Directors of the Company and does not constitute a recommendation to any stockholder of the Company as to how the stockholder should vote at the stockholder's meeting held in connection with the Transaction. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

    Based upon the foregoing and based upon other such matters that we consider relevant, it is our opinion that the consideration to be received by the shareholders of the Company as a result of the Transaction is fair from a financial point of view.

                                          Very truly yours,

                                          Ferris, Baker Watts, Incorporated

                                                                       ANNEX III

SECTION 3-201. "SUCCESSOR" DEFINED.

    (a) CORPORATION AMENDING CHARTER.--In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

    (b) CORPORATION WHOSE STOCK IS ACQUIRED.--When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1985, ch. 657.)

SECTION 3-202. RIGHT TO FAIR VALUE OF STOCK.

    (a) GENERAL RULE.--Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

        (1) The corporation consolidates or merges with another corporation;

        (2) The stockholder's stock is to be acquired in a share exchange;

        (3) The corporation transfers its assets in a manner requiring action under Section 3-105(e) of this title;

        (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

        (5) The transaction is governed by Section 3-602 of this title or exempted by Section 3-603(b) of this title.

    (b) BASIS OF FAIR VALUE.--(1) Fair value is determined as of the close of business:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

        (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

        (3) In any transaction governed by Section 3-602 of this title or exempted by Section 3-603(b) of this title, fair value shall be value determined in accordance with the requirements of Section 3-603(b) of this title.

    (c) WHEN RIGHT TO FAIR VALUE DOES NOT APPLY.--Unless the transaction is governed by Section 3-602 of this title or is exempted by Section 3-603(b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if:

        (1) The stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under Section 3-106; or

                                     III-1

           (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

        (2) The stock is that of the successor in a merger, unless:

           (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

           (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or

        (3) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976,
    ch. 567, Section 2; 1983, Sp. Sess., ch. 1; 1985, chs. 363, 657; 1990, ch.
    6, Section 2; 1993, ch. 605; 1997, ch. 717; 1999, ch. 395; ch. 459, Section
    1.)

SECTION 3-203. PROCEDURE BY STOCKHOLDER.

    (a) SPECIFIC DUTIES.--A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle:

        (1) Shall file with the corporation a written objection to the proposed transaction:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered;

        (2) May not vote in favor of the transaction; and

        (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment.

    (b) FAILURE TO COMPLY WITH SECTION.--A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976, ch. 567, Section 2; 1999, ch. 395.)

SECTION 3-204. EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS.

    A stockholder who demands payment for his stock under this subtitle:

        (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle; and

        (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976, ch. 567,
    Section 2.

SECTION 3-205. WITHDRAWAL OF DEMAND.

    A demand for payment may be withdrawn only with the consent of the successor. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

                                     III-2

SECTION 3-206. RESTORATION OF DIVIDEND AND OTHER RIGHTS.

    (a) WHEN RIGHTS RESTORED.--The rights of a stockholder who demands payment are restored in full, if:

        (1) The demand for payment is withdrawn;

        (2) A petition for an appraisal is not filed within the time required by this subtitle;

        (3) A court determines that the stockholder is not entitled to relief;
    or

        (4) The transaction objected to is abandoned or rescinded.

    (b) EFFECT OF RESTORATION.--The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-207. NOTICE AND OFFER TO STOCKHOLDERS.

    (a) DUTY OF SUCCESSOR.--(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

        (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

           (i) A balance sheet as of a date not more than six months before the date of the offer;

           (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

           (iii) Any other information the successor considers pertinent.

    (b) MANNER OF SENDING NOTICE.--The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1983, ch. 563;
1985, ch. 10, Section 3.)

    SECTION 3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS.

    (a) PETITION FOR APPRAISAL.--Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

    (b) CONSOLIDATION OF SUITS; JOINDER OF OBJECTORS.--(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

        (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
    Section 2.)

SECTION 3-209. NOTATION ON STOCK CERTIFICATE.

    (a) SUBMISSION OF CERTIFICATE.--At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the

                                     III-3
clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

    (b) TRANSFER OF STOCK BEARING NOTATION.--If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-210. APPRAISAL OF FAIR VALUE.

    (a) COURT TO APPOINT APPRAISERS.--If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

    (b) REPORT OF APPRAISERS--FILING.--Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

    (c) SAME--CONTENTS.--The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

    (d) SAME--SERVICE; OBJECTION.--(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

        (2) Within 15 days after the report is filed, any party may object to it and request a hearing. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
    Section 2.)

SECTION 3-211. ACTION BY COURT ON APPRAISERS' REPORT.

    (a) ORDER OF COURT.--The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

        (1) Confirms, modifies, or rejects it; and

        (2) If appropriate, sets the time for payment to the stockholder.

    (b) PROCEDURE AFTER ORDER.--(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

        (2) If the appraisers' report is rejected, the court may:

           (i) Determine the fair value of the stock and enter judgment for the stockholder; or

           (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

    (c) JUDGMENT INCLUDES INTEREST.--(1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under Section 3-202 of this subtitle.

        (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

           (i) the price which the successor offered for the stock;

                                     III-4

           (ii) The financial statements and other information furnished to the stockholder; and

           (iii) Any other circumstances it considers relevant.

    (d) COSTS OF PROCEEDINGS.--(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

           (i) The price which the successor offered for the stock;

           (ii) The financial statements and other information furnished to the stockholder; and

           (iii) Any other circumstances it considers relevant.

        (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

           (i) The successor did not make an offer for the stock under Section 3-207 of this subtitle; or

           (ii) the value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

    (e) EFFECT OF JUDGMENT.--The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976, ch. 567, Section 2.)

SECTION 3-212. SURRENDER OF STOCK.

    The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

        (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

        (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-213. RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.

    (a) GENERAL RULE.--A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle.

    (b) SUCCESSOR IN TRANSFER OF ASSETS.--After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

    (c) SUCCESSOR IN CONSOLIDATION, MERGER, OR SHARE EXCHANGE.--Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock. (An. Code 1957, art. 23 Section 73; 1975, ch. 311,
Section 2; 1976, ch. 567, Section 2.)

                                     III-5

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 2-418 of the Maryland General Corporation Law (the "MGCL") provides that the Registrant may indemnify any director who was, is or is threatened to be made a named defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director of the Registrant, or while a director, is or was serving at the request of the Registrant as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against reasonable expenses (including attorneys' fees), judgments, penalties, fines and settlements, actually incurred by the director in connection with such action, suit or proceeding, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to such action, suit or proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. If the action, suit or proceeding was one by or in the right of the Registrant, no indemnification shall be made with respect to any action, suit or proceeding in which the director shall have been adjudged to be liable to the Registrant. A director also may not be indemnified with respect to any action, suit or proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director is adjudged to be liable on the basis that a personal benefit was improperly received. Unless limited by the Registrant's Charter:
(i) a court of appropriate jurisdiction, upon application of a director, may order such indemnification as the court shall deem proper if it determines that the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, regardless of whether the director has met the standards of conduct required by MGCL Section 2-418; and (ii) the Registrant shall indemnify a director if such director is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above. However, with respect to any action, suit or proceeding by or in the right of the Registrant or in which the director was adjudged to be liable on the basis that a personal benefit was improperly received, the Registrant may only indemnify the director for any expenses (including attorneys' fees) incurred in connection with such action, suit or proceeding.

    MGCL Section 2-418 further provides that unless limited by the Registrant's Charter, the Registrant: (i) shall (a) indemnify an officer of the Registrant if such officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, and (b) indemnify an officer of the Registrant if a court of appropriate jurisdiction, upon application of an officer, shall order indemnification; (ii) may indemnify and advance expenses to an officer, employee or agent of the Registrant to the same extent that it may indemnify directors; and (iii) may indemnify and advance expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by the Charter, Bylaws, general or specific action of the Registrant's Board of Directors or contract.

    The Charter of the Registrant, provides that the Registrant shall indemnify its currently acting and its former directors and officers against any and all liabilities and expenses incurred in connection with their services in such capacities to the maximum extent permitted by the MGCL, as from time to time amended. If approved by the Board of Directors, the Registrant may indemnify its employees, agents and persons who serve and have served, at its request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture or other enterprise to the extent determined to be appropriate by the Board of Directors. The Registrant shall advance expenses to its directors and officers entitled to mandatory indemnification to the maximum extent permitted by the MGCL and may in the discretion of the Board of Directors advance expenses to employees, agents and others who may be granted indemnification.

    The Registrant's Charter provides that, to the fullest extent permitted by the MGCL, as amended or interpreted, no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages in connection with events occurring at the time such person served as a director or officer.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    These Exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-B.

    (a) Exhibit Index

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
  3.1                   Articles of Amendment and Restatement of the Company (Filed
                        as Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby
                        incorporated by reference)

  3.2                   Bylaws of the Company (Filed as Exhibit to EChapman.com,
                        Inc. Registration Statement on Form SB-2
                        (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby incorporated by reference)

  4 Form of common stock Certificate (Filed as Exhibit to EChapman.com, Inc. Registration Statement on Form SB-2
                        (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby incorporated by reference)

  5                     Opinion regarding legality of Venable, Baetjer and Howard,
                        LLP (To be filed by amendment)

  8 Opinion regarding tax matters of Venable, Baetjer and Howard, LLP (To be filed by amendment)

 10.1                   EChapman.com, Inc. 1999 Omnibus Stock Option Plan (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby
                        incorporated by reference)

 10.2                   Service Mark License Agreement between the Company and
                        Nathan A. Chapman, Jr. dated November 12, 1999 (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby
                        incorporated by reference)

 10.3                   Agreement and Plan of Merger by and between the Company, and
                        Chapman Holdings, Inc. dated November 12, 1999 (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby
                        incorporated by reference)

 10.4                   Agreement and Plan of Merger by and between the Company, and
                        Chapman Capital Management, Inc. dated November 12, 1999
                        (Filed as Exhibit to EChapman.com, Inc. Registration
                        Statement on Form SB-2 (File No. 333-90987) as filed with
                        the Securities and Exchange Commission on November 12, 1999
                        and hereby incorporated by reference)

 10.5                   Agreement and Plan of Merger by and between the Company, and
                        Chapman Insurance Holdings, Inc. dated November 12, 1999 (To be filed by amendment)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.6                   Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Holdings, Inc.) (Filed as Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby
                        incorporated by reference)

 10.7                   Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Capital Management
                        Holdings, Inc.) (Filed as Exhibit to EChapman.com, Inc.
                        Registration Statement on Form SB-2 (File No. 333-90987) as
                        filed with the Securities and Exchange Commission on
                        November 12, 1999 and hereby incorporated by reference)

 10.8                   Support Agreement between the Company and Nathan A. Chapman,
                        Jr. dated November 12, 1999 (Chapman Insurance Holdings)
                        (Filed as Exhibit to EChapman.com, Inc. Registration
                        Statement on Form SB-2 (File No. 333-90987) as filed with
                        the Securities and Exchange Commission on November 12, 1999
                        and hereby incorporated by reference)

 10.9                   Fully Disclosed Clearing Agreement between the Pershing
                        Division, Donaldson, Lufkin & Jenrette Securities
                        Corporation and The Chapman Co. dated March 16, 1999 (Filed as Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby
                        incorporated by reference)

 10.10                  $106,922 Promissory Note to The Chapman Co. from Nathan A.
                        Chapman, Jr. dated December 31, 1996 (Filed as Exhibit 10.1 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.11                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of The Chapman U.S. Treasury
                        Money Fund and The Chapman Institutional Cash Management
                        Fund dated April 30, 1997 (Filed as Exhibit 5(A) to
                        Post-Effective Amendment No. 13 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on August 7, 1997 and hereby incorporated by
                        reference)

 10.12                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Equity Fund dated
                        October 28, 1997 (Filed as Exhibit 5(B) to Post-Effective
                        Amendment No. 15 to The Chapman Funds, Inc.'s Registration
                        Statement on Form N-1A (File No. 33-25716;811-5697) as filed with the Securities and Exchange Commission on March 2, 1998 and hereby incorporated by reference)

 10.13                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Index Fund dated
                        October 28, 1997 (Filed as Exhibit 5(C) to Post-Effective
                        Amendment No. 16 to The Chapman Funds, Inc.'s Registration
                        Statement on Form N-1A (File Nos. 33-25716;811-5697) as
                        filed with the Securities and Exchange Commission on May 29,
                        1998 and hereby incorporated by reference)

 10.14                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Fixed Income Fund dated February 11, 1998 (Filed as Exhibit 5(D) to Post-
                        Effective Amendment No. 17 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on June 12, 1998 and hereby incorporated by
                        reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.15                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Multi-Manager
                        Equity Fund dated February 11, 1998 (Filed as Exhibit 5(E)
                        to Post-Effective Amendment No. 18 to The Chapman Fund,
                        Inc.'s Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on September 30, 1998 and hereby incorporated by reference)

 10.16                  Distribution Agreement between The Chapman Co. and The
                        Chapman Funds, Inc. on behalf of the DEM Multi-Manager Bond
                        Fund dated February 11, 1998 (Filed as Exhibit 5(F) to
                        Post-Effective Amendment No. 21 to The Chapman Funds, Inc.'s
                        Registration Statement on Form N-1A (File Nos.
                        33-25716;811-5697) as filed with the Securities and Exchange
                        Commission on July 15, 1999 and hereby incorporated by
                        reference)

 10.17                  Equipment Lease Agreement between The Chapman Co. and
                        Chapman Limited Partnership dated October 1, 1993 (Filed as
                        Exhibit 10.7 to Chapman Holdings, Inc.'s Registration
                        Statement on Form SB-2 (File No. 333-43487) as filed with
                        the Securities and Exchange Commission on December 30, 1997
                        and hereby incorporated by reference)

 10.18                  Trademark Assignment from The Chapman Co. to Nathan A.
                        Chapman, Jr. dated December 24, 1997 (Filed as Exhibit 10.8 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.19                  Trademark Assignment from The Chapman Co. to Nathan A.
                        Chapman, Jr. dated December 24, 1997 (Filed as Exhibit 10.9 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 33343487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.20                  License Agreement between The Chapman Co. and Nathan A.
                        Chapman, Jr. dated December 26, 1997 (Filed as Exhibit 10.10 to Chapman Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File 333-43487) as filed with the Securities and
                        Exchange Commission on December 30, 1997 and hereby
                        incorporated by reference)

 10.21                  $763,367 Promissory Note to The Chapman Co. from Chapman
                        Capital Management dated October 31, 1997 (Filed as Exhibit
                        10.11 to Pre-Effective Amendment No. 1 to Chapman Holdings,
                        Inc.'s Registration Statement on Form SB-2 (File No.
                        333-43487) as filed with the Securities and Exchange
                        Commission on February 17, 1998 and hereby incorporated by reference)

 10.22                  $176,250 Promissory Note to The Chapman Co. from Nathan A.
                        Chapman, Jr. dated February 11, 1998 (Filed as Exhibit 10.13 to Pre-Effective Amendment No. 1 to Chapman Holdings, Inc.'s
                        Registration Statement on Form SB-2 (File No. 333-43487) as
                        filed with the Securities and Exchange Commission on
                        February 17, 1998 and hereby incorporated by reference)

 10.23                  $100,000 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated May 1, 1998 (Filed as Exhibit
                        10.1 to Chapman Holding's Quarterly Report on Form 10Q-SB
                        (File No. 0-23587) as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

 10.24                  $285,587.34 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated March 11, 1998 (Filed as
                        Exhibit 10.2 to Chapman Holding, Inc.'s Quarterly Report on
                        Form 10Q-SB as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.25                  $51,690 Promissory Note to Chapman Holdings, Inc. from
                        Nathan A. Chapman, Jr. dated December 31, 1998 (Filed as
                        Exhibit 10.17 to Post-Effective Amendment No. 2 to Chapman
                        Holdings, Inc.'s Registration Statement on Form SB-2 (File
                        No. 333-48419) as filed with the Securities and Exchange
                        Commission on March 18, 1999 and hereby incorporated by
                        reference)

 10.26                  Agreement between Chapman Holdings, Inc. and Chapman Capital
                        Management Holdings, Inc. as to Allocation of Shared
                        Expenses dated as of January 1, 1999 (Filed as Exhibit 10.1 to Chapman Holdings, Inc.'s Quarterly Report on Form 10Q-SB
                        (File No. 0-23587) as filed with the Securities and Exchange
                        Commission on May 17, 1999 and hereby incorporated by
                        reference)

 10.27                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of The Chapman U.S. Treasury Money Fund and The
                        Chapman Institutional Management Fund dated April 20, 1997
                        (Filed as Exhibit 4(A) to Post-Effective Amendment No. 13 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (file Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on August 7, 1997 and
                        hereby incorporated by reference)

 10.28                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Equity Fund dated October 28, 1997
                        (Filed as Exhibit 4(B) to Post-Effective Amendment No. 15 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (File No. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on March 2, 1998 and
                        hereby incorporated by reference)

 10.29                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Index Fund dated October 28, 1997
                        (Filed as Exhibit 4(C) to Post-Effective Amendment No. 16 to
                        The Chapman Funds, Inc.'s Registration Statement on Form
                        N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on May 29, 1998 and
                        hereby incorporated by reference)

 10.30                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Fixed Income Fund dated February 11,
                        1998 (Filed as Exhibit 4(D) to Post-Effective Amendment No.
                        17 to The Chapman Funds, Inc.'s Registration Statement on
                        Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on June 12, 1998 and
                        hereby incorporated by reference)

 10.31                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and The Chapman Funds, Inc.
                        on behalf of the DEM Multi-Manager Equity Fund dated October
                        23, 1999 (Filed as Exhibit 4(E) to Post-Effective Amendment
                        No. 18 to The Chapman Funds, Inc.'s Registration Statement
                        on Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on September 30, 1998 and
                        hereby incorporated by reference)

 10.32                  Advisory and Administrative Services Agreement between
                        Chapman Capital Management, Inc. and the Chapman Funds, Inc.
                        on behalf of the DEM Multi-Manager Bond Fund dated October
                        23, 1998 (Filed as Exhibit 4(F) to Post-Effective Amendment
                        No. 21 to The Chapman Funds, Inc.'s Registration Statement
                        on Form N-1A (File Nos. 33-25716;811-5697) as filed with the
                        Securities and Exchange Commission on July 15, 1999 and
                        hereby incorporated by reference)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 10.33                  Advisory Agreement for Separate Account dated June 1, 1995
                        (Filed as Exhibit 10.5 to Amendment No. 2 to Chapman Capital
                        Management Holdings, Inc.'s Registration Statement on From
                        SB-2 (File No. 333-51883) as filed with the Securities and
                        Exchange Commission on June 22, 1998 and hereby incorporated by reference)

 10.34                  Agreement & Declaration of Trust between Chapman Capital
                        Management, Inc. and Bankers Trust Company dated November 1,
                        1996 (Filed as Exhibit 10.6 to Chapman Capital Management
                        Holding's Registration Statement on Form SB-2 (File No.
                        333-51883) as filed with the Securities and Exchange
                        Commission on May 5, 1998 and hereby incorporated by
                        reference)

 10.35                  Agreement between Bankers Trust Company and Chapman Capital
                        Management, Inc. dated November 1, 1996 (Filed as Exhibit
                        10.7 to Chapman Capital Management Holding's Registration
                        Statement on Form SB-2 (File No. 333-51883) as filed with
                        the Securities and Exchange Commission on May 5, 1998 and
                        hereby incorporated by reference)

 10.36                  Agreement between Bankers Trust Company and Chapman Capital
                        Management and Tremont Partners, Inc. and Stamberg Prestia,
                        Ltd. dated November 1, 1996 (Filed as Exhibit 10.8 to
                        Chapman Capital Management Holding's Registration Statement
                        on Form SB-2 (File No. 333-51883) as filed with the
                        Securities and Exchange Commission on May 5, 1998 and hereby incorporated by reference)

 10.37                  Service Mark License Agreement between Chapman Capital
                        Management Holdings, Inc., Chapman Capital Management, Inc.
                        and Nathan A. Chapman, Jr. dated as of June 9, 1998 Filed as
                        Exhibit 10.10 to Amendment No. 2 to Chapman Capital
                        Management Holdings, Inc.'s Registration Statement on Form
                        SB-2 (File No. 333-51883) as filed with the Securities and
                        Exchange Commission on June 22, 1998 and hereby incorporated by reference)

 10.38                  $65,000 Promissory Note to Chapman Capital Management
                        Holdings, Inc. from Nathan A. Chapman, Jr. dated August 21,
                        1998 (Filed as Exhibit 10.1 to Chapman Capital Management
                        Holdings, Inc.'s Quarterly Report on Form 10Q-SB (File No.
                        0-24213) as filed with the Securities and Exchange
                        Commission on November 16, 1998 and hereby incorporated by reference)

 10.39                  $45,000 Demand Note to Chapman Capital Management, Inc. from
                        Nathan A. Chapman, Jr. dated July 2, 1998 (Filed as Exhibit
                        10.2 to Chapman Capital Management Holdings, Inc.'s
                        Quarterly Report on Form 10Q-SB (File No. 0-24213) as filed with the Securities and Exchange Commission on November 16,
                        1998 and hereby incorporated by reference)

 10.40                  $242,000 Promissory Note to Chapman Capital Management
                        Holdings, Inc. from Nathan A. Chapman, Jr. dated as of July
                        29, 1999 (Filed as Exhibit 10.2 to Chapman Capital
                        Management Holdings, Inc.'s Quarterly Report on Form 10Q-SB
                        as filed with the Securities and Exchange Commission on
                        August 20, 1999 and hereby incorporated by reference)

 21                     Subsidiaries of the Company (Filed as Exhibit to
                        EChapman.com, Inc. Registration Statement on Form SB-2
                        (File No. 333-90987) as filed with the Securities and Exchange Commission on November 12, 1999 and hereby incorporated by reference)

 23.1                   Consent of Arthur Andersen LLP (Filed herewith)

 23.2                   Consent of Venable, Baetjer and Howard, LLP (included in
                        Exhibit 5) (To be filed by amendment)

 24.1                   Power of Attorney (Filed herewith)

EXHIBIT
NUMBER                                          DESCRIPTION
---------------------                           -----------
 24.2                   Consent to serve as director (Raymond Haysbert) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 24.3                   Consent to serve as director (Kweisi Mfume) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 24.4                   Consent to serve as director (Mark Jefferson) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 24.5                   Consent to serve as director (Adolph Washington) (Filed as
                        Exhibit to EChapman.com, Inc. Registration Statement on
                        Form SB-2 (File No. 333-90987) as filed with the Securities and Exchange Commission on November 15, 1999 and hereby
                        incorporated by reference)

 27                     Financial Data Schedule (Filed herewith)

    (b) No financial statement schedules are required to be filed herewith pursuant to Item 21(b) of this Form.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement (or the most recent post-effective amendment thereof); and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any additional or changed material information with respect to the plan of distribution.

        (2) That, for the purpose of determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (c) The undersigned Registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (d) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (e) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Baltimore, state of Maryland on November 18, 1999.

                                                       ECHAPMAN.COM, INC.

                                                       By:  /s/ NATHAN A. CHAPMAN, JR.
                                                            -----------------------------------------
                                                            Nathan A. Chapman, Jr.
                                                            PRESIDENT

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                     SIGNATURES                                   TITLE                   DATE
                     ----------                                   -----                   ----
             /s/ NATHAN A. CHAPMAN, JR.                President and Director
     -------------------------------------------         (Principal Executive       November 18, 1999
               Nathan A. Chapman, Jr.                    Officer)

                                                       Treasurer and Chief
                 /s/ DEMETRIS BROWN                      Financial Officer
     -------------------------------------------         (Principal Financial       November 18, 1999
                   Demetris Brown                        Officer and Principal
                                                         Accounting Officer)

    The Entire Board of Directors:

        Nathan A. Chapman, Jr.
        Earl U. Bravo

By:  /s/ NATHAN A. CHAPMAN, JR.
     ---------------------------------------
     Nathan A. Chapman, Jr.                                        November 18, 1999
     Attorney-in-Fact